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                                                               EXHIBIT 10(jj)
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                             REGIS CORPORATION

                                as Borrower

                   AMENDED AND RESTATED CREDIT AGREEMENT

                      Dated as of December 30, 1997

                          LASALLE NATIONAL BANK

                                  as Agent




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                             TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

1    DEFINITIONS AND TERMS. . . . . . . . . . . . . . . . . . . . . . . . .  1
       1A.    Certain Definitions . . . . . . . . . . . . . . . . . . . . .  1
       1B.    Certain Terms . . . . . . . . . . . . . . . . . . . . . . . . 17

2    REVOLVING CREDIT LOANS: COMMITMENTS AND BORROWING PROCEDURES . . . . . 18
       2A.    Revolving Credit Commitments. . . . . . . . . . . . . . . . . 18
       2B.    Borrowing Procedures under the Revolving Credit Commitment. . 18

3    REVOLVING CREDIT LOANS: NOTES AND INTEREST . . . . . . . . . . . . . . 18
       3A.    Revolving Credit Notes. . . . . . . . . . . . . . . . . . . . 18
       3B.    Recordation . . . . . . . . . . . . . . . . . . . . . . . . . 19
       3C.    Interest Rates; Default Rate. . . . . . . . . . . . . . . . . 19
       3D.    Computation of Interest . . . . . . . . . . . . . . . . . . . 20
       3E.    Conversion and Reborrowing of Loans . . . . . . . . . . . . . 20
       3F.    Change of Law . . . . . . . . . . . . . . . . . . . . . . . . 20
       3G.    Unavailability of Deposits or Inability to Ascertain the
              LIBOR Rate or Adjusted LIBOR Rate . . . . . . . . . . . . . . 21
       3H.    Yield Protection, Etc . . . . . . . . . . . . . . . . . . . . 21
       3I.    Funding Indemnity . . . . . . . . . . . . . . . . . . . . . . 22
       3J.    Discretion of Lenders as to Manner of Funding . . . . . . . . 23
       3K.    Interest Laws . . . . . . . . . . . . . . . . . . . . . . . . 23
       3L.    Letters of Credit . . . . . . . . . . . . . . . . . . . . . . 24
       3M.    Unused Portion Fee. . . . . . . . . . . . . . . . . . . . . . 31
       3N.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . 31

4    LOANS: GENERAL TERMS AND CONDITIONS TO LENDING . . . . . . . . . . . . 32
       4A.    General Conditions. . . . . . . . . . . . . . . . . . . . . . 32
              4A(1)   Payments to Agent . . . . . . . . . . . . . . . . . . 32
              4A(2)   Automatic Debit . . . . . . . . . . . . . . . . . . . 32
              4A(3)   Payment to Lenders. . . . . . . . . . . . . . . . . . 32
              4A(4)   Pro Rata Treatment; Sharing of Payments . . . . . . . 32
              4A(5)   Non-Receipt of Funds by the Agent . . . . . . . . . . 33
              4A(6)   Conditions Precedent Events . . . . . . . . . . . . . 34
              4A(7)   Offset. . . . . . . . . . . . . . . . . . . . . . . . 34
              4A(8)   Discretionary Disbursements . . . . . . . . . . . . . 34
              4A(9)   Termination Dates; Continuance of Obligations, Etc. . 34
              4A(10)  Loan Evidence . . . . . . . . . . . . . . . . . . . . 34
              4A(11)  Over-Advances . . . . . . . . . . . . . . . . . . . . 35

                                       i
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              4A(12)  Lending Offices . . . . . . . . . . . . . . . . . . . 35
              4A(13)  Several Obligations; Remedies Independent . . . . . . 35
              4A(14)  Prepayment. . . . . . . . . . . . . . . . . . . . . . 35
       4B.    Conditions to Lending . . . . . . . . . . . . . . . . . . . . 35
              4B(2)   Accountant's Letter . . . . . . . . . . . . . . . . . 37

5    TERM LOAN A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
       5A.    Term Loan A Commitment; Term Loan A Note. . . . . . . . . . . 37
       5B.    Borrowing Procedure under the Term Loan A Commitment. . . . . 37
       5C.    Interest Rate; Default Rate . . . . . . . . . . . . . . . . . 37
       5D.    Installment Payments of Principal . . . . . . . . . . . . . . 38
       5E.    Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . 38

6    TERM LOAN B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
       6A.    Term Loan B Commitments; Term Loan B Notes; Recordation . . . 38
       6B.    Borrowing Procedures under the Term Loan B Commitment . . . . 39
       6C.    Interest Rates; Default Rate. . . . . . . . . . . . . . . . . 39
       6D.    Computation of Interest . . . . . . . . . . . . . . . . . . . 40
       6E.    Conversion and Reborrowing of Loans . . . . . . . . . . . . . 40
       6F.    Change of Law . . . . . . . . . . . . . . . . . . . . . . . . 41
       6G.    Unavailability of Deposits or Inability to Ascertain the
              LIBOR Rate or Adjusted LIBOR Rate . . . . . . . . . . . . . . 41
       6H.    Yield Protection, Etc . . . . . . . . . . . . . . . . . . . . 41
              (i)     Increased Costs . . . . . . . . . . . . . . . . . . . 41
              (ii)    Capital Adequacy. . . . . . . . . . . . . . . . . . . 42
       6I.    Funding Indemnity . . . . . . . . . . . . . . . . . . . . . . 43
       6J.    Discretion of Lenders as to Manner of Funding . . . . . . . . 43
       6K.    Interest Laws . . . . . . . . . . . . . . . . . . . . . . . . 43
       6L.    Unused Term Loan B Commitment Fee . . . . . . . . . . . . . . 44
       6M.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . 44

7    AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 44
       7A.    Financial Statements. . . . . . . . . . . . . . . . . . . . . 44
       7B.    Inspection of Property. . . . . . . . . . . . . . . . . . . . 48
       7C.    Covenant to Secure Notes Equally. . . . . . . . . . . . . . . 48
       7D.    Keeping of Books and Bank Accounts. . . . . . . . . . . . . . 48
       7E.    Incorporation of Other Debt Covenants . . . . . . . . . . . . 49
       7F.    Corporate Existence, etc. . . . . . . . . . . . . . . . . . . 49
       7G.    Payment of Taxes and Claims . . . . . . . . . . . . . . . . . 49
       7H.    Compliance with Laws, etc . . . . . . . . . . . . . . . . . . 49
       7I.    Maintenance of Properties; Insurance. . . . . . . . . . . . . 50
       7J.    Covenant to Amend . . . . . . . . . . . . . . . . . . . . . . 50
       7K.    Maintenance of Accounts . . . . . . . . . . . . . . . . . . . 50

                                       ii
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8    NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . 50
       8A.    (i)     Interest Coverage . . . . . . . . . . . . . . . . . . 51
              (ii)    Consolidated Net Worth. . . . . . . . . . . . . . . . 51
              (iii)   Tangible Net Worth. . . . . . . . . . . . . . . . . . 51
       8B.    Intentionally omitted . . . . . . . . . . . . . . . . . . . . 51
       8C(1)  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
       8C(2)  Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
       8C(3)  Investments . . . . . . . . . . . . . . . . . . . . . . . . . 52
       8C(4)  Sale of Stock and Debt of Restricted Subsidiaries . . . . . . 53
       8C(5)  Merger and Consolidation. . . . . . . . . . . . . . . . . . . 53
       8C(6)  Transfer of Assets. . . . . . . . . . . . . . . . . . . . . . 54
       8C(7)  Sale or Discount of Receivables . . . . . . . . . . . . . . . 54
       8C(8)  Transactions with Affiliates. . . . . . . . . . . . . . . . . 54
       8C(9)  Restricted Subsidiary Dividend Restrictions . . . . . . . . . 54
       8C(10) Tax Consolidation . . . . . . . . . . . . . . . . . . . . . . 54
       8D.    Transactions by Restricted Subsidiaries . . . . . . . . . . . 54
       8E.    Compliance with ERISA . . . . . . . . . . . . . . . . . . . . 55

9    REPRESENTATIONS, COVENANTS AND WARRANTIES. . . . . . . . . . . . . . . 56
       9A.    Organization; Subsidiaries. . . . . . . . . . . . . . . . . . 56
       9B.    Financial Statements and Condition. . . . . . . . . . . . . . 56
       9C.    Actions Pending . . . . . . . . . . . . . . . . . . . . . . . 57
       9D.    Outstanding Debt. . . . . . . . . . . . . . . . . . . . . . . 57
       9E.    Title to Properties . . . . . . . . . . . . . . . . . . . . . 57
       9F.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
       9G.    Conflicting Agreements and Other Matters. . . . . . . . . . . 58
       9H.    Regulation U. . . . . . . . . . . . . . . . . . . . . . . . . 58
       9I.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
       9J.    Governmental Consent. . . . . . . . . . . . . . . . . . . . . 60
       9K.    Status Under Certain Federal Statutes . . . . . . . . . . . . 60
       9L.    Foreign Assets Control Regulations, etc . . . . . . . . . . . 60
       9M.    Intellectual Property . . . . . . . . . . . . . . . . . . . . 60
       9N.    Environmental Matters . . . . . . . . . . . . . . . . . . . . 60
       9O.    Affiliate Transactions and Agreements . . . . . . . . . . . . 61
       9P.    Accuracy of Information . . . . . . . . . . . . . . . . . . . 61
       9Q.    Securities Transaction. . . . . . . . . . . . . . . . . . . . 61
       9R.    Compliance with Laws. . . . . . . . . . . . . . . . . . . . . 61
       9S.    Labor . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
       9T.    Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . 61
       9U.    Securities Laws Filings . . . . . . . . . . . . . . . . . . . 62
       9V.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . 62
       9W.    Corporate Names . . . . . . . . . . . . . . . . . . . . . . . 62

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10   DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
       10A.   Events of Default . . . . . . . . . . . . . . . . . . . . . . 62
       10B.   Acceleration and Termination of Loans . . . . . . . . . . . . 64
       10C.   Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . 64

11   THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
       11A.   Appointment, Powers and Immunities. . . . . . . . . . . . . . 65
       11B.   Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . 65
       11C.   Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . 65
       11D.   Rights as a Lender. . . . . . . . . . . . . . . . . . . . . . 66
       11E.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . 66
       11F.   Non-Reliance on Agent and other Lenders . . . . . . . . . . . 66
       11G.   Failure to Act. . . . . . . . . . . . . . . . . . . . . . . . 67
       11H.   Resignation or Removal of Agent . . . . . . . . . . . . . . . 67

12   GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
       12A.   Payment Application Date. . . . . . . . . . . . . . . . . . . 67
       12B.   Statement of Account. . . . . . . . . . . . . . . . . . . . . 67
       12C.   Manner of Application; Waiver of Setoff Prohibition . . . . . 68
       12D.   Suvival of Representations and Warranties . . . . . . . . . . 68
       12E.   Amendment and Restatement; Amendment; Assignment. . . . . . . 68
       12F.   No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . 70
       12G.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . 70
       12H.   Successors and Assigns. . . . . . . . . . . . . . . . . . . . 71
       12I.   Conflict with Other Agreements. . . . . . . . . . . . . . . . 71
       12J.   No Impairment by Termination. . . . . . . . . . . . . . . . . 71
       12K.   Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
       12L.   Costs, Fees and Expenses Related to Agreement and Other
              Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . 71
       12M.   Release . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
       12N.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 72
       12O.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
       12P.   FORUM; AGENT; VENUE; JURY TRIAL WAIVER. . . . . . . . . . . . 72
       12Q.   Other Costs, Fees and Expenses. . . . . . . . . . . . . . . . 73
       12R.   Revival . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
       12S.   Acknowledgments . . . . . . . . . . . . . . . . . . . . . . . 73
       12T.   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . 73
       12U.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . 73
       12V.   Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . 73

                              INDEX TO EXHIBITS


Exhibit 1A(i)           Note Agreement

Exhibit 1A(ii)          Subsidiaries of Borrower

Exhibit 3A              Form of Revolving Credit Note

Exhibit 3L(k)           Existing Letters of Credit

Exhibit 4B(1)(ii)(b)    Legal Opinion of Borrower's Counsel

Exhibit 4B(1)(ii)(i)    Offset Sharing Agreement

Exhibit 5A              Form of Term Loan A Note

Exhibit 6A              Form of Term Loan B Note

Exhibit 9B              Certain Other Obligations

Exhibit 9D              Schedule of Debt

Exhibit 9O              Affiliate Transactions and Agreements

Exhibit 9V              Insurance

Exhibit 9W              Assumed Corporate Names

                    AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made as of December 30, 1997, by and among REGIS CORPORATION, a Minnesota corporation ("Borrower"), each of the lending institutions that is a signatory hereto (each, a "Lender" and, collectively, the "Lenders"), and LASALLE NATIONAL BANK, a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, "Agent").

                             W I T N E S S E T H:

     WHEREAS, Borrower, Lenders and Agent entered into a Credit Agreement dated as of June 21, 1994, as amended by an Amendment to Credit Agreement dated as of March 10, 1995, a Second Amendment to Credit Agreement dated as of July 20, 1995, a Third Amendment to Credit Agreement dated as of March 19, 1996, a Fourth Amendment to Credit Agreement dated as of July 9, 1996, a Fifth Amendment to Credit Agreement dated as of October 28, 1996, a Sixth Amendment to Credit Agreement dated as of March 19, 1997, and a Seventh Amendment to Credit Agreement dated as of July 11, 1997 (the "Original Credit Agreement"); and

     WHEREAS, Borrower and Lenders desire to amend and restate the covenants, terms and conditions governing the loans and other financial accommodations being provided by Lenders to Borrower pursuant to the Original Credit Agreement, and to add back the concept of "Agent", which was deleted by the Fourth Amendment to Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                           1 DEFINITIONS AND TERMS

     1A. CERTAIN DEFINITIONS. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

               "ADJUSTED LIBOR RATE" means a rate per annum determined pursuant to the following formula:

          Adjusted LIBOR Rate =       LIBOR RATE
                                  ---------------------------
                                  100% - Reserve Percentage

               "AFFILIATE" means (i) any Responsible Officer or member of the Board of Directors of Borrower, (ii) any holder of at least 10% of the total combined voting power of all classes of Voting Stock (or the equivalent) of Borrower or of any corporation or other entity which directly or indirectly controls Borrower, (iii) the spouse, any sibling (by blood or adoption), or any descendant (by blood or adoption) of any individual referred to in clause (i) or (ii) above, or any spouse of any such sibling or descendant or any descendant of any such sibling, (iv) any trust in which any Person referred to in clause (i), (ii) or (iii) above has a substantial beneficial interest, (v) any corporation or other entity (a) of which Borrower or any Person referred to in clause (i),
     (ii), (iii) or (iv) above holds at least 10% of the total combined economic interest of all classes of Common Stock (or the equivalent) or at least 10% of the total combined voting power of all classes of Voting Stock (or the equivalent) or (b) directly or indirectly controlled by any Person referred to in clause (i), (ii), (iii) or (iv) above, and
     (vi) any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, Borrower, PROVIDED that a Restricted Subsidiary shall not be an Affiliate. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

               "AGGREGATE PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" means, with respect to any eight consecutive fiscal quarter period subsequent to June 30, 1994, the sum of the Percentages of Earnings Capacity Transferred for each asset of Borrower and its Restricted Subsidiaries that is Transferred during such period.

               "AGGREGATE PERCENTAGE OF TOTAL ASSETS TRANSFERRED" means, with respect to any eight consecutive fiscal quarter period subsequent to June 30, 1994, the sum of the Percentages of Total Assets Transferred for each asset of Borrower and its Restricted Subsidiaries that is Transferred during such period.

               "APPLICABLE LENDING OFFICE" means, for each Lender, the "Lending Office" of such Lender (or an Affiliate thereof) designated on the signature pages hereof or such other office of such Lender (or an Affiliate thereof) as such Lender may from time to time specify to Agent and Borrower as the office by which its Loans are to be made and maintained.

               "AVERAGE CONSOLIDATED NET INCOME" means, as of any time of determination thereof, the average Consolidated Net Income of Borrower and Restricted Subsidiaries for the three complete fiscal years of Borrower then most recently ended.

               "BASE RATE" means, for any date, the greater of (i) the Federal Funds Rate in effect on such date plus one-half of one percent (0.5%) per annum, and (ii) the rate of interest (expressed as a percentage per annum) most recently announced or published publicly from time to time by Agent as its prime rate of interest, which is not necessarily the lowest or most favorable rate of interest charged by Agent on commercial loans at any one time. The rate of interest shall change automatically and immediately as and when the Federal Funds Rate or Agent's prime rate of interest shall change, without notice to Borrower, and any notice to which it may be entitled is hereby waived, and any such change in the Federal Funds Rate or Agent's prime rate of interest shall not affect any of the terms and conditions of this Agreement, all of which shall remain in full force and effect.

               "BASE RATE LOAN" means a Loan bearing interest based upon the Base Rate.

               "BORROWER'S LIABILITIES" means all obligations and liabilities of Borrower in the aggregate to Lenders (including, without limitation, all debts, claims, indebtedness, foreign exchange contracts and interest rate swaps) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the Other Agreements, or by oral agreement or operation of law or otherwise.

               "BUSINESS DAY" means any day on which Agent is open for the transaction of commercial banking business in Chicago, Illinois, other than a Saturday or Sunday, and with respect to LIBOR Loans, dealing in United States dollar deposits in London, England.

               "CAPITALIZED LEASE OBLIGATION" means any rental obligation which, under GAAP, is or will be required to be capitalized on the books of Borrower or any Restricted Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with GAAP.

               "CASH EQUIVALENTS" means, at any time, any assets of Borrower which are readily convertible into money, including, without limitation, deposits with any bank or financial institution (whether as demand deposits or time deposits, and whether or not evidenced by certificates of deposit), and readily marketable securities of any type.

               "CHANGE OF CONTROL" means the occurrence of either of the following:

          (a) individuals who constitute the Board of Directors of Borrower (any such Board, an "Incumbent Board") cease for any reason, during a period of two (2) consecutive years, to constitute at least a majority of such Board, provided, that any new director who is approved by a vote of at least two-thirds of the applicable Incumbent Board shall be considered a member of such Incumbent Board (other than an individual initially assuming office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person, entity or group other than such Incumbent Board); or

          (b) the approval by the stockholders of Borrower of a merger, consolidation or reorganization involving Borrower, unless (i) the stockholders of Borrower immediately before such merger, consolidation or reorganization own immediately thereafter at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the surviving corporation in substantially the same proportion as their ownership of securities immediately before any such transaction; and (ii) the individuals constituting an Incumbent Board immediately prior to such merger, consolidation or reorganization constitute at least a majority of the Board of the applicable surviving corporation.

               "CHARGES" means all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including, without limitation, the
     PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to Borrower's Liabilities, Borrower's business, income and/or gross receipts.

               "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

               "COMMERCIAL L/C MARGIN" means sixty-two and one-half (62.5) basis points; PROVIDED, HOWEVER, that as long as the ratio of Total Debt to the sum of Total Debt and Consolidated Net Worth does not exceed .35 to 1.00, Commercial L/C Margin shall mean fifty-five (55) basis points.

               "COMMON STOCK" means, as applied to any corporation, shares of such corporation which shall not be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation.

               "COMPUTATION PARAGRAPHS" shall have the meaning assigned to such term in PARAGRAPH 7A(iii).

               "CONSOLIDATED INTEREST EXPENSE" means, with respect to any period, the total consolidated interest expense of Borrower and its Restricted Subsidiaries for such period determined in accordance with GAAP (calculated (i) to include imputed interest on Capitalized Lease Obligations pursuant to GAAP, the amount of the unused portion fee described in PARAGRAPH 4A(14) and the amount of the unused Term Loan B Commitment fee described in PARAGRAPH 6L, and (ii) to exclude amortization of debt discount to the extent not actually paid in cash).

               "CONSOLIDATED NET WORTH" means, at any date, (i) the shareholders' equity (or deficit) of Borrower and its Restricted Subsidiaries, as the same would be shown on a consolidated balance sheet of Borrower and its Restricted Subsidiaries at such date prepared in accordance with GAAP, MINUS (ii) the aggregate amount of Investments in Unrestricted Subsidiaries which are deemed not to be Investments for purposes of PARAGRAPH 8C(3) as a result of clause (vii)(b) thereof.

               "CONVERSION DATE" means the Business Day on which a Base Rate Loan is converted to a LIBOR Loan.

               "CURRENT DEBT" means, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof, PROVIDED that Indebtedness outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Current Debt and not Funded Debt.

               "DEBT" means Current Debt and Funded Debt.

               "DEFAULT RATE" shall have the meaning assigned to such term in PARAGRAPHS 3C(iii), 5C AND 6C(iii) hereof.

               "EARLY TERMINATION DATE" means the date, pursuant to PARAGRAPH 10B, upon which, whether by notice or by right hereunder, Lenders' obligation to extend credit hereunder is terminated.

               "EBIT" means, with respect to any period, Consolidated Net Income for such period (i) PLUS Consolidated Interest Expense for such period, (ii) PLUS or MINUS (as appropriate) any provision for income taxes for such period, all in accordance with GAAP.

               "ENVIRONMENTAL LAWS" means all statutes, ordinances, orders, rules, regulations, plans, policies, or decrees relating to (i) protection of the environment, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials or (iii) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare related to Hazardous Materials, in any manner applicable to Borrower or an Affiliate (including any Restricted Subsidiary) or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
     Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Federal Water Pollution Control
     Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act(42 U.S.C.
     Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.
     Section 2601 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C.
     Section 651 ET SEQ.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 ET SEQ.), each as amended or supplemented, and any analogous present or future local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and, unless the context otherwise requires, the regulations promulgated thereunder and any successor statute.

               "ERISA AFFILIATE" means each trade or business (whether or not incorporated) which together with Borrower, a Subsidiary, or an Affiliate would be deemed to be a "single employer" within the meaning of SECTION 4001(b) of ERISA or, where applicable, would be treated as "single employer" under SECTION 412(c)(11) of the Code.

               "ERISA TERMINATION EVENT" means (i) a "Reportable Event" described in SECTION 4043 of ERISA and the regulations thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under such regulations), (ii) the withdrawal of Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer," as defined in SECTION 4001(a) of ERISA, including a cessation of operations that is treated as a withdrawal by a "substantial employer" under SECTION 4062(e) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under SECTION 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, (v) any other event or condition which in the reasonable judgment of Borrower is likely to constitute grounds under SECTION 4042 of ERISA for the termination of, or the appointment of a trustee to or any ERISA administer, any Plan, or (vi) the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan.

               "EVENT OF DEFAULT" shall have the meaning assigned to such term in PARAGRAPH 10A hereof.

               "EXCESS INTEREST" shall have the meaning assigned to such term in PARAGRAPHS 3K AND 6K hereof.

               "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Agent on such day on such transactions as determined by the Agent.

               "FINANCIALS" means those financial statements of Borrower heretofore or concurrently herewith delivered by or on behalf of Borrower to Agent.

               "FUNDED DEBT" means with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendable at the option of the debtor to a date more than one year from, the date of the creation thereof, PROVIDED that indebtedness outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Current Debt and not Funded Debt.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "GENERAL INTANGIBLES" means all choses in action, causes of action and all other intangible property of Borrower of every kind and nature now owned or hereafter acquired by Borrower, including, without limitation, corporate and other business records, deposit accounts, inventions, designs, patents, patent and trademark registrations and applications, trademarks, trade names, trade secrets, goodwill, copyrights registrations, licenses, franchises, deferred tax benefits, tax refund claims, prepaid expenses, computer programs not included in Capital, Property and Equipment on the annual audited financial statements of Borrower, covenants not to compete, customer lists and mailing lists, contract rights, indemnification rights, causes of actions and any letters of credit, guarantee claims, security interests or other security held by or granted to Borrower.

               "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court having jurisdiction over Borrower or any Facility.

               "GUARANTEE" means, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                    "INDEBTEDNESS" means, with respect to any Person, without duplication, (i) all items (excluding items of (a) contingency reserves, (b) reserves for deferred income taxes, (c) deferred compensation to the extent that such deferred compensation items are fully funded by life insurance policies, (d) deferred rent, (e) post retirement benefits liabilities determined in accordance with Financial Accounting Standards Board Statement No. 106, and (f) current liabilities for trade payables, tax and payroll obligations) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined (including all Capitalized Lease Obligations, all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured and all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured), (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness and other obligations of others with respect to which such Person has become liable by way of Guarantee.

               "INTEREST COVERAGE RATIO" means, with respect to any period, the ratio of (i) EBIT for such period to (ii) Consolidated Interest Expense for such period.

               "INTEREST PERIOD" means, with respect to the LIBOR
     Loans, the period used for the computation of interest commencing on the date the relevant LIBOR Loan is effected by conversion or continued and concluding on the date one, two or three months thereafter, at Borrower's option, with any subsequent Interest Period commencing on the last day of the immediately preceding Interest Period and concluding one, two or three months thereafter, at Borrower's option; PROVIDED, HOWEVER, that no Interest Period for any LIBOR Loan may extend beyond the applicable Maturity Date. Each Interest Period for a LIBOR Loan which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the next preceding Business Day).

               "INVESTMENT" shall have the meaning assigned to such term in PARAGRAPH 8C(3) hereof.

               "L/C ISSUER" means any Revolving Credit Lender selected by Agent and Borrower, PROVIDED that as to any Letters of Credit issued by LNB pursuant to the Original Credit Agreement and outstanding on the date of this Agreement, LNB shall be the L/C Issuer. In the event more than one Revolving Credit Lender issues Letters of Credit, L/C Issuer shall mean each such issuer.

               "LENDER(S)" means each Lender listed on the signature pages hereof and any future holder of all or any portion of the Notes.

               "LETTER OF CREDIT OBLIGATIONS" means all outstanding obligations incurred by the Revolving Credit Lenders or L/C Issuer at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance by L/C Issuer of Letters of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by the Revolving Credit Lenders or L/C Issuer thereupon or pursuant thereto.

                    "LETTERS OF CREDIT" means commercial or standby letters of credit issued by L/C Issuer at the request and for the account of Borrower for which the Revolving Credit Lenders or L/C Issuer has incurred Letter of Credit Obligations pursuant thereto.

               "LIBOR LOAN" means a Loan bearing interest based upon the Adjusted LIBOR Rate.

               "LIBOR MARGIN" means one and one-quarter percent
     (1.25%); PROVIDED, HOWEVER, that as long as the ratio of Total Debt to the sum of Total Debt and Consolidated Net Worth does not exceed .35 to 1.00, LIBOR Margin shall mean one and one tenth percent (1.10%).

               "LIBOR RATE" means for each Interest Period the rate of interest per annum as determined by Agent (rounded upward, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16th of 1%) or such other integral multiple thereof at which interest rates for LIBOR-based loans are commonly quoted to major banks in the interbank eurodollar market) at which deposits of United States Dollars in immediately available and freely transferable funds would be offered at 11:00 a.m., Chicago time, three (3) Business Days prior to the commencement of such Interest Period by the principal offshore funding office of Agent to major banks in the interbank eurodollar market upon request by such major banks for a period equal to such Interest Period and in an amount equal to the principal amount of the LIBOR Loan to be outstanding during such Interest Period. Each determination of LIBOR made by Agent in accordance with this paragraph shall be conclusive and binding on Borrower except in the case of manifest error.

                    "LIEN" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code in effect in any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

         "LNB" means LaSalle National Bank.

         "LOAN" or "LOANS" means and includes all Base Rate Loans and LIBOR Loans made under the Revolving Credit Commitment and under the Term Loan B Commitment, and also means and includes Term Loan A, unless the context in which such term is used shall otherwise require.

         "LOAN DOCUMENTS" means this Agreement and the Other Agreements.

         "MATURITY DATE" means October 31, 1998 with respect to the Revolving Credit Commitment, July 1, 2000 with respect to Term Loan A, and December 31, 1998 with respect to the Term Loan B Commitment.

         "MAXIMUM RATE" shall have the meaning assigned to such term in PARAGRAPHS 3K AND 6K hereof.

         "MULTIEMPLOYER PLAN" means a plan defined as such in SECTION 4001(a)(3) of ERISA to which contributions are currently being made or have been made by Borrower or an ERISA Affiliate.

         "NOTE AGREEMENT" means that certain Note Agreement dated as of June 21, 1991, as amended by a certain letter amendment dated July 21, 1995, and as further amended from time to time, by and among the Borrower and certain parties signatory thereto for the issuance of $55,000,000 of 11.52% Senior Term Notes due June 30, 1998, as fully set forth in EXHIBIT 1A(i), which is hereby incorporated herein by this reference.

         "NOTES" means the Revolving Credit Notes, the Term Loan A Note and the Term Loan B Notes.

         "OFFSET SHARING AGREEMENT" means the Offset Sharing Agreement dated as of June 21, 1994, among The Prudential Insurance Company of America, Lenders and the other lenders named as parties thereto (as such agreement may be amended from time to time) as well as any similar agreement which hereafter may be entered into by Lenders, the holders of the Senior Notes, the holders of the Shelf Notes and other lenders to Borrower.

         "OTHER AGREEMENTS" means all agreements, instruments and documents, including, without limitation, guaranties, mortgages, deeds of trust, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Lenders including, without limitation, the Notes and the Offset Sharing Agreement.

         "OVER ADVANCE" shall have the meaning assigned to such term in PARAGRAPH 4A(11) hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PERCENTAGE(S) OF EARNINGS CAPACITY TRANSFERRED" means, with respect to each asset Transferred pursuant to clause (iii) of PARAGRAPH 8C(6), the ratio (expressed as a percentage) of (i) Consolidated Net Income produced by, or attributable to, such asset during the four fiscal quarter period most recently ended prior to the effective date of such Transfer to (ii) Average Consolidated Net Income.

         "PERCENTAGE(S) OF TOTAL ASSETS TRANSFERRED" means, with respect to each asset Transferred pursuant to clause (iii) of PARAGRAPH 8C(6), the ratio (expressed as a percentage) of (i) the greater of such asset's fair market value or net book value on the date of Transfer to (ii) the book value of the consolidated assets of Borrower and Restricted Subsidiaries as of the last day of the fiscal quarter immediately preceding the date of Transfer.

         "PERMITTED INVESTMENTS" means Investments permitted by clauses (i) to (viii), inclusive of PARAGRAPH 8(C)(3) hereof.

         "PERMITTED LIENS" shall have the meaning assigned to such term in PARAGRAPH 8(C)(1) hereof.

         "PERMITTED SELLER CURRENT DEBT" shall mean Seller Current Debt that
(i) does not exceed $5,000,000 in aggregate outstanding principal amount, either individually or collectively with all other Seller Current Debt incurred in connection with the same purchase of an operating business, and
(ii) does not collectively with all other outstanding Seller Current Debt exceed $10,000,000 in aggregate outstanding principal amount.

         "PERSON" means and includes an individual, a partnership, a joint venture, a corporation (whether or not for profit), a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

         "PLAN" means any single-employer plan, as defined in SECTION 4001(a)(15) of ERISA, which is subject to Title IV of ERISA, which is maintained for employees of

Borrower or an ERISA Affiliate, or to which Borrower or any ERISA Affiliate has any liability.

         "PRIORITY DEBT" means, as of any time of determination thereof, (i) Debt of any Restricted Subsidiary, other then Debt owed to Borrower or a Wholly-Owned Restricted Subsidiary, and (ii) Debt of Borrower secured by any Lien.

         "PRIVATE SHELF AGREEMENT" means the Private Shelf Agreement dated as of July 25, 1995, between Borrower, on the one hand, and The Prudential Insurance Company of America and each affiliate thereof which becomes a party thereto, on the other hand, as amended by the Amendment to Private Shelf Agreement dated July 11, 1997.

         "REIMBURSEMENT AMOUNT" shall have the meaning assigned to such term in PARAGRAPH 3L(e)(i) hereof.

         "REQUIRED LENDERS" means Lenders (i) constituting a majority in number of the Lenders and (ii) having more than sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Revolving Credit Commitments and the Term Loan B Commitments, or, if the Revolving Credit and Term Loan B Commitments shall have terminated, holding more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding amount of the Revolving Credit Loans, the Letter of Credit Obligations and the Term Loan B Loans.

         "REQUIRED PAYMENT" shall have the meaning assigned to such term in PARAGRAPH 4A(5) hereof.

         "REQUIRED REVOLVING CREDIT LENDERS" means the Revolving Credit Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Revolving Credit Commitments, or, if the Revolving Credit Commitments shall have terminated, Required Revolving Credit Lenders shall mean the Revolving Credit Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the aggregate outstanding amount of the Revolving Credit Loans and the Letter of Credit Obligations.

         "REQUIRED TERM LOAN A LENDERS" means the Term Loan A Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Term Loan A Commitments, or, if the Term Loan A Commitments shall have terminated, Required Term Loan A Lenders shall mean the Term Loan A Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the unpaid principal amount of the Term Loan A Loans.

         "REQUIRED TERM LOAN B LENDERS" means the Term Loan B Lenders having more than sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Term Loan B Commitments, or, if the Term Loan B Commitments shall have terminated, Required Term Loan B Lenders shall mean the Term Loan B Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the unpaid principal amount of the Term Loan B Loans.

         "RESERVE PERCENTAGE" means, for the purpose of computing the Adjusted LIBOR Rate, the reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency Liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments of such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Loans shall be deemed to be Eurocurrency Liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.

         "RESPONSIBLE OFFICER" means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Accounting Officer of Borrower.

         "RESTRICTED INVESTMENTS" means Investments made by Borrower or any Restricted Subsidiary other than Investments permitted by clauses (i) to
(viii), inclusive, of PARAGRAPH 8C(3).

         "RESTRICTED SUBSIDIARY" means any Subsidiary organized under the laws of any state of the United States of America, Puerto Rico, Canada, or any province of Canada, which conducts substantially all of its business in the United States of America, Puerto Rico or Canada, and at least 80% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by Borrower either directly or through Restricted Subsidiaries, PROVIDED that no such Subsidiary shall be a Restricted Subsidiary unless (i) it is listed as a Restricted Subsidiary in EXHIBIT 1A(ii) attached hereto or (ii)(a) the Board of Directors of Borrower hereafter designates such Subsidiary a Restricted Subsidiary, (b) notice of such designation is given by Borrower to the holders of the Notes with the next succeeding delivery of financial statements pursuant to PARAGRAPH 7A and (c) on the date of and immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing.

         "REVOLVING CREDIT AVAILABILITY" means the positive difference, if any, between (i) $25,000,000 and (ii) the sum of the aggregate principal amounts outstanding in respect of the Revolving Credit Loans plus the outstanding Letter of Credit Obligations.

         "REVOLVING CREDIT COMMITMENT" means, as to each Lender, the obligations of such Lender to make Revolving Credit Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Lender's name on the respective signature pages hereof under the caption "Revolving Credit Commitment".

         "REVOLVING CREDIT LENDERS" means the holders of the Revolving Credit Notes.

         "REVOLVING CREDIT LOANS" means the Loans made under the Revolving Credit Commitment.

         "REVOLVING CREDIT NOTES" means those certain Replacement Revolving Credit Notes dated as of the date of this Agreement in the original aggregate maximum principal amount of $25,000,000 made payable by Borrower to the order of the Revolving Credit Lenders, as such Revolving Credit Notes may be amended, modified or supplemented from time to time, and together with any renewals thereof, and exchanges or substitutions therefor.

         "REVOLVING CREDIT PERCENTAGE" means the percentage obtained by dividing (a) the Revolving Credit Commitment of that Lender by (b) the Total Revolving Credit Commitment, as such percentage may be adjusted by assignments permitted pursuant to PARAGRAPH 12E.

         "REVOLVING CREDIT TERMINATION DATE" means the earliest to occur of
(i) the Maturity Date or (ii) the Early Termination Date.

         "SECURITIES LAWS FILINGS" shall have the meaning assigned to such term in PARAGRAPH 9U hereof.

         "SELLER CURRENT DEBT" shall mean Current Debt of the Company or a Restricted Subsidiary that is (i) incurred in connection with the purchase through asset purchase, stock purchase, merger or consolidation of any operating business, (ii) is payable to the seller(s) of such business or to the shareholders or other equity holders of the seller(s) of such business and (iii) represents deferred purchase price for the purchases business.

         "SENIOR NOTES" means the notes issued by Borrower pursuant to the Note Agreement.

         "SHELF NOTES" means the notes issued by Borrower pursuant to the Private Shelf Agreement.

         "STANDBY L/C MARGIN" means one and one-quarter percent (1.25%); PROVIDED, HOWEVER, that as long as the ratio of Total Debt to the sum of Total Debt and Consolidated Net Worth does not exceed .35 to 1.00, Standby L/C Margin shall mean one and one tenth percent (1.10%).

         "STOCK" means all shares, interests, participation or other equivalents, however designated, of or in a corporation, whether or not voting, including but not limited to common stock, warrants, options, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

               "SUBSIDIARY" means any corporation, association or other business entity which is required to be consolidated in the financial statements of Borrower in accordance with GAAP.

               "TANGIBLE NET WORTH" means, at any time, Borrower's net worth, as determined in accordance with GAAP, PLUS, to the extent not included in assets, the amount of the cash surrender value of life insurance policies maintained by Borrower on the lives of executive officers, PLUS the amount of Debt permitted by this Agreement which is subordinated to Borrower's Liabilities in a manner and form satisfactory to the Agent and the Required Lenders in their sole discretion, as to right and time of payment and as to any rights and remedies thereunder, MINUS the sum of (i) the amount of any General Intangibles, (ii) amounts due from Affiliates and (iii) the amount of Investments in Unrestricted Subsidiaries.

               "TERM LOAN A" shall have the meaning assigned to such term in PARAGRAPH 5A hereof.

               "TERM LOAN A LENDER" means the holder of the Term Loan A Note.

               "TERM LOAN A NOTE" means that certain Replacement Term Loan A Note dated as of the date of this Agreement in the principal amount of $10,000,000 made payable by Borrower to the order of LNB, as such Term Loan A Note may be amended, modified or supplemented from time to time, and together with any renewals thereof, and exchanges or substitutions therefor.

               "TERM LOAN B" means the Loans made under the Term Loan B Commitment.

               "TERM LOAN B COMMITMENT" means, as to each Lender, the obligations of such Lender to make Term Loan B Loans in an aggregate amount at any time outstanding up to but not exceeding the amount set opposite such Lender's name on the respective signature pages hereof under the caption "Term Loan B Commitment".

               "TERM LOAN B LENDERS" means the holders of the Term Loan B
     Notes.

               "TERM LOAN B NOTES" means those certain Replacement Term Loan B Notes dated as of the date of this Agreement in the original aggregate maximum principal amount of $15,000,000 made payable by Borrower to the order of the Term Loan B Lenders, as such Term Loan B Notes may be amended, modified or supplemented from time to time, and together with any renewals thereof, and exchanges or substitutions therefor.

               "TERM LOAN B PERCENTAGE" means the percentage obtained by dividing (a) the Term Loan B Commitment of that Lender by (b) the Total Term Loan B Commitment, as such percentage may be adjusted by assignments permitted pursuant to PARAGRAPH 12E.

               "TERM LOAN B TERMINATION DATE" means the earliest to occur of
     (i) the Maturity Date or (ii) the Early Termination Date.

               "TOTAL DEBT" means, as of any time of determination thereof, the aggregate amount of (i) all Funded Debt of Borrower and Restricted Subsidiaries, PLUS (ii) the average outstanding daily balance of all Current Debt of Borrower and Restricted Subsidiaries during the twelve calendar month period most recently ended as of any time of determination, MINUS (iii) Debt of Restricted Subsidiaries owed to Borrower or a Wholly-Owned Restricted Subsidiary.

               "TOTAL REVOLVING CREDIT COMMITMENT" means the sum of the commitments of all Revolving Credit Lenders with respect to the Revolving Credit Commitment.

               "TOTAL TERM LOAN B COMMITMENT" means the sum of the commitments of all Term Loan B Lenders with respect to the Term Loan B Commitment.

               "TRANSFER" means, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

               "TRANSFEREE" means any direct or indirect transferee of all or any part of any Senior Note purchased by any Purchaser under the Note Agreement.

               "UNRESTRICTED SUBSIDIARY" means any Subsidiary other than a Restricted Subsidiary. No Subsidiary which is or becomes a Restricted Subsidiary shall at any time thereafter become or be an Unrestricted Subsidiary.

               "VOTING STOCK" means any shares of Stock (or equivalent interests) of Borrower or any Subsidiary whose holders are entitled under ordinary circumstances to vote for the election of directors (or persons performing similar functions) of Borrower or such Subsidiary (irrespective of whether at the time Stock of any other class or classes (or equivalent interests) shall have or might have voting power by reason of the happening of any contingency).

               "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary, all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by Borrower or by one or more Wholly-Owned Restricted Subsidiaries.

     1B. CERTAIN TERMS. Unless otherwise specifically provided herein, any accounting term used in this Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied.
That certain items or computations are explicitly modified by the phrase
"in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Restricted Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; PROVIDED, however, that the agreement of Required Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "ACCOUNTING CHANGES" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to June 21, 1994 (including capitalization of costs and expenses or payment of liabilities prior thereto) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBIT in such period. If Agent, Borrower and Required Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Required Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all financial statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Agreement and the other
Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. Any terms used in this Agreement which are not specifically defined herein shall have the meaning given to them in the Note Agreement.

     2 REVOLVING CREDIT LOANS: COMMITMENTS AND BORROWING PROCEDURES

     2A. REVOLVING CREDIT COMMITMENTS. On the terms and subject to the conditions set forth in this Agreement, each Revolving Credit Lender, severally and not jointly, agrees to make revolving credit available to Borrower from time to time prior to the Revolving Credit Termination Date in such aggregate amounts as Borrower may from time to time request but in no event exceeding such Lender's Revolving Credit Percentage of the Total Revolving Credit Commitment minus the outstanding Letter of Credit Obligations, PROVIDED that in each year during the term hereof or any extension or renewal thereof, the Total Revolving Credit Commitment shall not exceed Twenty-Five Million Dollars ($25,000,000), and PROVIDED FURTHER that until the Note Agreement and the Private Shelf Agreement are amended to permit Current Debt of $25,000,000 and the Offset Sharing Agreement is amended to reflect this Agreement, the Total Revolving Credit Commitment shall not exceed Twenty Million Dollars ($20,000,000). The Total Revolving Credit Commitment shall be available to Borrower by means of the Revolving Credit Loans, it being understood that the Revolving Credit Loans may be repaid and used again during the period from the date hereof to and including the Revolving Credit Termination Date, at which time the Revolving Credit Commitments shall expire.

     2B. BORROWING PROCEDURES UNDER THE REVOLVING CREDIT COMMITMENT. Borrower shall give Agent irrevocable telephonic notice, written notice or telecopied notice by no later than 12:00 p.m., Chicago time, on the date it requests to make a Revolving Credit Loan hereunder if a Base Rate Loan, or three (3) Business Days prior to the date it requests a Revolving Credit Loan hereunder if a LIBOR Loan. Each such notice shall be effective upon receipt by Agent and shall specify the date of the Revolving Credit Loan (which shall be a Business Day), the amount of such Revolving Credit Loan, whether the Revolving Credit Loan is a Base Rate Loan or LIBOR Loan and, with respect to a LIBOR Loan, the Interest Period applicable thereto. Borrower shall give Agent irrevocable telephonic notice (which notice shall be promptly confirmed in writing) no later than 10:00 a.m., Chicago time, three (3) Business Days prior to the date that it requests Agent to effect a conversion from a Base Rate Loan to a LIBOR Loan, including a reborrowing as provided in PARAGRAPH 3E. Borrower agrees that Agent may rely on any notice given by any person it reasonably believes to be an authorized officer of Borrower without the necessity of independent investigation. Each borrowing shall be on a Business Day.

     3 REVOLVING CREDIT LOANS: NOTES AND INTEREST

     3A. REVOLVING CREDIT NOTES. The Revolving Credit Loans made by each Revolving Credit Lender under the Revolving Credit Commitment shall be evidenced by a single promissory note (herein, as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutions therefor, collectively called the "Revolving Credit Notes") substantially in the form set forth in EXHIBIT 3A, with appropriate insertions, dated the date hereof, payable to the order of such Revolving Credit Lender in a principal amount not to exceed each such Revolving Credit Lender's Revolving Credit Percentage of the Total Revolving Credit Commitment. The unpaid principal amount of the Revolving Credit Loans shall bear interest and be due and payable as provided in this Agreement and the Revolving Credit Notes. Payments to be made by Borrower under the Revolving Credit Notes shall be made at the time, in the amounts and upon the terms set forth herein and therein.

     3B. RECORDATION. The date and amount of each Revolving Credit Loan made by each Revolving Credit Lender, the interest rate and the date and amount of each repayment of principal received by each Revolving Credit Lender shall be recorded by such Revolving Credit Lender in its records. The aggregate unpaid principal amount so recorded shall be prima facia evidence of the principal amount owing and unpaid on the Revolving Credit Notes. The failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrower hereunder or under the Revolving Credit Notes to repay the principal amount of the Revolving Credit Loans together with all interest accrued thereon.

     3C.  INTEREST RATES; DEFAULT RATE.

               (i) Borrower hereby promises to pay interest on the unpaid principal amount of each Revolving Credit Loan at a rate per annum equal to the Base Rate from time to time in effect for the period commencing on the date of such Revolving Credit Loan until such Base Rate Loan is
     (A) converted to a LIBOR Loan pursuant to PARAGRAPH 3E hereof, or (B) paid in full. Accrued interest on the outstanding principal amount of Revolving Credit Loans shall be payable (i) monthly in arrears on the last Business Day of each calendar month in the case of a Base Rate Loan, (ii) on the last day of the Interest Period therefor in the case of a LIBOR Loan, (iii) upon conversion of any Revolving Credit Loan into a LIBOR Loan (such amount of accrued interest then coming due to be calculated based on the principal amount of the Revolving Credit Loan so converted), and (iv) upon the Revolving Credit Termination Date. After the Revolving Credit Termination Date or Conversion Date, as applicable, accrued interest on such Revolving Credit Loans shall be payable on demand.

               (ii) Each LIBOR Loan shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $100,000 and shall bear interest on the unpaid principal amount thereof from the date such LIBOR Loan is effected by conversion or continued until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate, with such interest payable in accordance with PARAGRAPH 3C(i) above.

               (iii) If any payment of principal on any Revolving Credit Loan is not made when due, such Revolving Credit Loan shall bear interest from the date such payment was due until paid in full, payable on demand, at a rate per annum (the "Default Rate") equal to the sum of three percent (3%) plus the applicable interest rate from time to time in effect.

      3D.   COMPUTATION OF INTEREST.  Interest on each Revolving Credit Loan shall be computed for the actual number of days elapsed on the basis of a 360-day year. The interest rate applicable to each Base Rate Loan shall change simultaneously with each change in such Base Rate. Upon conversion of less than all the aggregate principal amount of Base Rate Loans outstanding at any one time to a LIBOR Loan, interest on the remaining principal amount of Base Rate Loans outstanding after such conversion shall be calculated assuming such LIBOR Loan replaced a corresponding amount of Base Rate Loans bearing interest at the Base Rate applicable thereto immediately prior to such conversion such that the remaining principal amount of Base Rate Loans outstanding after such conversion shall bear interest at the Base Rate which would have been applicable to such Base Rate Loans had no such conversion been effected.

      3E.   CONVERSION AND REBORROWING OF LOANS.

                 (i)   Provided that no Event of Default has
      occurred and is continuing, Base Rate Loans may, subject to PARAGRAPHS 2B AND 3C(ii) hereof, at any time be converted by Borrower to LIBOR Loans, which LIBOR Loans shall mature and become due and payable on the last day of the Interest Period applicable thereto. Provided that no Event of Default has occurred and is continuing, Borrower shall have the right, subject to the terms and conditions of this Agreement, to reborrow through a new LIBOR Loan in whole or in part, subject to PARAGRAPH 3C(ii), any LIBOR Loan from any current Interest Period into a subsequent Interest Period, provided that Borrower shall give Agent notice of the reborrowing of any such LIBOR Loan as provided in PARAGRAPH 2B hereof.

                 (ii)   In the event that (x) Borrower fails to
      give notice pursuant to PARAGRAPH 2B hereof of the reborrowing of any LIBOR Loan or fails to specify the Interest Period applicable to such reborrowing or (y) an Event of Default has occurred and is continuing at the time any such LIBOR Loan is to be reborrowed hereunder, then such LIBOR Loan shall be automatically reborrowed as a Base Rate Loan, subject to Paragraph 10B hereof if an Event of Default has occurred and is continuing, unless the relevant LIBOR Loan is paid in full on the last day of the then applicable Interest Period.

      3F.   CHANGE OF LAW.  Notwithstanding any other provisions of this
Agreement or the Revolving Credit Notes, if at any time any Lender shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful or impossible for such Lender to effect a conversion of a Base Rate Loan into a LIBOR Loan or to continue to maintain any LIBOR Loan, such Lender shall promptly give notice thereof (together with an explanation of the reasons therefor) to Agent and Borrower, and the obligation of such Lender to effect by conversion or continue such LIBOR Loan under this Agreement shall terminate until it is no longer unlawful or impossible for such Lender to effect by conversion or maintain such LIBOR Loan. Upon the receipt of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to the Revolving Credit Lenders under this Agreement, or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to the terms and conditions of this Agreement.

      3G.   UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN THE LIBOR
RATE OR ADJUSTED LIBOR RATE. Notwithstanding any other provision of this Agreement or the Revolving Credit Notes to the contrary, if prior to the commencement of any Interest Period any Lender shall determine in good faith
(i) that deposits in the amount of any LIBOR Loan scheduled to be outstanding are not available to such Lender in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, then such Lender shall promptly give notice thereof to Agent and Borrower, and the obligation of such Lender to effect by conversion or continue any such LIBOR Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, as the case may be. Upon the giving of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to the Revolving Credit Lenders under this Agreement or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to all the terms and conditions of this Agreement.

      3H.   YIELD PROTECTION, ETC.

                 (i)   INCREASED COSTS. If (x) Regulation D of the
      Board of Governors of the Federal Reserve System, or (y) the adoption of any applicable law, treaty, rule, regulation or guideline, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Revolving Credit Lender or its lending branch with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                 (A) shall subject such Revolving Credit Lender, its lending branch or any Revolving Credit Loan to any tax, duty, change, stamp tax, fee, deduction, withholding or other charge in respect of this Agreement, any Revolving Credit
              Loan, the Revolving Credit Notes or the obligation of such Revolving Credit Loan, or shall change the basis of taxation of payments to such Revolving Credit Lender of the principal of or interest on any Revolving Credit Loan or any other amounts due under this Agreement in respect of any Revolving Credit Loan or its obligation to make or maintain any Revolving Credit Loan (except for changes in the rate of tax on the overall net income of such Revolving Credit Lender imposed by the federal, state or local jurisdiction in which such Revolving Credit Lender's principal executive office or its lending branch is located);

                 (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Revolving Credit Loan, the Revolving Credit Notes or the obligation of such Revolving
              Credit Lender to make or maintain any Revolving Credit Lender; or

                 (C)   shall impose on any Revolving Credit
              Lender any penalty with respect ot the foregoing or any other condition affecting this Agreement, any Revolving Credit Loan, the Revolving Credit Notes or the obligation of such Revolving Credit Lender to make or maintain any Revolving Credit Loan;

              and the result of any of the foregoing is to increase the cost to (or to impose a cost on) any Revolving Credit Lender of making or maintaining any Revolving Credit Loan, or to reduce the amount of any sum received or receivable by any Revolving Credit Lender under this Agreement or under the Revolving Credit Notes with respect thereto, then Agent shall notify Borrower after it receives final notice of any of the foregoing and, within 45 days after demand by Agent (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrower shall pay directly to the applicable Revolving Credit Lender such additional amount or amounts as will compensate such Revolving Credit Lender on an after-tax basis for such increased cost or such reduction.

              (ii) CAPITAL ADEQUACY. If either (i) the introduction of or any change in or change in the interpretation of any law or regulation or (ii) compliance by any Revolving Credit Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Revolving Credit Lender or any corporation controlling such Revolving Credit Lender and such Revolving Credit Lender determines that the amount of such capital is increased solely by or solely based upon the existence of such Revolving Credit Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by Agent, Borrower shall immediately pay to the applicable Revolving Credit Lender, from time to time as specified by the Revolving Credit Lender, additional amounts sufficient to compensate such Revolving Credit
      Lender on an after-tax basis in the light of such circumstances, to the extent that such Revolving Credit Lender reasonably determines such increase in capital to be allocable to the existence of such Revolving Credit Lender's commitment to lend hereunder.

      3I.     FUNDING INDEMNITY. In the event any Revolving Credit Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Revolving Credit Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Revolving Credit Lender) as a result of:

                 (i) any payment of a LIBOR Loan on a date other than the last day of the then applicable Interest Period;

                 (ii)   any failure by Borrower to effect by
      conversion or continue any LIBOR Loan on the date specified in the notice given pursuant to PARAGRAPH 2B hereof;

                 (iii) any failure by Borrower to make any payment of principal or interest when due on any LIBOR Loan, whether at stated maturity, by acceleration or otherwise; or

                 (iv)   the occurrence of any Event of Default;

then, upon the demand by Agent, Borrower shall pay to the applicable Revolving Credit Lender such amount as will reimburse such Revolving Credit Lender for such loss, cost or expense. If any Revolving Credit Lender makes such a claim for compensation under this PARAGRAPH 3I, Agent shall provide to Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on Borrower as to the amount thereof except in the case of manifest error.

      3J. DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary other than PARAGRAPH 3G, each Lender shall be entitled to fund and maintain its funding of all or any part of the Revolving Credit Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Lenders had actually funded and maintained each LIBOR Loan during each Interest Period for such LIBOR Loan through the purchase of deposits in the London Interbank Market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted LIBOR Rate for such Interest Period.

      3K. INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or the Other Agreements, Borrower shall not be required to pay, and neither Agent nor any Revolving Credit Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the Other Agreements, then in such event: (a) the provisions of this Paragraph shall govern and control;
(b) Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Agent or any Revolving Credit Lender may have received herunder shall be, at Agent's option, (i) applied as a credit against the outstanding principal balance of Borrower's Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (e) Borrower shall not have any action against Agent or any Revolving Credit Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Borrower's Liabilities is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Borrower's Liabilities shall remain at the Maximum Rate until each Revolving Credit Lender shall have received the amount of interest which such Revolving Credit Lender would have received during such period on such Borrower's Liabilities had the rate of interest not been limited to the Maximum Rate during such period.

    3L.  LETTERS OF CREDIT.

         (a) Upon and subject to the terms and conditions hereinafter set forth, L/C Issuer agrees to issue Letters of Credit, and each Revolving Credit Lender agrees for itself only to incur, from time to time on written request of Borrower to but excluding the Revolving Credit Termination Date, Letter of Credit Obligations in respect of Letters of Credit supporting obligations of Borrower arising in the ordinary course of business; PROVIDED, HOWEVER, that the amount of all Letter of Credit Obligations incurred by the Revolving Credit Lenders pursuant to this PARAGRAPH 3L at any one time outstanding (whether or not then due and payable) shall not exceed an amount equal to $5,000,000; and FURTHER PROVIDED, HOWEVER, that no such Letter of Credit shall have an expiry date later than the earlier of (i) one year following the date of issuance thereof, or (ii) the Revolving Credit Termination Date. Subject to the terms and conditions set forth in this Agreement, upon Borrower's request that any Letter of Credit be issued, provided that the amount of such Letter of Credit does not exceed the Revolving Credit Availability at the time of the requested issuance of such Letter of Credit, L/C
    Issuer shall issue the requested Letter of Credit and, upon the issuance thereof, each Revolving Credit Lender shall incur Letter of Credit Obligations with respect thereto ratably in accordance with its Revolving Credit Percentage. Notwithstanding anything herein to the contrary, L/C Issuer may decline to issue any Letter of Credit if the beneficiary or the conditions of drawing are reasonably unacceptable to L/C Issuer or if the purpose of issuance is illegal or is in contravention of any law, rule, regulation or public policy or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority. At the time of each request by Borrower that a Letter of Credit be issued, L/C Issuer, at its option, may require Borrower to execute and deliver to L/C Issuer an application for such Letter of Credit in the form customarily prescribed by L/C Issuer to issue Letters of Credit (the "Applications"). This Agreement supersedes any terms of the Applications which are irrevocably inconsistent with the terms hereof.

         (b) In the event that the Revolving Credit Lenders shall incur any Letter of Credit Obligations pursuant hereto with respect to standby Letters of Credit at the request of Borrower or on behalf of Borrower hereunder, Borrower agrees to pay (i) to the L/C Issuer, solely for its account, as compensation to the L/C Issuer for issuing such Letter of Credit, a fee of 0.125% of the face amount of such standby Letter of Credit and all customary administrative fees and charges customarily imposed by the L/C Issuer for the administration of standby Letters of Credit, and (ii) commencing with the calendar quarter in which such Letter of Credit Obligations are incurred by the Revolving Credit Lenders and quarterly thereafter for each calendar quarter during which such Letter of Credit Obligations shall remain outstanding, to the Agent for the ratable benefit of the Revolving Credit Lenders, a fee in an amount equal to the quotient of (x) the sum of the products of the daily outstanding amount of such Letter of Credit Obligations on each day during the previous calendar quarter, multiplied by a rate equal to the Standby L/C Margin, divided by (y) 360. Fees payable in respect of Letter of Credit Obligations shall be paid in arrears, on the first day of each calendar quarter and on the Revolving Credit Termination Date.

    (c) In the event that the Revolving Lenders shall incur any Letter of Credit Obligations pursuant hereto with respect to commercial Letters of Credit at the request of Borrower or on behalf of Borrower hereunder, Borrower agrees to pay (i) to the L/C Issuer, solely for its account, as compensation to the L/C Issuer for issuing such Letter of Credit, a fee of 0.125% of the fact amount of such commercial Letter of Credit and all customary administrative fees and charges customarily imposed by the L/C Issuer for the administration of commercial Letters of Credit, and (ii) commencing with the calendar quarter in which such Letter of Credit Obligations are incurred by the Revolving Credit Lenders and quarterly thereafter for each calendar quarter during which such Letter of Credit Obligations shall remain outstanding, to the Agent for the ratable benefit of the Revolving Credit Lenders, a fee in an amount equal to the quotient of (x) the sum of the products of the daily outstanding amount of such Letter of Credit Obligations on each day during the previous calendar quarter, multiplied by a rate equal to the Commercial L/C Margin, divided by (y) 360. Fees payable in respect of Letter of Credit Obligations shall be paid in arrears, on the first day of each calendar quarter and on the Revolving Credit Termination Date.

    (d) Upon the issuance of each Letter of Credit that is issued in compliance with this Agreement, the L/C Issuer shall provide notice thereof to Agent and each Revolving Credit Lender shall automatically acquire a pro rata risk participation interest in the Letter of Credit based on its respective Revolving Credit Percentage. If the L/C Issuer shall honor a draft or other demand for payment presented or made under any Letter of Credit, the L/C Issuer shall provide notice thereof to Agent on the date such draft or demand is honored, unless Borrower shall have satisfied its reimbursement obligation under PARAGRAPH 3L(e) hereof by payment to the L/C Issuer on such date, and Agent shall promptly transmit such notice to each Revolving Credit Lender. Each Revolving Credit Lender, on the date of such notice, shall wire to an account designated by Agent, for the account of L/C Issuer, an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the amount paid by L/C Issuer and, upon receipt of such funds, Agent shall transfer to an account designated by L/C Issuer the funds so received by Agent for the account of L/C Issuer. If and to the extent any Revolving Credit Lender shall not have made such amount available to Agent, such Revolving Credit Lender and Borrower unconditionally and irrevocably severally agree to pay to Agent, for the account of L/C Issuer, forthwith on demand such amount, together with interest thereon for each day from the date such amount was paid by L/C Issuer until such amount is so made available to L/C Issuer at a per annum rate equal to the Federal Funds Rate for the first three days and the Federal Funds Rate plus 2% thereafter. If such Revolving Credit Lender shall pay such amount to Agent, for the account of L/C Issuer, together with such interest, if any, accrued, such amount so paid shall constitute a Revolving Credit Advance by such Revolving Credit Lender as part of the borrowing disbursed in respect of the reimbursement obligation of Borrower under PARAGRAPH 3L(e) hereof for purposes of this Agreement. The failure of any Revolving Credit Lender to make an amount equal to its Revolving Credit Percentage of any such amount paid by L/C Issuer available to Agent shall not relieve any other Revolving Credit Lender of its obligation to make available an amount equal to such other Revolving Credit Lender's Revolving Credit Percentage of such amount, but no Revolving Credit Lender shall be responsible for failure of any other Revolving Credit Lender to make its Revolving Credit Percentage thereof available to Agent.

    (e) (i) Borrower agrees to pay to L/C Issuer, not later than 1:00 P.M. (New York time) on the date on which L/C Issuer shall honor a draft or other demand for payment presented or made under such Letter of Credit, an amount equal to the amount paid by L/C Issuer in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by L/C Issuer relative thereto (the "Reimbursement Amount"). L/C Issuer shall, on the date of each demand for payment under any Letter of Credit, give Agent and Borrower notice thereof and of the amount of Borrower's reimbursement obligation and liability for expenses relative thereto; PROVIDED that the failure of L/C Issuer to give such notice shall not affect the reimbursement and other obligations of Borrower under this PARAGRAPH 3L(e). Unless Borrower shall have made such payment to L/C Issuer, on such date, upon each such payment by L/C Issuer, Borrower shall be deemed to have elected to satisfy its reimbursement obligation by means of a Revolving Credit Loan in an amount equal to the amount so paid by L/C Issuer in respect of such draft or other demand under such Letter of Credit, and Agent shall be deemed to have disbursed to Borrower, for the account of the Revolving Credit Lenders, the Revolving Credit Loan, and each Revolving Credit Lender shall make its Revolving Credit Percentage of each such Revolving Credit Loan available to Agent in accordance with this Agreement. Such Revolving Credit Loans shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Revolving Credit Loans and, to the extent of the Revolving Credit Loans so disbursed, the reimbursement obligation of Borrower under this PARAGRAPH 3L(e)(i) shall be deemed satisfied.

        (ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default) Revolving Credit Loans may not be made by the Revolving Credit Lenders as described in PARAGRAPH 3L(e)(i) then (A) Borrower agrees that each Reimbursement Amount not paid pursuant to the first sentence of PARAGRAPH 3L(e)(i) shall bear interest, payable on demand by Agent, at the Default Rate, and (B) effective on the date each such Revolving Credit Loan would otherwise have been made, each Revolving Credit Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Event of Default, to the extent of such Revolving Credit Lender's Revolving Credit Percentage, purchase a participating interest in each Reimbursement Amount. Each Revolving Credit Lender will immediately transfer to Agent, for the account of L/C Issuer, in same day funds, the amount of its participation and, upon receipt, Agent shall transfer such funds to L/C Issuer. Each Revolving Credit Lender shall share on a pro rata basis (calculated by reference to its Revolving Credit Percentage) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such participating interest available to Agent, such Revolving Credit Lender agrees to pay to Agent, for the account of L/C Issuer, forthwith on demand, such amount together with interest thereon, for each day from the date of demand by L/C Issuer to Agent until the date such amount is paid to Agent, at the Federal Funds Rate for the first three days and the Federal Funds Rate plus 2% thereafter, and, upon receipt thereof, Agent shall transmit such funds to L/C Issuer.

       (iii) Each Revolving Credit Lender shall be obligated, absolutely and unconditionally, to make Revolving Credit Loans pursuant to PARAGRAPH 3L(e)(i) and to purchase and fund participation interests in Letters of Credit pursuant to PARAGRAPHS 3L(d) AND
              (e)(ii) hereof and the obligation shall not be affected by any circumstance whatsoever, including, without limitation, (i) any set off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or Borrower may have against L/C Issuer, Borrower or anyone else for any reason whatsoever,
              (ii) the occurrence of any Event of Default, (iii) any adverse change in the condition (financial or otherwise) of Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by Borrower or any of its Subsidiaries, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, including without limitation the termination of the

                   Revolving Credit Commitments; PROVIDED, HOWEVER, that no Revolving Credit Lender shall be obligated to purchase or fund a participating interest in Letters of Credit if to do so would result in such Revolving Credit Lender's Revolving Credit Percentage of the sum of the outstanding Revolving Credit Loans and Letter of Credit Obligations exceeding such Revolving Credit Lender's Revolving Credit Commitment.

         (f) In the event that any Letter of Credit Obligation, whether or not then due and payable, shall for any reason be outstanding on the Revolving Credit Termination Date, Borrower shall pay to Agent cash or Cash Equivalents in an amount equal to the outstanding Letter of Credit Obligations. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account"). The Cash Collateral Account shall be in the name of Agent (as a cash collateral account), and shall be under the sole dominion and control of Agent and subject to the terms of this PARAGRAPH 3L. Borrower hereby pledges, and grants to Agent a security interest in, all such funds or Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due.

         From time to time after funds are deposited in the Cash Collateral Account, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts as shall be or shall become due and payable by Borrower to the Revolving Credit Lenders or the L/C Issuer with respect to such Letter of Credit Obligations, first to the L/C Issuer's expenses, second to the fees of the L/C Issuer and the Revolving Credit Lenders, and third to the Reimbursement Amounts.

         Neither Borrower nor any person or entity claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the expiration or the termination of any Letter of Credit Obligation in accordance with its terms and the payment of all amounts payable by Borrower to the Revolving Credit Lenders and the L/C Issuer in respect thereof, any funds or Cash Equivalents remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit Obligations shall be returned to Borrower.

         Agent shall not have any obligation to invest the funds in the Cash Collateral Account or deposit such funds in an interest-bearing account, and interest and earnings thereon, if any, shall be the property of Agent for the ratable benefit of the Revolving Credit Lenders and L/C Issuer. Interest and earnings on the Cash Equivalents in the Cash Collateral Account shall be the property of Borrower.

         (g) The reimbursement obligation of Borrower under this PARAGRAPH 3L with respect to each Letter of Credit Obligation shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all such obligations of Borrower to the Revolving Credit Lenders, Agent and L/C Issuer with respect to such Letter of Credit Obligations shall have been satisfied, and such obligations of Borrower shall not be affected, modified or impaired upon the happening of any of the following events, whether or not with notice to, or the consent of, Borrower:

              (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

              (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

              (iii) The existence of any claim, setoff, defense or other right which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), L/C Issuer, Agent or any Revolving Credit Lender or any other Person, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

              (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (v) Payment by L/C Issuer to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

             (vi) Any failure, omission, delay or lack on the part of L/C Issuer, Agent or any Revolving Credit Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon L/C Issuer, Agent, any Revolving Credit Lender or any such party; or

             (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of Borrower from the performance or observance of any obligation, covenant or agreement contained in this PARAGRAPH 3L.

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

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Borrower against L/C Issuer, Agent or any Revolving Credit Lender. Nothing in this PARAGRAPH 3L shall limit the liability, if any, of L/C Issuer, Agent or any Revolving Credit Lender to Borrower pursuant to PARAGRAPH 3L(h) hereof.

    (h) Borrower hereby indemnifies and agrees to hold harmless the Revolving Credit Lenders, L/C Issuer, Agent, and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Revolving Credit Lenders, L/C Issuer, Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Revolving Credit Lender, L/C Issuer, Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) except as set forth below, payment by L/C Issuer to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; PROVIDED, HOWEVER, that Borrower shall not be required to indemnify L/C Issuer and L/C Issuer shall be liable to Borrower to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Borrower which were caused by (A) L/C Issuer's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the payment by L/C Issuer to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or willful misconduct of L/C Issuer. It is understood that in making any payment under a Letter of Credit L/C Issuer will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of L/C Issuer in connection with such payment.

         (i) Each Revolving Credit Lender hereby appoints and authorizes L/C Issuer to take such action on its behalf and to exercise such powers under this PARAGRAPH 3L as are delegated to L/C Issuer by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for in this PARAGRAPH 3L, L/C Issuer shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and in all events shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Revolving Credit Lenders, and such instructions shall be binding upon all Revolving Credit Lenders; PROVIDED, HOWEVER, that L/C Issuer shall not be required to take any action which exposes L/C Issuer to personal liability or which is contrary to this PARAGRAPH 3L or applicable law. Notwithstanding anything to the contrary contained in this PARAGRAPH 3L, L/C Issuer shall have no duties or responsibilities to any Revolving Credit Lender except as expressly set forth in this PARAGRAPH 3L, and without limiting the generality of the foregoing, shall in no event have a trust or fiduciary relationship with any Revolving Credit Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this PARAGRAPH 3L or otherwise exist as against L/C Issuer.

         (j) Neither L/C Issuer nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this PARAGRAPH 3L, except for its or their own gross negligence or willful misconduct, as determined by a final non-appealable judgment. Without limitation of the generality of the foregoing, L/C Issuer: (i) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (ii) shall incur no liability under or in respect of this PARAGRAPH 3L by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         (k) The Letters of Credit issued by LNB pursuant to the Original Credit Agreement and outstanding on the date of this Agreement are listed in the Schedule of Existing Letters of Credit attached hereto as
    Exhibit 3L(k).

    3M. UNUSED PORTION FEE. From and after June 21, 1994, Borrower shall pay to Agent, for the account of the Revolving Credit Lenders, a fee in an amount equal to the Revolving Credit Commitment less the average daily balance of the Revolving Credit Loans during the preceding quarter, multiplied by one-quarter of one percent (0.25%) per annum, such fee to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first Business Day of July, 1994 and on the first Business Day of each calendar quarter thereafter. Such amount shall be paid to Agent as provided in PARAGRAPH 4A(1) hereof.

    3N. USE OF PROCEEDS. Borrower shall apply the proceeds of the Revolving Credit Loan to working capital and general corporate purposes.

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


                 4 LOANS: GENERAL TERMS AND CONDITIONS TO LENDING

    4A.  GENERAL CONDITIONS.

         4A(1) PAYMENTS TO AGENT. That portion of Borrower's Liabilities consisting of: (a) principal payable on account of the Loans made by the Lenders to Borrower pursuant to this Agreement shall be payable by Borrower to Agent for account of each Lender as provided in the Notes in respect of the Loans; (b) costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower to Agent for account of each Lender, on demand;
(c) interest payable pursuant to this Agreement shall be payable by Borrower to Agent for account of each Lender as provided in PARAGRAPHS 3C, 5C and 6C; and (d) the balance of Borrower's Liabilities, if any, shall be payable by Borrower to Agent for account of each Lender as and when provided in this Agreement or the Other Agreements.

         4A(2) AUTOMATIC DEBIT. In order to cause timely payment to be made to Agent in accordance with PARAGRAPH 4A(1) above, for the account of the Lenders, of all Borrower's Liabilities as and when due, Borrower hereby authorizes and directs Agent, at Agent's option, to debit the amount of such Borrower's Liabilities to any ordinary deposit account of Borrower or increase the principal balance due under the Loans.

         4A(3) PAYMENT TO LENDERS. Each payment received by Agent under this Agreement or the Notes for account of a Lender shall be paid to such Lender, on the day received, if received by 2:00 p.m., Chicago time, and no later than the next Business Day, in immediately available funds, for account of such Lender at the Applicable Lending Office of such Lender.

         4A(4) PRO RATA TREATMENT; SHARING OF PAYMENTS.

               (i) Except to the extent otherwise provided herein: (i) each borrowing from the Revolving Credit and Term Loan B Lenders under
PARAGRAPHS 2A and 6A hereof shall be made, respectively, from the Revolving Credit Lenders and the Term Loan B Lenders and shall be applied to the Revolving Credit and Term Loan B Commitments of the Lenders, based upon each Lender's respective Revolving Credit and Term Loan B Percentage; (ii) each payment or prepayment of principal of the Revolving Credit and Term Loan B Loans by Borrower shall be made for account of the Revolving Credit and Term Loan B Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Credit and Term Loan B Loans held by the Revolving Credit and Term Loan B Lenders; and (iii) each payment of interest on Revolving Credit and Term Loan B Loans to Borrower shall be made for account of the Revolving Credit and Term Loan B Lenders pro rata in accordance with the amounts of interest due and payable to the respective Revolving Credit and Term Loan B Lenders.

               (ii) Subject to the provisions of the Offset Sharing Agreement, if any Lender shall obtain payment of any principal of or interest on any Loan made by it to Borrower under this Agreement or any Other Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest then due hereunder by Borrower to such Lender than the percentage received by other Lenders, it shall promptly purchase from such other Lenders a participation in (or, if and to the extent specified by such Lender, direct interest in) the Loans made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that each Lender shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the respective Loans held by each of the Lenders. Each Lender shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment from Borrower is rescinded or must otherwise be restored.

               (iii) Subject to the provisions of the Offset Sharing Agreement, Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.

               (iv) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this PARAGRAPH 4A(4) applies, such Lender shall, to the extent practicable and subject to the provisions of the Offset Sharing Agreement, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this PARAGRAPH 4A(4) to share in the benefits of any recovery on such secured claim.

              (v) To the extent that any provision of this PARAGRAPH 4(A)(4) is inconsistent with the provisions of the Offset Sharing Agreement, the Offset Sharing Agreement shall govern and control.

        4A(5) NON-RECEIPT OF FUNDS BY THE AGENT. Unless Agent shall have been notified by Borrower prior to the date on which Borrower is scheduled to make payment to Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Borrower does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if Borrower has not in fact made the required Payment to Agent, the recipient(s) of such payment shall, on demand, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day.

        4A(6) CONDITIONS PRECEDENT EVENTS. Each Loan made by the Lenders to Borrower at the request of Borrower pursuant to this Agreement or the Other Agreements shall in any event be subject to the following conditions precedent: (a) there shall not then exist an Event of Default or any event or condition which with notice, lapse of time and/or the making of such Loan would constitute an Event of Default; (b) the representations and warranties of Borrower contained in this Agreement shall be true and correct as of the date of such Loan with the same effect as though made on such date; and (c) all of the requirements of this Agreement with respect to such Loan shall have been complied with. Each Loan to Borrower hereunder shall be deemed a representation and warranty by Borrower that the foregoing conditions have been fulfilled as of the date of the making of such Loan. Each Lender shall have received upon request by Agent a certificate signed by the President or Chief Financial Officer of Borrower dated the date of such requested Loan certifying satisfaction of the conditions specified in clauses (a)-(c) of this PARAGRAPH 4A(6).

        4A(7) OFFSET. Subject to the provisions of the Offset Sharing Agreement, Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of Borrower at any of its offices, in United States Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

        4A(8) DISCRETIONARY DISBURSEMENTS. Agent, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of Loans made or available to Borrower pursuant to this Agreement and/or the Other Agreements to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder to Agent or Lenders and not so paid. All monies so disbursed by Agent shall be a part of Borrower's Liabilities, payable by Borrower on demand.

        4A(9) TERMINATION DATES; CONTINUANCE OF OBLIGATIONS, ETC. This Agreement, each Lender's obligation to loan monies to Borrower, and Borrower's ability to borrow monies from the Lenders shall be in effect until the Revolving Credit Termination Date, as to the Revolving Credit Commitment, the Term Loan B Termination Date, as to Term Loan B, and July 1, 2000, as to Term Loan A. Notwithstanding the foregoing and until such date when
Borrower's Liabilities shall be paid in full, Borrower's obligations hereunder and under the Other Agreements shall continue, interest shall continue to be paid in accordance with the foregoing and the Lenders shall retain all of their rights and remedies under this Agreement.

       4A(10) LOAN EVIDENCE. Loans made by the Lenders to Borrower pursuant to this Agreement may or may not (at Agent's sole and absolute discretion) be evidenced by notes or other instruments issued or made by Borrower to the Lenders. Where such Loans are not so evidenced, such Loans shall be evidenced solely by entries upon the ledgers, books, records and/or computer records of each Lender maintained for that purpose, which entries shall be rebuttably presumptive evidence of such Loans.

        4A(11) OVER-ADVANCES. If, at any time and for any reason, the aggregate amount of Borrower's Liabilities outstanding in respect of the Revolving Credit Commitment plus the outstanding Letter of Credit Obligations exceeds the amount of the Total Revolving Credit Commitment set forth in PARAGRAPH 2A (an "Over-Advance"), then Borrower, upon Agent's election and demand, shall immediately pay to Agent, in cash, the amount of such Over-Advance. If such Over-Advance remains outstanding for more than one (1) day, and Agent has demanded payment thereof, until such Over-Advance is so repaid to Agent, the amount of such Over-Advance shall bear interest at the applicable Default Rate.

         4A(12) LENDING OFFICES. The Loans made by each Lender shall be made and maintained at such Lender's Applicable Lending Office.

         4A(13) SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable by Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Other Agreements, and it shall not be necessary for any other Lender or Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

         4A(14) PREPAYMENT.

                (i) PREPAYMENT. The principal, accrued interest and all other amounts of the Revolving Credit and Term Loan B Loans may be prepaid at any time by Borrower, in whole or in part, without premium or penalty. Term Loan A may be prepaid subject to the provisions of PARAGRAPH 5E.

               (ii) APPLICATION AFTER DEFAULT. Notwithstanding anything contained in this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, any prepayments made under this PARAGRAPH 4A(14) shall be applied to Borrower's Liabilities in such order of priority as Lenders, in their sole discretion, shall determine, and, unless otherwise agreed by Lenders, to Term Loan A, Term Loan B and the Revolving Credit Loans pro rata based upon the principal amount outstanding on each.

         4B.  CONDITIONS TO LENDING.

              4B(1) INITIAL LOAN CONDITIONS PRECEDENT. In addition to those conditions set forth in PARAGRAPH 4A(6) above with respect to the Loans and any advances hereunder, prior to or contemporaneously with the making of the initial advance of funds, each Lender's obligation to make any Loan is subject to the satisfaction of the following conditions precedent:

               (i) FEES AND EXPENSES. Borrower shall have paid all fees owed to Agent and reimbursed Agent and the Lenders, as applicable, for all expenses due and payable hereunder on or before the date hereof including, but not limited to, counsel fees provided for in PARAGRAPH 12L hereof.

              (ii) DOCUMENTS. Agent shall have received the following documents, in form and substance satisfactory to Agent, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

                    (a) RELATED DOCUMENTS. Copies of this Agreement and one copy each of the Notes payable to each applicable Lender conforming to the requirements hereof duly executed by Borrower.

                    (b) LEGAL OPINIONS. The legal opinion of Borrower's counsel in the form of EXHIBIT 4B(1)(ii)(b).

                    (c) OFFICER'S CERTIFICATE. A certificate executed by the President or Chief Financial Officer of Borrower, stating that (A) no default or Event of Default has occurred and is continuing, (B) no material adverse change in the financial condition or operations of the business of Borrower has occurred since June 30, 1997, and (C) each condition precedent to the consummation of the Loans contemplated hereby has been met or satisfied.

                    (d) INSURANCE POLICIES. Certificates from Borrower's insurance carriers evidencing that all insurance policies and coverage required by PARAGRAPH 5J of the Note Agreement is in effect.

                    (e) ARTICLES OF INCORPORATION AND BYLAWS. A copy of Borrower's Articles of Incorporation, and all amendments, certified by the Secretary of State of Minnesota and a copy of Borrower's By-laws certified by the Secretary of Borrower.

                    (f) GOOD STANDING CERTIFICATES. A Good Standing Certificate for Borrower from the State of Minnesota and an opinion of counsel as to the good standing of Borrower in each state in which Borrower is required to be qualified to transact business as a foreign corporation.

                    (g) BOARD RESOLUTIONS. Certified copies of resolutions of the Board of Directors of Borrower authorizing the execution and delivery of and the consummation of the transactions contemplated by this Agreement and the Other

    Agreements and all other documents or instruments to be executed and delivered in conjunction herewith and therewith by Borrower.

                       (h) INCUMBENCY CERTIFICATES. A certificate of the Secretary or an Assistant Secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign this Agreement and the Other Agreements together with a sample of the true signature of each such officer.

                       (i) AMENDED AND RESTATED OFFSET SHARING AGREEMENT. An Amended and Restated Offset Sharing Agreement in the form attached hereto as EXHIBIT 4(B)(1)(ii)(i) executed by the Lenders, Borrower and the Purchasers (as defined in the Note Agreement).

                       (j) OTHER DOCUMENTS. Such other documents as Agent may reasonably request.

                (iii) LENDER'S REVIEW. The Lenders' review of and satisfaction with the ownership, capital, corporate, organizational and legal structure of Borrower and its Affiliates.

         4B(2) ACCOUNTANT'S LETTER. On or prior to the date hereof, Borrower agrees that it will deliver to Coopers & Lybrand, a letter (in form and substance acceptable to Agent) authorizing such accountants to communicate with Agent and acknowledging the Lenders' reliance on future financial statements audited by such accountants, and Borrower shall use its best efforts to cause such accountants to accept and agree to such letter.


                                 5 TERM LOAN A


     5A. TERM LOAN A COMMITMENT; TERM LOAN A NOTE. On the terms and subject to the conditions set forth in this Agreement, LNB agrees to make a term loan (the "Term Loan A") to Borrower in the principal amount of Ten Million Dollars ($10,000,000). Term Loan A shall be evidenced by a promissory note to be executed and delivered by Borrower at or before the funding date substantially in the form set forth in Exhibit 5A hereto (the "Term Loan A Note").

    5B. BORROWING PROCEDURE UNDER THE TERM LOAN A COMMITMENT. Borrower shall give LNB irrevocable telephonic notice, written notice or telecopied notice by no later than 12:00 p.m., Chicago time, on the date it requests the Term Loan A to be made.

    5C. INTEREST RATE; DEFAULT RATE. Borrower hereby promises to pay interest on the unpaid principal amount of Term Loan A at the rate of 7.535% per annum (the "Fixed Rate"). If any payment of principal on Term Loan A is not paid when due, Term Loan A shall bear interest from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to the sum of 3% plus the Fixed Rate. Interest on Term Loan A shall be computed for the actual number of days elapsed on the basis of a 360-day year. Interest shall be payable in arrears on the last Business Day of each calendar month.

     5D. INSTALLMENT PAYMENTS OF PRINCIPAL. The principal amount of Term Loan A shall be payable in three installments as follows: Three Million Dollars ($3,000,000) on July 1, 1998, Three Million Dollars ($3,000,000) on July 1, 1999, and Four Million Dollars ($4,000,000) on July 1, 2000.

     5E. PREPAYMENTS. Borrower may, from time to time, prepay Term Loan A in whole or in part and shall pay a prepayment fee equal to the "Make Whole Amount", if any. Prepayments of less than all of the outstanding balance of Term Loan A shall be applied to Term Loan A in reverse order of application. The Make Whole Amount shall mean as of any prepayment date, to the extent that the "Reinvestment Yield" on such date is lower than the "Base Rate", the product of (a) the number of days remaining until maturity of Term Loan A, multiplied by (b) the product of (i) the principal balance being prepaid, multiplied by (ii) a percentage obtained by dividing (X) the difference between the Reinvestment Yield and the Base Rate by (Y) 360. To the extent that the Reinvestment Yield on any prepayment date is equal to or higher than the interest rate payable on or in respect of such Term Loan less 150 basis points, the Make Whole Amount is zero. Base Rate shall mean the Fixed Rate less 150 basis points. Reinvestment Yield shall mean the yield as set forth on page "USD" of the Bloomberg Financial Markets Service at 10:00 A.M. (Chicago time) on the prepayment date for actively traded U.S. Treasury securities having a maturity equal to the "Weighted Average Life to Maturity" of the Term Note rounded to the nearest month, or if such yields shall not be reported as of such time or the yields as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the yields published in the statistical release designated H.15(519) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant Maturities" for the maturity corresponding to the remaining Weighted Average Life to Maturity of Term Note A as of the date of such prepayment rounded to the nearest month. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields of the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding, in each of such relevant periods, to the nearest month). For purposes hereof, Weighted Average Life to Maturity shall mean the number of years obtained by dividing (a) the then outstanding principal amount of the Term Loan A Note to be prepaid into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining other required prepayment, installment or payment, including payment at final maturity, foregone by such prepayment by (ii) the number of years (calculated to the nearest 1/12th) which would have elapsed between such date and the making of such prepayment or payment.

                                6 TERM LOAN B

     6A. TERM LOAN B COMMITMENTS; TERM LOAN B NOTES; RECORDATION. On the terms and subject to the conditions set forth in this Agreement, each Term Loan B Lender, severally and not jointly, agrees to make a term loan ("Term Loan B") to Borrower in an aggregate principal amount of such Lender's Term Loan B Percentage of the Total Term Loan B Commitment. The Total Term Loan B Commitment is Fifteen Million Dollars ($15,000,000). Term Loan B shall be available to Borrower by means of one or more Loans, from the date hereof to December 30, 1998, it being understood that Term Loan B may be repaid in whole or in part at any time, subject to PARAGRAPH 6I, but no amount repaid may be reborrowed. The Term Loan B made by each Term Loan B Lender under the Term Loan B Commitment shall be evidenced by a single promissory note (herein, as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutions therefor, collectively called the "Term Loan B Notes") substantially in the form set forth in EXHIBIT 6A hereto, with appropriate insertions, dated the date hereof, payable to the order of such Term Loan B Lender in a principal amount not to exceed such Term Loan B Lender's Term Loan B Percentage of the Total Term Loan B Commitment. The unpaid principal amount of Term Loan B shall bear interest and be due and payable as provided in this Agreement and, if not sooner paid in full, on December 31, 1998. Payments to be made by Borrower under the Term B Notes shall be made at the time, in the amounts and upon the terms set forth herein and therein.

     The date and amount of each Term Loan B made by each Term Loan B Lender shall be recorded by such Term Loan B Lender in its records. The aggregate unpaid principal amount so recorded shall be prima facia evidence of the principal amount owing and unpaid on the Term Loan B Notes. The failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrower hereunder or under the Term Loan B Notes to repay the principal amount of the Term Loan B together with all interest accrued thereon.

     6B. BORROWING PROCEDURES UNDER THE TERM LOAN B COMMITMENT. Borrower shall give Agent irrevocable telephonic notice, written notice or telecopied notice by no later than 12:00 p.m., Chicago time, on the date it requests to make a Term Loan B Loan hereunder. Each such notice shall be effective upon receipt by Agent and shall specify the date of the Term Loan B (which shall be a Business Day), the amount of such Term Loan B, whether the Term Loan B is a Base Rate Loan or LIBOR Loan and, with respect to a LIBOR Loan, the Interest Period applicable thereto. Borrower shall give Agent irrevocable telephonic notice (which notice shall be promptly confirmed in writing) no later than 10:00 a.m., Chicago time, three (3) Business Days prior to the date that it requests Agent to effect a conversion from a Base Rate Loan to a LIBOR Loan, including a reborrowing as provided in PARAGRAPH 6E. Borrower agrees that Agent may rely on any notice given by any person it reasonably believes to be an authorized officer of Borrower without the necessity of independent investigation. Each borrowing shall be on a Business Day.

      6C.  INTEREST RATES; DEFAULT RATE.

            (i) Borrower hereby promises to pay interest on the unpaid principal amount of each Term Loan B at a rate per annum equal to the Base Rate from time to time in effect for the period commencing on the date of such Term Loan B until such Base Rate Loan is (A) converted to a LIBOR Loan pursuant to PARAGRAPH 6E hereof, or (B) paid in full. Accrued interest on the outstanding principal amount of Term Loan B shall be payable (i) monthly in arrears on the last Business
     Day of each calendar month in the case of a Base Rate Loan, (ii) on the last day of the Interest Period therefor in the case of a LIBOR
     Loan, (iii) upon conversion of any Term Loan B into a LIBOR Loan (such amount of accrued interest then coming due to be calculated based on the principal amount of the Term Loan B so converted), and (iv) upon the Maturity Date. After the Maturity Date or Conversion Date, as applicable, accrued interest on such Term Loan B shall be payable on demand.

           (ii) Each LIBOR Loan shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $100,000 and shall bear interest on the unpaid principal amount thereof from the date such LIBOR Loan is effected by conversion or continued until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate, with such interest payable in accordance with PARAGRAPH 6C(i) above.

          (iii) If any payment of principal on any Term Loan B is not made when due, such Term Loan B shall bear interest from the date such payment was due until paid in full, payable on demand, at a rate per annum (the "Default Rate") equal to the sum of three percent (3%) plus the applicable interest rate from time to time in effect (computed on the basis of a 360 day year and actual days elapsed).

     6D. COMPUTATION OF INTEREST. Interest on each Term Loan B shall be computed for the actual number of days elapsed on the basis of a 360-day year. The interest rate applicable to each Base Rate Loan shall change simultaneously with each change in such Base Rate. Upon conversion of less than all the aggregate principal amount of Base Rate Loans outstanding at any one time to a LIBOR Loan, interest on the remaining principal amount of Base Rate Loans outstanding after such conversion shall be calculated assuming such LIBOR Loan replaced a corresponding amount of Base Rate Loans bearing interest at the Base Rate applicable thereto immediately prior to such conversion such that the remaining principal amount of Base Rate Loans outstanding after such conversion shall bear interest at the Base Rate which would have been applicable to such Base Rate Loans had no such conversion been effected.

     6E.  CONVERSION AND REBORROWING OF LOANS.

           (i) Provided that no Event of Default has occurred and is continuing, Base Rate Loans may, subject to PARAGRAPHS 6B AND 6C(ii) hereof, at any time be converted by Borrower to LIBOR Loans, which LIBOR Loans shall mature and become due and payable on the last day of the Interest Period applicable thereto. Provided that no Event of Default has occurred and is continuing, Borrower shall have the right, subject to the terms and conditions of this Agreement, to reborrow through a new LIBOR Loan in whole or in part, subject to PARAGRAPH 6C(ii), any LIBOR Loan from any current Interest Period into a subsequent Interest Period, provided that Borrower shall give Agent notice of the reborrowing of any such LIBOR Loan as provided in PARAGRAPH 6B hereof.

          (ii) In the event that (x) Borrower fails to give notice pursuant to PARAGRAPH 6B hereof of the reborrowing of any LIBOR Loan or fails to specify the Interest Period applicable to such reborrowing or (y) an Event of Default has occurred and is continuing at the time any such LIBOR Loan is to be reborrowed hereunder, then such LIBOR Loan shall be automatically reborrowed as a Base Rate Loan, subject to PARAGRAPH 10B hereof if an Event of Default has occurred and is continuing, unless the relevant LIBOR Loan is paid in full on the last day of the then applicable Interest Period.

     6F. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or the Term Loan B Notes, if at any time any Lender shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful or impossible for such Lender to effect a conversion of a Base Rate Loan into a LIBOR Loan or to continue to maintain any LIBOR Loan, such Lender shall promptly give notice thereof (together with an explanation of the reasons therefor) to Agent and Borrower, and the obligation of such Lender to effect by conversion or continue such LIBOR Loan under this Agreement shall terminate until it is no longer unlawful or impossible for such Lender to effect by conversion or maintain such LIBOR Loan. Upon the receipt of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon, or
(ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to the terms and conditions of this Agreement.

     6G. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN THE LIBOR RATE OR ADJUSTED LIBOR RATE. Notwithstanding any other provision of this Agreement or the Term B Note to the contrary, if prior to the commencement of any Interest Period any Lender shall determine in good faith (i) that deposits in the amount of any LIBOR Loan scheduled to be outstanding are not available to such Lender in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, then such Lender shall promptly give notice thereof to Agent and Borrower, and the obligation of such Lender to effect by conversion or continue any such LIBOR Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, as the case may be. Upon the giving of such notice, Borrower may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon, or
(ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to all the terms and conditions of this Agreement.

     6H.  YIELD PROTECTION, ETC.

           (i) INCREASED COSTS.  If (x) Regulation D of the Board of
     Governors of the Federal Reserve System, or (y) the adoption of any applicable law, treaty, rule, regulation or guideline, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Term Loan B Lender or its lending branch with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

               (A) shall subject such Term Loan B Lender, its lending branch or any Term Loan B to any tax, duty, change, stamp tax, fee, deduction, withholding or other charge in respect of this Agreement, any Term Loan B, the Term Loan B Note or the obligation of such Term Loan B Lender to make or maintain any Loan, or shall change the basis of taxation of payments to such Term Loan B Lender of the principal of or interest on any Term Loan B or any other amounts due under this Agreement in respect of any Term Loan B or its obligation to make or maintain any Term Loan B (except for changes in the rate of tax on the overall net income of such Term Loan B Lender imposed by the federal, state or local jurisdiction in which such Term Loan B Lender's principal executive office or its lending branch is located);

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Term Loan B Lender; or

               (C) shall impose on any Term Loan B Lender any penalty with respect to the foregoing or any other condition affecting this Agreement, any Term Loan B, the Term Loan B Note or the obligation of such Term Loan B Lender to make or maintain any Loan;

          and the result of any of the foregoing is to increase the cost to (or impose a cost on) any Term Loan B Lender of making or maintaining any Term Loan B, or to reduce the amount of any such sum received or receivable by any Term Loan B Lender, under this Agreement or under the Term Loan B Note with respect thereto, then Agent shall notify Borrower after it receives final notice of any of the foregoing and, within 45 days after demand by Agent (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrower shall pay directly to the applicable Term Loan B Lender such additional amount or amounts as will compensate such Term Loan B Lender on an after-tax basis for such increased cost or such reduction.


          (ii) CAPITAL ADEQUACY. If either (i) the introduction of or any change in or change in the interpretation of any law or regulation or
     (ii) compliance by any Term Loan B Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Term Loan B Lender or any corporation controlling such Term Loan B Lender and such Term Loan B Lender determines that the amount of such capital is increased solely by or solely based upon the existence of such Term Loan B Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by Agent, Borrower shall immediately pay to the applicable Term Loan B Lender from time to time as specified by such Term Loan B Lender, additional amounts sufficient to compensate such Term Loan B Lender on an after-tax basis in the light of such circumstances, to the extent that such Term Loan B Lender reasonably determines such increase in capital to be allocable to the existence of such Term Loan B Lender's commitment to lend hereunder.

     6I. FUNDING INDEMNITY. In the event any Term Loan B Lender shall incur any loss, costs or expense (including, without limitation, any loss of profit and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Term Loan B Lender to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Term Loan B Lender) as a result of:

          (i) any payment of a LIBOR Loan on a date other than the last day of the then applicable Interest Period;

          (ii) any failure by Borrower to effect by conversion or continue any LIBOR Loan on the date specified in the notice given pursuant to PARAGRAPH 6B hereof;

          (iii) any failure by Borrower to make any payment of principal or interest when due on any LIBOR Loan, whether at stated maturity, by acceleration or otherwise; or

          (iv)  the occurrence of any Event of Default;

then, upon the demand by Agent, Borrower shall pay to the applicable Term Loan B Lender such amount as will reimburse such Term Loan B Lender for such loss, cost or expense. If any Term Loan B Lender makes such a claim for compensation under this PARAGRAPH 6I, Agent shall provide to Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on Borrower as to the amount thereof except in the case of manifest error.

     6J. DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary other than PARAGRAPH 6G, each Lender shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Lenders had actually funded and maintained each LIBOR Loan during each Interest Period for such LIBOR Loan through the purchase of deposits in the London Interbank Market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted LIBOR Rate for such Interest Period.

     6K. INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or the Other Agreements, Borrower shall not be required to pay, and neither Agent nor any Term Loan B Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the Other Agreements, then in such event: (a) the provisions of this Paragraph shall govern and control; (b) Borrower shall not be obligated to pay any Excess Interest; (c) any Excess Interest that any Term Loan B Lender may have received hereunder shall be, at Agent's option, (i) applied as a credit against the outstanding principal balance of Term Loan B, or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (e) Borrower shall not have any action against Agent or any Term Loan B Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on Term Loan B is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on Term Loan B shall remain at the Maximum Rate until each Term Loan B Lender shall have received the amount of interest which such Term Loan B Lender would have received during such period on Term Loan B had the rate of interest not been limited to the Maximum Rate during such period.

     6L. UNUSED TERM LOAN B COMMITMENT FEE. From and after July 11, 1997, Borrower shall pay to Agent, for the account of the Term Loan B Lenders, a fee in an amount equal to the product of the average daily unborrowed amount of the Term Loan B Commitment during the preceding quarter, multiplied by one-quarter of one percent (0.25%) per annum, such fee to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first Business Day of October, 1997, and on the first Business Day of each calendar quarter thereafter and on the maturity date of Term Loan B. Such amount shall be paid to Agent as provided in PARAGRAPH 4A(1) hereof.

     6M. USE OF PROCEEDS. Borrower shall apply the proceeds of Term Loan B to the payment of the costs of the construction and equipment relating to the completion of Borrower's Tennessee distribution center.


                           7 AFFIRMATIVE COVENANTS

     At all times prior to the Maturity Date and thereafter for so long as any amounts are due or owing to the Lenders hereunder, or any Letter of Credit is outstanding, Borrower hereby covenants that it will, unless Required Lenders otherwise consent in writing:

     7A. FINANCIAL STATEMENTS. Deliver to Agent and each Lender in duplicate:

          (i)   as soon as practicable and in any event within forty-five
     (45) days after the end of each month in each fiscal year, a consolidated balance sheet of Borrower and its Restricted Subsidiaries and Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income and cash flows of Borrower and its Restricted Subsidiaries and Borrower and its Subsidiaries for such month setting forth, in each case in comparative form, figures for the corresponding month in the preceding fiscal year, all in reasonable detail and certified quarterly on a calendar quarter basis by the chief financial officer or chief accounting officer of Borrower as fairly presenting the consolidated financial position of Borrower and its Restricted Subsidiaries and Borrower and its Subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows, in each case for the months indicated, in conformity with GAAP applied on a basis consistent with prior periods (except as disclosed in such certificate), subject to changes resulting from normal year-end adjustments;

          (ii) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and cash flows of Borrower and its Subsidiaries for such year, all in reasonable detail and satisfactory in scope to the Lenders, and
     (a) in the case of such consolidated financial statements, setting forth in each case in comparative form corresponding consolidated figures for the preceding fiscal year, and accompanied by a report thereon of independent certified public accountants of recognized national standing selected by Borrower, which report shall state that, subject only to standard qualifications and limitations generally contained in an unqualified audit report, such consolidated financial statements present fairly the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP, and (b) in the case of such consolidating financial statements, (w) setting forth on supplemental schedules, in one column, the total amounts for Borrower and its Restricted Subsidiaries, and in a second column, the total amounts for Borrower's other subsidiaries all eliminations and adjustments made in aggregating the amounts of such columns to arrive at Borrower's consolidated financial statements, (s) setting forth in comparative form the corresponding consolidated figures for Borrower and its Restricted Subsidiaries for the preceding fiscal year, and (y) accompanied by a report thereon of the independent certified public accountants reporting on the consolidated financial statements of Borrower and its Subsidiaries for such fiscal year, which report shall state that, subject to the qualifications and limitations contained in their report on the consolidated financial statements of Borrower and its Subsidiaries, and to the further qualification that the principles of consolidation followed in the preparation of such consolidated figures for Borrower and its Restricted Subsidiaries conform to the provisions of this Agreement rather than to GAAP, such consolidated figures for Borrower and its Restricted Subsidiaries present fairly the consolidated financial position of Borrower and its Restricted Subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods indicated in conformity with

     GAAP applied on a basis consistent with prior periods (except as otherwise specified in such report);

          (iii) together with each delivery of financial statements pursuant to clauses (i) and (ii) of this PARAGRAPH 7A, an officer's certificate executed by a Responsible Officer (a) stating that the Responsible Officer has reviewed the terms of this Agreement and the Notes and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower and its Restricted Subsidiaries during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that the Responsible Officer does not have knowledge of the existence as at the date of the officer's certificate, of any condition or event which constitutes an Event of Default or with the giving of notice or passage of time or both would constitute an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken or is taking or proposes to take with respect thereto, and (b) demonstrating (with computations in reasonable detail) compliance by Borrower with the provisions of PARAGRAPHS 8A(i), 8A(ii), 8A(iii), 8C(1)(v), 8C(2), 8C(3)(vii), 8C(3)(viii) and 8C(6)(iii) of this Agreement (herein called the "COMPUTATION PARAGRAPHS");

          (iv) together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to clause (ii) of this PARAGRAPH 7A, a certificate by Borrower's independent certified public accountants stating (a) that their audit examination has included a review of the terms of this Agreement and of the Notes as they relate to accounting matters and that such review is sufficient to enable them to make the statement referred to in subclause (c) of this clause (iv),
     (b) whether, in the course of their audit examination there has been disclosed the existence during the fiscal year covered by such financial statements (and whether they have knowledge of the existence as of the date of such accountants' certificate) of any condition or event which constitutes an Event of Default, or with the giving of notice or passage of time or both would constitute an Event of Default, and if during their audit examination there has been disclosed (or if they have knowledge of) such a condition or event, specifying the nature and period of existence thereof (it being understood, however, that such accountants shall not be liable to any Person by reason of their failure to obtain knowledge of any Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards), and (c) that based on their annual audit examination, including a review of the Computation Paragraphs, nothing came to their attention which causes them to believe that the information relating to the Computation Paragraphs contained in the officer's certificate delivered therewith pursuant to clause (iii) of this PARAGRAPH 7A is not correct or that the matters set forth in such officer's certificate are not stated in accordance with the terms of this Agreement;

          (v) promptly upon their becoming available, copies of all Securities Laws Filings, financial statements, reports, notices and proxy statements sent or made available generally by Borrower and its Restricted Subsidiaries to its security holders (other than Borrower in the case of Restricted Subsidiaries), of all regular and periodic reports and all registration statements and prospectuses, if any, filed by borrower or any of its Restricted Subsidiaries with any securities exchange or with the Securities and Exchange Commission or with NASDAQ, and of all press releases and other written statements made available generally by Borrower or any of its Restricted Subsidiaries to the public concerning material developments in the business of Borrower and its Restricted Subsidiaries;

          (vi) promptly upon receipt thereof by Borrower, copies of all reports submitted to Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of Borrower or any of its Restricted Subsidiaries made by such accountants;

          (vii) promptly upon any Responsible Officer obtaining knowledge (a) that a condition or event exists that constitutes, or with the passage of time or giving of notice or both would constitute, an Event of Default,
     (b) that the holder of any Note has given any notice or taken any other action with respect to a claimed Event of Default under this Agreement,
     (c) of any condition or event which could reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of Borrower or Borrower and its Restricted Subsidiaries taken as a whole (other than matters of a general economic or political nature which do not affect Borrower or its Restricted Subsidiaries uniquely), (d) that any Person has given any notice to Borrower or any Restricted Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in clause (n) of PARAGRAPH 10A, (e) of the institution of any litigation involving claims against Borrower or any Restricted Subsidiary in excess of the coverage provided under Borrower's of such Restricted Subsidiary's insurance policies (treating any portion of such coverage which is subject to self-insurance or deductibles as a part of such excess) if the amount of the excess of such claims individually exceeds $500,000, or, when aggregated with the excess over insurance coverage of all other outstanding claims, exceeds $1,000,000, (f) of the initiation by the Securities and Exchange Commission of any proceeding against Borrower or any Restricted Subsidiary or of any investigation of Borrower or any Restricted Subsidiary, or (g) of the initiation by any other governmental agency of any proceeding against Borrower or any Restricted Subsidiary or of any investigation of Borrower or any Restricted Subsidiary involving allegations (or which could reasonably be expected to result in allegations) of material illegal activities or misconduct on the part of Borrower or any Restricted Subsidiary, an officer's certificate, executed by an Responsible Officer, specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Event of Default, event or condition, or specifying the nature of such litigation, proceeding or investigation, and what action Borrower has taken, is taking or proposes to take with respect thereto;

           (viii) as soon as practicable and in any event within twenty (20) days after any Responsible Officer obtains knowledge of the occurrence of any of the following events which would result in a material liability to Borrower: (a) any event or condition which constitutes a "reportable event", as such term is defined in section 4043 of ERISA, whether or not the PBGC has by regulation waived the requirement to notify it within thirty (30) days, (b) any transaction which constitutes a "prohibited transaction", as such term is defined in section 4975 of the Code or section 406 of ERISA, except to the extent that an administrative or statutory exemption is applicable, (c) the taking of any action in connection with the termination of any Plan, or proceedings to terminate any Plan which are pending or threatened, or
     (d) any liability to or on account of a Plan under Title IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans which will or may be incurred Borrower, any Subsidiary or any ERISA Affiliate, a written notice specifying the nature thereof, what action Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the PBGC, the United States Department of Labor or the Internal Revenue Service with respect thereto; and

           (ix) with reasonable promptness, such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Agent or any Lender, including, without limitation, the same store sales analysis contained in Borrower's Financials for the period ended March 31, 1994, in the form which Borrower has previously provided to Agent.

     7B.   INSPECTION OF PROPERTY. Permit any Person designated by any Lender or Agent in writing, at such Lender's or Agent's expense (unless an Event of Default shall have occurred and be continuing, in which case at Borrower's expense), to visit and inspect any of the properties of Borrower and its Restricted Subsidiaries, to examine the corporate books and financial records of Borrower and its Restricted Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the Responsible Officers or Borrower's independent certified public accountants, all at such reasonable times during normal business hours and as often as such Lender or Agent may reasonably request.

     7C.   COVENANTS TO SECURE NOTES EQUALLY. If Borrower or any Restricted
Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to PARAGRAPH 12E(i)), Borrower will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. Securing the Notes by such Lien shall not, however, constitute a cure or waiver of any Event of Default resulting from the creation or assumption of the non-permitted Lien.

     7D.   KEEPING OF BOOKS AND BANK ACCOUNTS. Borrower covenants that it will, and will cause each of its Restricted Subsidiaries to, (i) keep separate and proper books of record and account in which full and correct entries shall be made of all transactions, including any transactions between Borrower or any Restricted Subsidiary and any Affiliate, all in accordance with GAAP, and (ii) maintain bank accounts which are separate and segregated from the bank accounts of any Unrestricted Subsidiary or Affiliate.

     7E.   INCORPORATION OF OTHER DEBT COVENANTS. Borrower covenants that if it is or shall become subject to any operational or financial covenant in any document evidencing or pertaining to Debt of Borrower which is more favorable to a lender or other beneficiary than those set forth in ARTICLE 8 hereof, then (i) this Agreement shall be deemed to be automatically amended to include such more favorable covenant, (ii) Borrower shall promptly give each of the Lenders notice thereof, and (iii) if requested by Agent or any Lender, Borrower shall promptly execute and deliver a written amendment to this Agreement specifically incorporating such covenant herein. Once any such covenant has been included in this Agreement (whether or not pursuant to a written amendment), it may only be modified or eliminated by an amendment hereto entered into as contemplated by PARAGRAPH 12E hereof.

     7F.   CORPORATE EXISTENCE, ETC. At all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and those of each of its Restricted Subsidiaries, except as otherwise specifically permitted by PARAGRAPHS 8C(4) and 8C(5), and will qualify, and cause each of its Restricted Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), assets, properties, prospects or operations of Borrower or Borrower and its Restricted Subsidiaries taken as a whole, PROVIDED that the corporate existence of any Subsidiary may be terminated if, in the good faith judgment of the Board of Directors of Borrower, such termination is in the best interests of Borrower.

     7G.   PAYMENT OF TAXES AND CLAIMS. Pay, and cause of its Subsidiaries to pay, all income taxes before the same shall become delinquent, except where such income taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if adequate reserves therefor have been established on the books of Borrower or its Subsidiaries in accordance with GAAP. Borrower covenants that it will, and will cause each of its Subsidiaries to, pay all other taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, PROVIDED that no such tax, assessment, charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such accrual or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

     7H.   COMPLIANCE WITH LAWS, ETC. Comply with, and cause each of its
Restricted Subsidiaries to comply with, the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially adversely affect the business, condition (financial or other), assets, properties, operations or prospects of Borrower or Borrower and its Restricted Subsidiaries taken as a whole.

     7I.   MAINTENANCE OF PROPERTIES; INSURANCE. Maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, (i) insurance with respect to its properties and business and the properties and business of its Restricted Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations and (ii) life insurance, with Borrower as the owner and named beneficiary, on the lives of Myron Kunin and Paul Finkelstein, in the amounts, net of any premium loans thereon and interest due in connection therewith, of not less than $2,700,000 and $2,400,000, respectively, each of which life insurance policies shall be free of premium loans (except as specifically provided herein) and other Liens on or offsets against proceeds payable to Borrower.

     7J.   COVENANT TO AMEND. Provide each Lender and Agent with at least five (5) Business Days prior notice of any amendment or modification of the Note Agreement. Borrower further covenants that it will, if and as requested by Agent or any Lender, in its sole and absolute discretion, immediately amend or modify the terms of this Agreement in a similar manner.

     7K.   MAINTENANCE OF ACCOUNTS. Borrower agrees to maintain its primary operational accounts with Agent and shall maintain an average balance of collected, available funds in a non-interest bearing demand deposit account with Agent (the "Operating Account"). Borrower acknowledges that Agent will charge Borrower negotiated service charges in effect from time to time for various services performed by Agent in connection with any aspect of the relationship between Borrower and Agent. Agent may cause interest and other amounts payable on the obligations of Borrower to Agent and the Lenders hereunder to be paid by making a direct charge to the applicable Operating Account in accordance with the terms hereof. Subject to the provisions of the Offset Sharing Agreement, Agent shall apply its offset rights to Term Loan A, Term Loan B and the Revolving Credit Loans pro rata based upon the principal amount outstanding on each.

                            8 NEGATIVE COVENANTS

     Prior to the Maturity Date and thereafter for so long as any amount is due or owing to the Lenders hereunder, or any Letter of Credit is outstanding, unless the Required Lenders shall otherwise consent in writing,
(i) in the case of PARAGRAPHS 8A, 8D, AND 8E below, Borrower shall not and
(ii) in the case of PARAGRAPHS 8B-8C below, Borrower shall not, and shall not permit any Restricted Subsidiary to:

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

     8A.   (i)   INTEREST COVERAGE. Permit the Interest Coverage Ratio
determined as at each December 31, March 31, June 30 and September 30 for the four quarters then ended to be less than 2.0 to 1.0.

           (ii) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than $60,000,000 plus, to the extent positive, 50% of Consolidated Net Income for the period (taken as one accounting period) commencing July 1, 1995 and ending on the last day of the fiscal quarter most recently ended as of any date of determination (said amount being $76,814,000 as of September 30, 1997).

           (iii) TANGIBLE NET WORTH. Permit Tangible Net Worth at any time to be less than $10,000,000, which Tangible Net Worth amount shall be determined at each September 30, December 31, March 31 and June 30.

     8B.   INTENTIONALLY OMITTED.

     8C(1) LIENS. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of PARAGRAPH 7C), except the following "Permitted Liens":

           (i) Liens for taxes, assessments or governmental charges not yet due or which are being actively contested in good faith by appropriate proceedings;

           (ii) Liens incidental to the conduct of its business or the ownership of its property and assets which do not secure Debt and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

           (iii) Liens on property or assets of a Restricted Subsidiary to secure obligations of such Restricted Subsidiary to Borrower or a Wholly-Owned Restricted Subsidiary;

           (iv)  Liens which are the subject of an Offset Sharing Agreement;
     and

           (v) other Liens securing Debt permitted by PARAGRAPH 8C(2), PROVIDED that Priority Debt shall at no time exceed 15% of Consolidated Net Worth.

     8C(2) DEBT. Create, incur, assume or suffer to exist any Debt, EXCEPT:

           (i)   Funded Debt evidenced by the Senior Notes;

           (ii) Funded Debt which is from time to time outstanding under the Private Shelf Agreement;

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

           (iii) Current Debt, PROVIDED that any holder of such Current Debt (other than a holder of Permitted Seller Current Debt) is party to an Offset Sharing Agreement; and

           (iv)  other Funded Debt,

provided that at no time shall (a) the ratio of Total Debt to the sum of Total Debt and Consolidated Net Worth exceed .50 to 1.00 or (b) Priority Debt exceed 15% of Consolidated Net Worth.

     8C(3) INVESTMENTS. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any Stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (all of the foregoing being referred to herein as "Investments"), EXCEPT that Borrower or any Restricted Subsidiary may:

           (i) make or permit to remain outstanding Investments to or in any Restricted Subsidiary or any corporation which immediately following such Investment will be a Restricted Subsidiary;

           (ii) own, purchase or acquire marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof and maturing within one (1) year from the date of acquisition thereof;

           (iii) make demand deposits in banks in the ordinary course of business, and make deposits or own certificates of deposit of United States dollars maturing within one year from the date of acquisition thereof issued by commercial banks chartered under the laws of the United States of America or any state thereof or the District of Columbia, each having as at any date of determination combined capital, surplus and undivided profits of not less than $100,000,000 (determined in accordance with GAAP);

           (iv) own, purchase or acquire commercial paper maturing no more than 270 days from the date of acquisition thereof and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc.;

           (v) make and own Investments in mutual funds which invest at least 95% of their assets in instruments described in clauses (ii),
     (iii) and (iv) of this PARAGRAPH 8C(3);

           (vi) endorse negotiable instruments for collection in the ordinary course of business;

           (vii) make or permit to remain outstanding Investments to or in Unrestricted Subsidiaries, PROVIDED that (a) the aggregate amount (at original cost) of all Investments in Unrestricted Subsidiaries shall at no time exceed 10% of Consolidated Net Worth and (b) any Investment made in an Unrestricted Subsidiary subsequent to June 30, 1995 shall only be deemed an Investment for purposes of this PARAGRAPH 8C(3) to the extent it involves a cash or other asset contribution or advance (net of any return thereof); and

         (viii) make or permit to remain outstanding other Investments (exclusive of Investments in Unrestricted Subsidiaries), PROVIDED that the aggregate amount thereof shall at no time exceed 5% of Consolidated Net Worth.

   8C(4) SALE OF STOCK AND DEBT OF RESTRICTED SUBSIDIARIES. Sell or otherwise dispose of, or part with control of, any shares of Stock or Debt of any Restricted Subsidiary, except to Borrower or a Wholly-Owned Restricted Subsidiary, and except that all shares of Stock and Debt of any Restricted Subsidiary at the time owned by or owed to Borrower and all Restricted Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of Borrower) at the time of sale of the shares of Stock and Debt so sold, provided that (i) such sale or other disposition, if treated as a Transfer of assets of such Restricted Subsidiary, would be permitted by PARAGRAPH 8C(6), and (ii) at the time of such sale, such Restricted Subsidiary shall not own, directly or indirectly, any shares of Stock or Debt of any other Restricted Subsidiary (unless all of the shares of Stock and Debt of such other Restricted Subsidiary owned, directly or indirectly, by Borrower and all Restricted Subsidiaries are simultaneously being sold as permitted by this PARAGRAPH 8C(4)).

   8C(5) MERGER AND CONSOLIDATION. Merge or consolidate with or into, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any other Person, EXCEPT that:

         (i) any Restricted Subsidiary may merge or consolidate with or into Borrower, PROVIDED that Borrower is the continuing or surviving corporation;

         (ii) any Restricted Subsidiary may merge or consolidate with or into another Restricted Subsidiary, PROVIDED that a Wholly-Owned
   Restricted Subsidiary shall be the continuing or surviving corporation; and

         (iii) Borrower may merge or consolidate with any other corporation, PROVIDED that (a) either (x) Borrower shall be the continuing or surviving corporation, or (y) the successor or acquiring corporation shall be a corporation organized under the laws of any state of the United States of America and shall expressly assume in writing all of the obligations of Borrower under this Agreement and on the Senior Notes, including all covenants herein and therein contained, and such successor or acquiring corporation shall succeed to and be substituted for Borrower with the same effect as if it had been named herein as a party hereto, and (b) the continuing or surviving corporation or the successor or acquiring corporation, as the case may be, shall be in the same line of business as Borrower prior to such transaction, and (c) immediately after giving effect to such transaction, no Default or Event of Default would exist hereunder (including a Default or Event of Default under PARAGRAPH 8A or under clause (iii) of PARAGRAPH 8C(2)).

   8C(6) TRANSFACTIONS OF ASSETS. Transfer any of its assets EXCEPT that:

         (i) any Restricted Subsidiary may Transfer assets to Borrower or a Wholly-Owned Restricted Subsidiary;

         (ii) Borrower or any Restricted Subsidiary may sell inventory in the ordinary course of business; and

         (iii) Borrower or any Restricted Subsidiary may otherwise Transfer assets, PROVIDED that after giving effect thereto (a) the Aggregate Percentage of Earnings Capacity Transferred pursuant to this clause (iii) shall not exceed 10% and (b) the Aggregate Percentage of Total Assets Transferred pursuant to this clause (iii) shall not exceed 10%.

   8C(7) SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

   8C(8) TRANSACTIONS WITH AFFILIATES. Directly or indirectly, engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate, unless (i) such transaction is in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Affiliate's business and upon fair and reasonable terms that are comparable to those which might be obtained in an arm's-length transaction between unaffiliated parties, and (ii) in the case of any such transaction in which the aggregate value of the assets or services involved, or of the payments made, exceeds $1,000,000, such transaction is authorized by a majority of the independent members of the Board of Directors of Borrower.

   8C(9) RESTRICTED SUBSIDIARY DIVIDEND RESTRICTIONS. Enter into, or otherwise be subject to, any contract or agreement (including its certificate or articles of incorporation), which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by any Restricted Subsidiary.

   8C(10) TAX CONSOLIDATION. Consent to or permit the filing of or be a party to any consolidated income tax return of Borrower and its Subsidiaries).

   8D. TRANSACTIONS BY RESTRICTED SUBSIDIARIES. Permit any Restricted Subsidiary (i) (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of (i) any shares of any class of its Stock (other than Common Stock) except to Borrower or another Restricted Subsidiary or (ii) any shares of Common Stock except (a) to Borrower or another Restricted Subsidiary and (b) concurrently with dispositions under (a) above to any minority shareholders of such Restricted Subsidiary to the extent necessary to maintain such minority shareholders' percentage ownership of outstanding shares of Common Stock of such Restricted Subsidiary.

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

   8E.  COMPLIANCE WITH ERISA.  Permit any Subsidiary or ERISA Affiliate to:

         (i) engage in any transaction in connection with which Borrower, any Subsidiary or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of section 4068(f) of ERISA or an amendment of a Plan within the meaning of section 4041(e) of ERISA), which could result in any liability of Borrower or any ERISA Affiliate to the PBGC, to a Plan, to a participant or beneficiary or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under
   Section 4063 or 4064 of ERISA, incur any liability in respect of employees or former employees of Borrower, any Subsidiary or any ERISA Affiliate for post-employment welfare benefits (other than for continuation coverage required to be provided pursuant to section 4980B of the Code), fail to make full payment when due of all amounts which, under provisions of any Plan or applicable law, Borrower, any Subsidiary or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could reasonably be expected to result in a liability of Borrower, any Subsidiary or any ERISA Affiliate in excess of $500,000 either alone or when aggregated with all such events which may occur or exist;

         (ii) at any time permit the present value of all benefit liabilities under all Plans or under any Plan maintained at such time by Borrower, any of its Subsidiaries or any ERISA Affiliate (other than Multiemployer Plans) to exceed the current value of the assets of all such Plans or of any such Plan allocable to such benefit liabilities by more than $5000,000;

         (iii) permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by Borrower, its Subsidiaries or any ERISA Affiliate to exceed $750,000; or

         (iv) permit the sum of (a) the amount by which the present value of all benefit liabilities referred to in clause (ii) of this PARAGRAPH 8E exceeds the current value of the assets referred to in such clause (ii) and (b) the amount of the aggregate incurred withdrawal liability referred to in clause (iii) of this PARAGRAPH 8E to exceed $750,000.

For the purposes of clauses (iii) and (iv) of this PARAGRAPH 8E, the amount of the withdrawal liability of Borrower, its Subsidiaries and any ERISA Affiliate at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof as to which Borrower reasonably believes, after appropriate consideration of possible adjustments arising under sections 4219 and 4221 of ERISA, Borrower, its Subsidiaries and any ERISA Affiliates will have no liability, provided that Borrower shall obtain prompt written advice from independent actuarial consultants supporting such determination. Borrower agrees that at the request of Agent or any Lender it will (x) once in each calendar year request and obtain a current statement of withdrawal liability from each Multiemployer Plan and
(y) transmit a copy of such statement to Agent and each Lender, within 21 days after Borrower receives the same. As used in this PARAGRAPH 8E, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code, the terms "present value" and "current value" have the meanings specified in section 3 of ERISA and the term "benefit liabilities" has the meaning specified in section 4001(a)(16) of ERISA.

              9  REPRESENTATIONS, COVENANTS AND WARRANTIES

   9A. ORGANIZATION; SUBSIDIARIES. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Minnesota, each Restricted Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, Borrower is and each Restricted Subsidiary is duly qualified to do business in any jurisdiction where the failure to do so could reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties, prospects or operations of Borrower or Borrower and its Restricted Subsidiaries taken as a whole, and Borrower has and each Restricted Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted, and, in the case of Borrower, to execute and deliver this Agreement and the Notes and otherwise carry out the transactions contemplated by this Agreement. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of Borrower and, when executed and delivered by Borrower, will constitute legal, valid and binding obligations of Borrower. EXHIBIT 1A(ii) attached hereto lists all Restricted Subsidiaries and all Unrestricted Subsidiaries. All of the outstanding stock of each Restricted Subsidiary is owned by Borrower or a Restricted Subsidiary, except as otherwise disclosed in EXHIBIT 1A(ii). All of the outstanding shares of Stock of Borrower and each Restricted Subsidiary are validly issued, fully paid and non-assessable.

   9B. FINANCIAL STATEMENTS AND CONDITION. The financial statements and balance sheet (including the notes thereto) of Borrower as at June 30, 1997, and the related statements of income and equity and statements of cash flows of Borrower for the fiscal year then ended, audited by Coopers & Lybrand, independent certified public accounts of Borrower, and the internally prepared financial statements and balance sheet (including the notes thereto) of Borrower as at August 31, 1997, and the related statements of income and equity and statements of cash flows of Borrower for such period then ended are complete and correct and fairly present the financial condition of Borrower as at such dates and the results of the operations of Borrower for the year and period ended, respectively, on such date, in accordance with GAAP, and since June 30, 1997, there has been no material adverse change in Borrower's business, condition (financial or other), assets, properties, operations or prospects. Except as set forth on EXHIBIT 9B hereto, Borrower, as of the date of this Agreement, has no material contingent obligations, long-term leases or material forward or long-term commitments which are not reflected in the foregoing statements (and the related notes hereto).

   9C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against Borrower or any of its Restricted Subsidiaries, or any properties or rights of Borrower or any of its Restricted Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of Borrower or Borrower and its Restricted Subsidiaries taken as a whole.

   9D OUTSTANDING DEBT. Neither Borrower nor any of its Restricted Subsidiaries has outstanding any Debt except Debt of any Restricted Subsidiary to Borrower or any Wholly-Owned Restricted Subsidiary and Debt listed in the Schedule of Debt attached hereto as EXHIBIT 9D. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

   9E. TITLE TO PROPERTIES. Each of Borrower and its Restricted Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheets included in the Financials as at June 30, 1997 (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Permitted Liens. All leases necessary in any material respect for the conduct of the respective business of Borrower and its Restricted Subsidiaries are valid and subsisting and are in full force and effect; neither Borrower nor any of its Restricted
Subsidiaries has assigned or created any Lien on its leasehold interest under any such lease: Borrower and its Restricted Subsidiaries have performed all of their material obligations under all of such leases and no material default by Borrower or any of its Restricted Subsidiaries, or by the lessor thereunder, exists with respect to any such lease; Borrower and its Restricted Subsidiaries enjoy undisturbed possession of the leased property under all of such leases; and, to the knowledge of any Responsible officer, no claim has been made by any lessor under any such lease or by any other Person having an interest in the leased property which would have any material probability of interfering with such undisturbed possession under any such lease prior to the scheduled termination thereof. All of the outstanding capital stock of each Restricted Subsidiary is validly issued, fully paid and non-assessable, and all such capital stock owned by Borrower or any Restricted Subsidiary is owned free and clear of any Lien of any kind.

   9F. TAXES. Borrower has and each of its Restricted Subsidiaries has filed (or caused to be filed) all Federal, State and other income tax returns which are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. The charges, accruals and reserves on the books of Borrower, and reflected in the Financials, are adequate under GAAP. There are no Federal or state income taxes payable by any member of the affiliated group (as such term is defined in section
1504(a) of the Code) included or to be included in such consolidated income tax returns for any such income tax period, and neither Borrower nor any of its Restricted Subsidiaries will have any liability for the payment of any such Federal or state income taxes for any such income tax period or for any Federal or state income taxes for any other tax period payable by any other member of any affiliated group (as so defined) other than Borrower and its Restricted Subsidiaries.

     9G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither Borrower nor any of its Restricted Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, condition (financial or other), assets, properties, operations or prospects. Neither the execution nor delivery of this Agreement or the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Borrower or any of its Restricted Subsidiaries pursuant to, the charter or by-laws of Borrower or any of its Restricted Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower or any of its Restricted Subsidiaries is subject. Neither Borrower nor any of its Restricted Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of Borrower or such Restricted Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Funded Debt of Borrower of the type to be evidenced by the Notes.

     9H. REGULATION U. Neither Borrower nor any of its Restricted Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or advance made by Lenders to Borrower hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     9I. ERISA. (a) Neither Borrower, any Restricted Subsidiary nor any
ERISA Affiliate has breached the fiduciary rules of ERISA or engaged in any transaction in connection with which Borrower, any Restricted Subsidiary or any ERISA Affiliate could be subjected to a suit for damages, a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, in any such case which could reasonably be expected to have a material adverse effect on Borrower and its Restricted Subsidiaries taken as a whole.

         (b) No Plan nor any trust created under any Plan has been terminated within the meaning of Title IV of ERISA since September 2, 1974 under circumstances that could result in liability which could be materially adverse to Borrower and its Restricted Subsidiaries taken as a whole. Other than premiums due and owing in the normal course, no liability to the PBGC has been incurred and remains unsatisfied or its expected by Borrower to be incurred with respect to any Plan by Borrower or any ERISA Affiliate which is or would be materially adverse to

Borrower and its Restricted Subsidiaries taken as a whole. There has been no reportable event (within the meaning of section 4043(b) of ERISA) or any other event or condition with respect to any Plan which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case could result in liability which would be materially adverse to Borrower and its Restricted Subsidiaries taken as a whole.

         (c) Neither Borrower nor any ERISA Affiliate has within the past six years contributed, or had any obligation to contribute, to a single employer plan that has at least two contributing sponsors not under common control or ceased operations at a Facility under circumstances which could result in liability under section 4068(f) of ERISA.

         (d) There are no Multiemployer Plans to which Borrower or any ERISA Affiliate is or has ever been obligated to contribute under Title IV of ERISA.

         (e) No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). Full payment has been made within the time required under section 412 of the Code of all amounts that Borrower or any of its ERISA Affiliates is required under the terms of each Plan and applicable law to have paid as contributions to such Plan as of the date hereof. Each Plan satisfies the minimum funding standard of section 412 of the Code.

         (f) The present value of the benefit liabilities (within the meaning of Title IV of ERISA) under all Plans (other than Multiemployer Plans) determined as of Borrower's most recently ended fiscal year and on the basis of PBGC assumptions required under Title IV of ERISA did not exceed the current value of the assets of all such Plans determined as of such date.

         (g) Neither Borrower nor any ERISA Affiliate has engaged in any transaction that could result in the incurrence of any liabilities under section 4069 or section 4212 of ERISA.

         (h) Borrower is not a party in interest with respect to any employee benefit plan, except for the Regis Corporation Employee Profit Sharing Plan, the Regis Sure-Care Medical Plan, Regis Corporation Employee Stock Purchase Plan, Regis Corporation Employee Stock Option Plan and Regis Corporation Executive Stock Award Plan, and securities of Borrower are not employer securities with respect to any such plan other than the above-listed plans. For such purpose, the term "employee benefit plan" shall have the meaning assigned to such term in section 3 of ERISA and the term "employer security" shall have the meaning assigned to such term in Section 407(d)(1) of ERISA. The execution and delivery of this Agreement and the Notes will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code.

     9J. GOVERNMENTAL CONSENT. No consent, approval or authorization of, or declaration or filing with, any govenmental authority is required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or the delivery of this Agreement and the Notes, or the fulfillment of and compliance with the terms and provisions hereof and of the Notes.

     9K. STATUS UNDER CERTAIN FEDERAL STATUTES. (i) Borrower is not (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (c) a "public utility" as such term is defined in the Federal Power Act, as amended; and (ii) neither Borrower nor any of its Restricted Subsidiaries is a "rail carrier or a person controlled by or affiliated with a rail carrier", within the meaning of Title 49, U.S.C., and Borrower is not a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

     9L. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither Loans made by the Lenders nor Borrower's use of the proceeds thereof as contemplated by this Agreement or the Other Agreements will violate the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Assets Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, of the United States Treasury Department (31 C.F.R., Chapter V, as amended) or the restrictions set forth in Executive Orders No. 8389, 9193, 12544 (Libya), 12543 (Libya), 12722 (Iraq), 12723 (Kuwait), 12724 (Iraq) or 12725 (Kuwait),
as amended, of the President of the United States of America or of any rules or regulations issued thereunder.

     9M. INTELLECTUAL PROPERTY. Borrower and each of its Restricted Subsidiaries owns, is licensed under, or otherwise has the rights to, all patents, trademarks, service-marks, trade names, copyrights, technology, know-how and processes, free from any burdensome restrictions, used in or necessary for the conduct of their repetitive businesses as currently conducted and as proposed to be conducted.

     9N. ENVIRONMENTAL MATTERS. Borrower and each of its Restricted Subsidiaries have obtained and are in compliance with all permits, licenses, and other authorizations that are required under all Environmental Laws, including laws relating to emissions, discharges, releases, or threatened releases of contaminants into the environment (including, without limitation, ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage disposal, transport, or handling of contaminants, except to the extent that failure to have any such permit, license, or other authorization does not have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of Borrower and its Restricted Subsidiaries, taken as a whole.

     9O. AFFILIATE TRANSACTIONS AND AGREEMENTS. EXHIBIT 90 attached hereto correctly describes the nature and terms (including contracts and corporate policies) of all continuing transactions or agreements between the Borrower and each Restricted Subsidiary or any Affiliate other than a Restricted Subsidiary. There exists no default under the provisions of any such agreement or violation of any corporate policy with respect to any such transaction.

     9P. ACCURACY OF INFORMATION. All factual information taken as a whole heretofore or contemporaneously furnished by or on behalf of Borrower to Agent and Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby (excluding factual information superseded or replaced prior to the date hereof) is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of Borrower to Agent and Lenders will be, true and accurate in every material respect on the date as of which such information is dated or certified, and Borrower has not omitted and will not omit any material fact necessary to prevent such information from being false or misleading. Borrower has disclosed to Agent, in writing, all facts which Borrower believes might materially and adversely affect the business, condition (financial or other), assets, properties, operations, or prospects of Borrower or any Affiliate or which Borrower believes might materially and adversely affect any material portion of Borrower's or any Borrower's properties, or Borrower's ability to perform its obligations under this Agreement or the Other Agreements.

     9Q. SECURITIES TRANSACTION. No proceeds of any Loan or advance made by Lender to Borrower hereunder will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     9R. COMPLIANCE WITH LAWS. Borrower and all Subsidiaries are in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of Borrower and such Subsidiaries including, without limitation, zoning or other ordinances relating to permissive non-conforming uses of property, except where the failure to be in compliance would not have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of Borrower or any of its Subsidiaries taken as a whole.

     9S. LABOR. None of the employees of Borrower or any of its Restricted Subsidiaries is subject to any collective bargaining agreement, and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceedings or other material labor or employee-related controversies pending or threatened involving Borrower, its Restricted Subsidiaries and any of their respective employees, except for any of the foregoing which would not in the aggregate have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of Borrower and its Restricted Subsidaries, taken as a whole.

     9T. SOLVENCY. As of the date of this Agreement, Borrower has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature and Borrower owns property the fair saleable value of which is greater than the amount required to pay Borrower's Debt. No transfer of property is being made and no Debt is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Borrower or any of its Subsidiaries.

     9U. SECURITIES LAWS FILINGS. Borrower has previously made available to the Lenders true and complete copies of its (i) proxy statements relating to all meetings of stockholders (whether special or annual) during the calendar years 1991, 1992, 1993, 1994, 1995 and 1996, and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act of 1934, as amended, by Borrower with any applicable governmental authority since March 31, 1991, including without limitation Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (such reports and other filings, together with any amendments thereto, are collectively referred to as the "Securities Laws Filings"). As of their respective dates, and to the best knowledge of Borrower, the Securities Laws Filings were in compliance in all material respects with the requirements of their respective forms and were true and complete and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     9V. INSURANCE. EXHIBIT 9V sets forth a complete and accurate description of all policies of insurance that will be in effect as of the date of this Agreement for Borrower and its Subsidiaries as required pursuant to PARAGRAPH 5J of the Note Agreement. As of the date of this Agreement, Borrower and its Subsidiaries are adequately insured under such policies, no notice of cancellation has been received with respect to such policies and Borrower and its Subsidiaries are in compliance with all conditions contained in such policies.

    9W. CORPORATE NAMES. Except as disclosed on EXHIBIT 9W, as of the date of this Agreement, Borrower has no assumed corporate names and is not doing business under any corporate name other than "Regis Corporation."

                                  10 DEFAULT

    10A. EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute a default ("Event of Default") by Borrower under this
Agreement: (a) if Borrower fails or neglects to perform, keep or observe any covenant or agreement contained in PARAGRAPHS 7A, 7B, 7C or 7D, or any subparagraph of PARAGRAPH 8 of this Agreement which is required to be performed, kept or observed by Borrower; (b) if Borrower fails or neglects to perform, keep or observe any covenant or agreement contained in PARAGRAPH 7E through PARAGRAPH 7J, inclusive, and such failure or neglect shall not be cured within ten (10) days after Borrower obtains actual knowledge thereof;
(c) if Borrower fails or neglects to perform, keep or observe any other covenant or agreement contained in this Agreement or the Other Agreements and such failure or neglect shall not be cured within thirty (30) days after Borrower obtains actual knowledge thereof; (d) if any representation or warranty made by Borrower herein or in any Other Agreement is breached or is false or misleading in any material respect when made, or any exhibit, schedule, certificate, financial statement, report, notice or other writing furnished by Borrower or any of its Responsible Officers to Agent or any Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; (e) if Borrower fails to pay Borrower's Liabilities when due and payable or declared due and payable; provided, however, that in the case of the payment of interest, costs, fees and expenses payable hereunder, such failure continues for five (5) days after any such payment is due; (f) if any of the property of Borrower or its Restricted Subsidiaries having an aggregate value in excess of $500,000 is attached, seized, subjected to a writ or distress warrant or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within twenty (20) days thereafter;
(g) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower or any of its Restricted Subsidiaries or if Borrower or any of its Restricted Subsidiaries shall make an assignment for the benefit of creditors or if any case or proceeding is filed by Borrower or any of its Restricted Subsidiaries for their respective dissolution or liquidation; (h) if Borrower or any of its Restricted Subsidiaries is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against Borrower or any of its Restricted Subsidiaries or if any case or proceeding is filed against Borrower or any of its Restricted Subsidiaries for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within thirty (30) days after the entry or filing thereof; (i) if an application is made by Borrower or any of its Restricted Subsidiaries for the appointment of a receiver, trustee or custodian for any assets of Borrower or its Restricted Subsidiaries; (j) if an application is made by any Person other than Borrower or its Restricted Subsidiaries for the appointment of a receiver, trustee or custodian for the property of the Borrower or its Restricted Subsidiaries having an aggregate value in excess of $500,000 and the same is not dismissed within thirty (30) days after the application therefor; (k) if a notice of lien, levy, or assessment is filed of record with respect to any of the property of the Borrower or its Restricted Subsidiaries having an aggregate value in excess of $500,000 by the United States or any department, agency or instrumentality thereof or by any state, county, municipal or other governmental agency, including without limitation the PBGC, or if any taxes or debts owing at any time or times thereafter to any one of them becomes a lien or encumbrance upon any of the property of the Borrower or its Restricted Subsidiaries having an aggregate value in excess of $500,000 and the same is not released within thirty (30) days after the same becomes a lien or encumbrance; (l) if Borrower or any Restricted Subsidiary becomes insolvent or is generally unable to pay its debts as they become due; (m) a final judgment in an amount in excess of $500,000 is rendered against Borrower or any Restricted Subsidiary and, within thirty (30) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment is not discharged; (n) the Borrower or any Restricted Subsidiary defaults beyond any period of grace provided with respect thereto in any payment of principal of or premium or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale

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

or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit), or the Borrower or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, PROVIDED that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds $500,000; (o) the occurrence of a material breach, a default or an event of default by Borrower under any of the Other Agreements after any cure period applicable to any such default or event of default has expired; (p) the occurrence of a Change of Control; and (q) the occurrence of a "Default" or "Event of Default" (as defined by the Note Agreement) by Borrower under the Note Agreement (after the expiration of any applicable cure periods thereunder).

     10B. ACCELERATION AND TERMINATION OF LOANS. Upon the occurrence of an Event of Default, (a) upon notice by Agent to Borrower, given in Agent's discretion or at the direction of the Required Lenders, Borrower's Liabilities shall immediately become due and payable, unless there shall have occurred an Event of Default under subparagraphs 10A(f),(g),(h),(i),(j),(k) or (l), in which case Borrower's Liabilities shall automatically become due and payable without notice or demand, and (b) without notice or demand, and without notice by Agent to or demand by Agent of Borrower, the Revolving Credit, Term Loan A and Term Loan B Commitments shall terminate and the Lenders shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrower under this Agreement and the Other Agreements.

    10C. OTHER REMEDIES. If any Event of Default shall occur and be continuing, each of Lenders and Agent may proceed to protect and enforce its rights under this Agreement and the Notes by exercising such remedies as are available to the Lenders and Agent in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement or the Other Agreements upon the Agent or any Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

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                                11 THE AGENT

    11A. APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under the Other Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the Other Agreements, together with such other powers as are reasonably incidental thereto. Agent (as such term is used shall include its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the Other Agreements, and shall not by reason of this Agreement or the Other Agreements be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the Other Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the Other Agreements, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Other Agreements or any other document referred to or provided for herein or therein or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under the Other Agreements; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under the Other Agreements or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its gross negligence or willful misconduct, as determined by a final non-appealable judgment. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of each of the Notes as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent, together with the written consent of the Borrower to such assignment or transfer, and Agent shall have consented to such assignment or transfer.

    11B. RELIANCE BY AGENT. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent in good faith. As to any matters not expressly provided for by this Agreement or the Other Agreements, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

    11C. DEFAULTS. Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default (other than the non-payment of principal of or interest on Loans) unless Agent has received notice from a Lender or Borrower specifying such Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of an Event of Default, Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Agent

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shall (subject to PARAGRAPH 11G hereof) take such action with respect to such
Event of Default as shall be directed by the Required Lenders, PROVIDED THAT, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders.

    11D. RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, Agent (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent (and any successor acting as agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower (and any of its Affiliates) as if it were not acting as Agent, and Agent and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

    11E. INDEMNIFICATION. The Lenders agree to indemnify Agent (to the extent not reimbursed under PARAGRAPHS 12L and 12Q hereof, but without limiting the obligations of Borrower under said PARAGRAPHS 12L and 12Q, and including in any event any payments under any indemnity which Agent is required to issue), ratably in accordance with the aggregate principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or the Other Agreements or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under PARAGRAPHS 12L and 12Q hereof, and including also any payments under any indemnity which Agent is required to issue, but excluding normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

    11F. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower, its Restricted Subsidiaries and its Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the Other Agreements. Agent shall not be required to keep itself informed as to the performance or

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observance by Borrower of this Agreement or the Other Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower, its Restricted Subsidiaries or its Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, its Restricted Subsidiaries or its Affiliates which may come into the possession of Agent or any of its Affiliates.

    11G. FAILURE TO ACT. Except for action expressly required of Agent hereunder and under the Other Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under PARAGRAPH 11E hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

    11H. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Lenders and Borrower, and may be removed by the Required Lenders. Upon any such resignation or removal, the Lenders shall have the right to appoint a successor Agent, which successor Agent shall be reasonably acceptable to Borrower and Borrower agrees that such consent shall not be unreasonably withheld or delayed, provided that Borrower's consent shall not be required following the occurrence of an Event of Default and during the continuance thereof. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                12 GENERAL

    12A. PAYMENT APPLICATION DATE. Any check, draft, or similar item of payment by or for the account of Borrower delivered to Agent or any Lender on account of Borrower's Liabilities shall be applied by Agent or such Lender on account of Borrower's Liabilities on the date final settlement thereof is reflected by irrevocable credit to Agent or such Lender, as applicable.

    12B. STATEMENT OF ACCOUNT. Each statement of account by Agent or any Lender delivered to Borrower relating to Borrower's Liabilities shall be presumed correct and accurate,

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absent manifest error, and shall constitute an account stated between Borrower and Agent or such Lender unless, within ninety (90) days after Borrower's receipt of said statement, Borrower delivers to Agent or such Lender, by registered or certified mail addressed to Agent or such Lender at its Address for Notices specified on the signature pages hereto, written objection thereto specifying the error or errors, if any, contained in any such statement.

     12C.   MANNER OF APPLICATION; WAIVER OF SETOFF PROHIBITION. Borrower
waives the right to direct the application of any and all payments at any time or times hereafter received by Agent or any Lender on account of Borrower's Liabilities and Borrower agrees that Agent or any Lender shall have the right, in its absolute and sole discretion, to apply and re-apply any and all such payments in such manner as Agent or such Lender may deem advisable, notwithstanding any entry by Agent or such Lender upon any of its books and records. Borrower further waives any right under or benefit of any law that would restrict or limit the right or ability of Agent or any Lender to obtain payment of Borrower's Liabilities, including any law that would restrict or limit Agent or such Lender in the exercise of its right to appropriate any indebtedness owing from Agent or such Lender to Borrower and any deposits or other property of Borrower in the possession or control of Agent or such Lender and apply the same toward or setoff the same against the payment of Borrower's Liabilities.

     12D.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower covenants, warrants and represents to the Lenders that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true at the time of Borrower's execution of this Agreement and the Other Agreements and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

     12E.   AMENDMENT AND RESTATEMENT; AMENDMENT; ASSIGNMENT.

            (i) This Agreement amends and restates in its entirety the Original Credit Agreement and, upon effectiveness of this Agreement, the terms and provisions of the Original Credit Agreement shall, subject to this PARAGRAPH 12E(i), be superseded hereby and thereby. All references to "Credit Agreement" contained in the Other Agreements delivered in connection with the Original Credit Agreement shall be deemed to refer to this Amended and Restated Credit Agreement. Notwithstanding the amendment and restatement of the Original Credit Agreement by this Agreement, the Loans owing to the Lenders by Borrower under the Original Credit Agreement remain outstanding as of the date hereof and constitute continuing Borrower's Liabilities hereunder. The Loans shall in all respects be continuing, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Loans. In furtherance of and without limiting the foregoing, from and after the date of this Agreement, the terms, conditions and covenants governing the Loans, the Revolving Credit Commitment, the Term Loan A Commitment and the Term Loan B Commitment shall be solely as set forth in this Agreement, which shall supersede the Original Credit Agreement in its entirety.

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            (ii)  This Agreement and the Other Agreements may not be
modified, altered or amended except by an agreement in writing signed by Borrower, Agent and the Required Lenders, or by Borrower and Agent acting with the consent of the Required Lenders, and no provision of this Agreement may be waived except with the consent of the Required Lenders or by the Agent acting with the consent of the Required Lenders; PROVIDED, that: (a) no amendment or waiver shall, unless signed by each Lender directly affected thereby, increase or decrease any Commitment of any Lender, reduce the amount of or rate applicable to or postpone the date for payment of, any principal of or interest on any Loan or of any fee payable hereunder, alter, amend or modify the provisions of this SECTION 12E, the definitions of Required Lenders, Required Revolving Credit Lenders or Required Term Loan B Lenders, or any condition precedent set forth in Sections 4A(6) and 4B hereof or the provisions of Sections 4(A)(4), 7C, 8C(1), 8C(2), 8C(4), 8C(5) and 8C(10), or
affect the number of Lenders required to take any action hereunder; (b) any amendment of PARAGRAPH 3L hereof, or which increases the obligations of L/C Issuer, shall require the consent of the L/C Issuer; (c) any amendment of
ARTICLE 11 hereof, or which increases the obligations of the Agent hereunder, shall require the consent of the Agent; (d) any provision of ARTICLE 5 hereof (Term Loan A) may be amended or waived by a writing signed by Borrower, Agent and the Required Term Loan A Lenders; and (e) any provision of Article 6 hereof (Term Loan B) may be amended or waived by a writing signed by Borrower, Agent and the Required Term Loan B Lenders.

            (iii) Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including without limitation Borrower's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder without the prior written consent of all of the Lenders and the Agent.

            (iv) Any Lender may at any time sell, assign or transfer any of its Loan, its Note or its Commitments, subject to approval of Borrower, Agent and L/C Issuer, which shall not be unreasonably withheld or delayed, provided that Borrower's consent shall not be required following the occurrence of an Event of Default and during the continuance thereof. Upon written notice to Borrower and Agent of an assignment permitted by the provisions of the preceding sentence (which notice shall identify the assignee Lender, the amount of the assigning Lender's Commitment and Loan assigned in detail reasonably satisfactory to Agent) and upon the effectiveness of any such assignment, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment), the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loan (or portions thereof) assigned to it (in addition to the Commitment and Loan, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portions thereto) so assigned.

            (v) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loan held by it or Loans made or to be made by it, in which event each such participant shall be entitled to the rights and benefits of PARAGRAPH 7A hereof with respect to its participation in such Loan as if (and Borrower shall be directly obligated to such participant under such provisions as if) such participant were a "Lender" for

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purposes of said Paragraph, but shall not have any other rights or benefits under this Agreement or the Other Agreements (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Lender in favor of the participant). All amounts payable by Borrower to any Lender hereunder shall be determined as if such Lender had not sold or agreed to sell any participation in such Loan and as if such Lender were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participation have been sold. In no event shall a Lender that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under the Other Agreements except that such Lender may agree in the Participation Agreement that it will not, without the consent of the participant, agree to
(i) the increase or extension of the term, or the extension of time or the waiver of any requirement for the reduction or termination, of such Lender's Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fees payable to the participant, or (iii) the reduction of any payment of principal thereof.

            (vi) Anything in this PARAGRAPH 12E to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No such assignment shall release assigning Lender from its obligations hereunder.

            (vii) A Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

     12F.   NO WAIVER. Any Lender's or Agent's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of such Lender or Agent thereafter to demand strict compliance and performance therewith. Any suspension or waiver by any Lender or Agent of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants or representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by any Lender or Agent unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and given pursuant to the requirements of PARAGRAPH 12E(ii) hereof,

     12G.   SEVERABILITY. If any provision of this Agreement or the Other
Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other

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Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

     12H.   SUCCESSORS AND ASSIGNS. This Agreement and the Other Agreements
shall be binding upon and inure to the benefit of the successors and assigns of Borrower, the Lenders and Agent. This provision, however, shall not be deemed to modify PARAGRAPH 12E hereof.

     12I.   CONFLICT WITH OTHER AGREEMENTS. Except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

     12J.   NO IMPAIRMENT BY TERMINATION. Except to the extent provided to the contrary in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement, the Other Agreements or the Note Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower, the Lenders or Agent in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation, and/or (b) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement, the Other Agreements or the Note Agreement. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

     21K.   WAIVERS. Except as otherwise specifically provided in this
Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive with respect to this Agreement or the Other Agreements by virtue of any applicable statute or law and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Lenders or Agent on which Borrower may in any way be liable and hereby ratifies and confirms whatever the Lenders or Agent may do in this regard.

     12L.   COSTS, FEES AND EXPENSES RELATED TO AGREEMENT AND OTHER
AGREEMENTS. In accordance with this Agreement on or prior to the date hereof and thereafter upon demand by Agent or L/C Issuer therefor, Borrower shall pay or reimburse Agent and L/C Issuer for all costs, fees and expenses incurred by Agent or L/C Issuer, or for which Agent or L/C Issuer becomes obligated, in connection with the negotiation, preparation and consummation of this Agreement and the Other Agreements, including but not limited to, reasonable attorneys' fees, costs and expenses; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the Other Agreements. That portion of Borrower's Liabilities consisting of costs, expenses or advances to be reimbursed by Borrower to Agent or L/C Issuer pursuant to this Agreement or the Other Agreements which are not paid on or prior to the date hereof shall be payable by Borrower to Agent or L/C Issuer on demand.

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     12M.   RELEASE. Borrower releases each Lender, L/C Issuer and Agent from any and all causes of action, claims or rights which Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from any other act or omission to act on the part of any Lender, L/C Issuer or Agent, its officers, agents or employees, except in each instance for willful misconduct and gross negligence.

     12N.   GOVERNING LAW. This Agreement and the Other Agreements are
submitted by Borrower to Agent (for the Lenders' and Agent's acceptance or rejection thereof) at Agent's principal place of business as an offer by Borrower to borrow monies from the Lenders now and from time to time hereafter and shall not be binding upon the Lenders or become effective until and unless accepted by the Lenders, in writing, at Agent's place of business. If so accepted by the Lenders, this Agreement and the Other Agreements shall be deemed to have been made at Agent's principal place of business. This Agreement and the Other Agreements shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects including, but not limited to, the legality of the interest rate and other charges.

     12O.   NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified in the "Address for Notices" below such party or parties' name on the signature pages hereof if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission, in any case to the party or parties at the telecopy numbers specified on the same, or to such other address or telecopy number as any party may hereafter designate by written notice in the aforesaid manner.

     12P.   FORUM; AGENT; VENUE; JURY TRIAL WAIVER. TO INDUCE THE LENDERS TO
ACCEPT THIS AGREEMENT AND THE OTHER AGREEMENTS, BORROWER, IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER, OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE OTHER AGREEMENTS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES NATIONAL REGISTERED AGENTS INC. AS BORROWER'S DULY AUTHORIZED AGENT FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS. BORROWER AGREES THAT SERVICE OF SUCH PROCESS UPON SUCH PERSON SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS UPON BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY ANY LENDER OR AGENT IN ACCORDANCE WITH THIS PARAGRAPH. BORROWER HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER IS A PARTY.

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    12Q.  OTHER COSTS, FEES AND EXPENSES. If at any time or times hereafter any Lender or Agent or L/C Issuer: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the Other Agreements,
(ii) to represent such Lender or Agent or L/C Issuer in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by such Lender, Agent, L/C Issuer, Borrower or any other person) in any way relating to this Agreement, the Other Agreements or Borrower's affairs, or (iii) to enforce any rights of such Lender or Agent or L/C Issuer against Borrower or any other Person which may be obligated to such Lender or Agent or L/C Issuer by virtue of this Agreement or the Other Agreements; and/or (b) attempts to or enforces any of such Lenders' or Agent's or L/C Issuer's rights or remedies under this Agreement or the Other Agreements, the reasonable costs and expenses incurred by Lender in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to such Lender or Agent or L/C Issuer on demand. Without limiting the generality of the foregoing, such expenses, costs, charges and fees include: (i) attorneys' fees, costs and expenses; (ii) accountants' fees, costs and expenses; (iii) court costs and expenses; (iv) court reporter fees, costs and expenses (v) long distance telephone charges; (vi) telegram charges; or (vii) expenses for travel, lodging and food.

    12R. REVIVAL. To the extent that Agent or any Lender receives any payment on account of Borrower's Liabilities and any such payment(s) are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) and/or proceeds received, Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Agent or any Lender and applied on account of Borrower's Liabilities.

    12S. ACKNOWLEDGMENTS. Borrower acknowledges that (i) it has been advised by counsel of its choice with respect to this Agreement and the transactions contemplated hereby, (ii) each of the waivers set forth herein was knowingly and voluntarily made; and (iii) the obligations of the Lenders and Agent hereunder, including the obligation to advance and lend funds to Borrower in accordance herewith, shall be strictly construed and shall be expressly subject to Borrower's compliance in all respects with the terms and conditions herein set forth.

    12T. HEADINGS. Article and Paragraph headings used in this Agreement are for convenience only and shall not effect the construction or interpretation of this Agreement.

    12U. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

    12V. EFFECTIVENESS. This Agreement shall become effective upon the execution and deliver to Agent of counterparts of this Agreement by Borrower, Lenders and Agent.

                        [SIGNATURE PAGES FOLLOW]

   IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.


                                       REGIS CORPORATION


                                       By: /s/ Randy L. Pearce
                                          -------------------------------------
                                           Name: Randy L. Pearce
                                                -------------------------------
                                           Title: Senior Vice President-Finance
                                                  and CFO
                                                  -----------------------------

                                       Address for Notices:

                                       7201 Metro Boulevard
                                       Minneapolis, Minnesota 55439
                                       Telecopier No.: (612) 947-7900
                                       Attention: Paul Finkelstein, President

REVOLVING CREDIT COMMITMENT:           LASALLE NATIONAL BANK, as Lender and
$15,625,000                            as Agent


                                       By: /s/ Christine M. Williamson
TERM LOAN A COMMITMENT:                   ------------------------------------
$10,000,000                                Name: Christine M. Williamson
                                                ------------------------------
                                           Title: AVP
                                                 -----------------------------

                                       Lending Office for all Loans:
TERM LOAN B COMMITMENT:                135 South LaSalle Street
$9,375,000                             Chicago, Illinois 60603

                                       Address for Notices:
                                       135 South LaSalle Street
                                       Chicago, Illinois 60603
                                       Telecopier No.: (312) 904-6457
                                       Attention: Ms. Pat L. Laughlin
                                                  Senior Vice President



REVOLVING CREDIT COMMITMENT:           BANQUE PARIBAS, as Lender and as L/C
$9,375,000                             Issuer


                                       By: /s/ Karen E. Coons
TERM LOAN A COMMITMENT:                   -----------------------------------
-0-                                       Name: KAREN E. COONS
                                               ------------------------------
                                          Title: VICE PRESIDENT
                                                -----------------------------

                                       By: /s/ Rowena P. Festin
                                          -----------------------------------
TERM LOAN B COMMITMENT:                   Name: ROWENA P. FESTIN
$5,625,000                                     ------------------------------
                                          Title: VICE-PRESIDENT
                                                -----------------------------

                                       227 West Monroe Street, Suite 3300
                                       Chicago, Illinois 60606

                                       Address for Notices:
                                       227 West Monroe Street, Suite 3300
                                       Chicago, Illinois 60606
                                       Telecopier No.: (312) 853-6020
                                       Attention: Ms. Karen E. Coons
                                                  Vice President

                                EXHIBIT 1A(i)

-------------------------------------------------------------------------------






                               REGIS CORPORATION

                                  $55,000,000
                     11.52% SENIOR NOTES DUE JUNE 30, 1998








   -------------------------------------------------------------------------


                                NOTE AGREEMENT


   -------------------------------------------------------------------------



                           Dated as of June 21, 1991



-------------------------------------------------------------------------------

                                  TABLE OF CONTENTS
                                  -----------------

                                                                         Page
                                                                         ----

          1.   AUTHORIZATION OF ISSUE OF NOTES ...........................1

          2.   PURCHASE AND SALE OF NOTES; CLOSING .......................1

          3.   CONDITIONS OF CLOSING .....................................2

          4.   PREPAYMENTS ...............................................5

          5.   AFFIRMATIVE COVENANTS .....................................7

          6.   NEGATIVE COVENANTS .......................................15

          7.   EVENTS OF DEFAULT ........................................30

          8.   REPRESENTATIONS, COVENANTS AND WARRANTIES ................34

          9.   REPRESENTATIONS OF THE PURCHASERS ........................44

         10.   DEFINITIONS ..............................................45

         11.   MISCELLANEOUS ............................................58


         PURCHASER SCHEDULE

         EXHIBIT A     -  Form of Note
         EXHIBIT B-1   -  Opinion of Counsel to the Company
         EXHIBIT B-2   -  Opinion of Debevoise & Plimpton
         EXHIBIT C     -  Schedule of Debt
         EXHIBIT D     -  Schedule of Liens
         EXHIBIT E     -  Schedule of Subsidiaries
         EXHIBIT F     -  Transactions with Affiliates
         EXHIBIT G     -  Schedule of Investments
         EXHIBIT H     -  Offset Sharing Agreement

                              REGIS CORPORATION
                             5000 Normandale Road
                            Edina, Minnesota 55436

                                                  As of June 21, 1991


To all of the Purchasers
   listed in the attached
   Purchaser Schedule

Gentlemen:

           The undersigned, Regis Corporation, a Minnesota corporation (herein called the "Company"), hereby agrees with all of you (herein collectively called the "Purchasers") as follows:

           1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue and sale of its senior promissory notes (herein called the "NOTES") in the aggregate principal amount of $55,000,000, to be dated the date of issue thereof, to mature June 30, 1998, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at 11.52% per annum and on overdue principal, premium and interest at the rate specified therein, and to be substantially in the form of Exibit A attached hereto. The term "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.

           2. PURCHASE AND SALE OF NOTES; CLOSING. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser severally agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The purchase and sale of the Notes shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 at a closing (the "CLOSING" ) to be held on June 28, 1991 or on such other date as all Purchasers and the Company may agree (the date of the Closing being referred to herein as the "CLOSING DATE"). At the Closing, the Company will deliver to each Purchaser one or more Notes registered in such Purchaser's name, or in the name of its nominee specified in the Purchaser Schedule, evidencing the aggregate principal amount of Notes to be purchased by it and in the denomination or denominations specified in the Purchaser Schedule, against payment of the purchase price therefor by transfer of immediately available funds for credit to the Company's account at First Bank - St. Paul, Acct. #801-21-05-244, ABA #091-0000-22. If at the Closing the Company shall fail for any reason to tender to any Purchaser any of the Notes to be purchased by it as provided above in this paragraph 2, or if any of the conditions specified in paragraph 3 with respect to the Closing shall not have been fulfilled to the satisfaction of any Purchaser or have been waived by it, it shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment. The sales to the respective Purchasers are to be separate and several sales.

           3. CONDITIONS OF CLOSING. The obligation of each Purchaser to purchase and pay for the Notes to be purchased by it hereunder is subject to the fulfillment to its satisfaction, on or before the Closing Date, of the following conditions:

           3A. OPINIONS OF COUNSEL. Such Purchaser shall have received a favorable opinion, dated the Closing Date and addressed to it, (i) from Phillips, Gross & Aaron, P.A., counsel to the Company, in substantially the form set forth in Exhibit B-1 and covering such other matters incident to such transactions as it may reasonably request; and (ii) from Debevoise & Plimpton, special counsel for the Purchasers in connection with the transactions contemplated by this Agreement, in substantially the form set forth in Exhibit B-2. To the extent that any opinion referred to above in this paragraph 3A is rendered in reliance upon the opinion of any other counsel, such Purchaser shall have received a copy of such opinion of such other counsel, dated the Closing Date and addressed to such Purchaser, or a letter from such other counsel, dated the Closing Date and addressed to such Purchaser, authorizing it to rely on such other counsel's opinion. The Company hereby directs the counsel referred to in clause (i) of this paragraph 3A to deliver to each Purchaser the opinions referred to in such clauses and authorizes each Purchaser to rely thereon.

           3B. REPRESENTATIONS AND WARRANTIES; COMPLIANCE; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Closing Date no Event of Default or Default; the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, certifying as to the matters set forth in this paragraph 3B.

           3C. REVOLVING CREDIT AGREEMENTS. The Revolving Credit Agreements shall have been duly executed and delivered by all parties thereto, shall not have been amended, and shall be in full force and effect; and such Purchaser shall have received true and correct copies thereof. The aggregate principal amount of the Revolving Credit Loans outstanding on the Closing Date (after giving effect to Revolving Credit Loans made on the Closing Date) shall be less than (i) $10,600,000 if the Company shall have made to Curtis Squire, Inc. the payment in the amount of up to $1,500,000 for the estimate of the final payment due pursuant to the tax sharing agreement between the Company and Curtis Squire, Inc., or (ii) $9,100,000 if the Company shall not have made such payment.

           3D. INITIAL PUBLIC OFFERING. The underwriting agreements providing for the issuance and sale by the Company and purchase by the underwriters for distribution of an aggregate of not less than 3,200,000 shares (excluding shares issuable pursuant to the over-allotment option) of Common Stock of the Company, for an aggregate purchase price of not less than $35,000,000 (net of underwriting discounts and commissions) (herein called the "Initial Public Offering"), shall have been duly executed and delivered by the Company and such underwriters substantially simultaneously with or prior to the execution and delivery of this Agreement; and substantially simultaneously with the Closing the Company shall have sold to the underwriters pursuant to such underwriting agreements all of such shares of Common Stock and received a check representing such aggregate purchase price.

           3E.   RETIREMENT OF OUTSTANDING DEBT.  The proceeds of the issue and sale of the Notes and of the issue and sale of the Common Stock distributed in the Initial Public Offering shall be applied, substantially simultaneously with the Closing, to the retirement of outstand-ing Debt of the Company and its Subsidiaries listed under the heading "Paid at Closing" in the Schedule of Debt attached hereto as Exhibit C, and upon completion of the Closing, the Company and its Restricted Subsidiaries shall have no Debt outstanding (on a consolidated basis) other than the Notes, Revolving Credit Loans and Debt listed under the heading "Continuing Obligations" in such Schedule of Debt.

           3F.  SALE OF NOTES TO PRUDENTIAL.  If such Purchaser is a
Purchaser other than Prudential, the Company shall have sold to Prudential the Notes to be purchased by it at the Closing and shall have received payment in full therefor.

           3G. ACCOUNTANTS' LETTER. Such Purchaser shall have received a letter from Coopers & Lybrand, addressed to such Purchaser, stating that such firm has reviewed the provisions for federal and state income taxes, including applicable reserves, contained in the latest audited consolidated financial statements of the Company for the fiscal year ended June 30, 1990 and that, in the opinion of such firm, such financial statements contain adequate reserves for the payment of all federal and state income taxes for the fiscal year then ended and all prior fiscal years, including taxes payable by any other member of any affiliated group (as such term is defined in section 1504(a) of the Code) in the consolidated income tax return of which the Company or any Subsidiary has been included.

           3H. PURCHASE PERMITTED BY APPLICABLE LAWS. The offering, issuance, purchase and sale of, and payment for, the Notes to be purchased by such Purchaser on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

           3I. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         3J. OFFSET SHARING AGREEMENT. Each of the Purchasers and each of the banks which are parties to the Revolving Credit Agreements shall have executed and delivered an Offset Sharing Agreement, in the form attached hereto as Exhibit H (the "Offset Sharing Agreement"), and the Offset Sharing Agreement shall be in full force and effect.

         4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A and also under the circumstances set forth in paragraphs 4B.

         4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of (i) $5,000,000 on June 30, 1993, (ii) $7,000,000 on June 30, 1994,
(iii) $9,000,000 on June 30, 1995, (iv) $10,000,000 on June 30, 1996, and (v)
$10,000,000 on June 30, 1997, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. No prepayment made by the Company pursuant to any other provision of this paragraph 4 shall reduce or otherwise affect the obligation of the Company to make any prepayment required by this paragraph 4A. The remaining principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

         4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE PREMIUM. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest accrued thereon to the prepayment date and the Yield-Maintenance Premium, if any, with respect to each Note prepaid. The principal of the Notes prepaid pursuant to this paragraph 4B shall be applied to mandatory payments and prepayments of principal of the Notes in inverse order of maturity.

         4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note to be prepaid in whole or in part pursuant to paragraph 4B irrevocable written notice of any such prepayment at least 30 days prior to the prepayment date, specifying (i) the date of such prepayment and (ii) the principal amount of the Notes, and the Notes held by each such holder, being prepaid, and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and the Yield-Maintenance Premium, if any, shall become due and payable on such prepayment date. So long as any Purchaser shall hold any Note, the Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, advise the officer of such Purchaser's organization designated for such purpose in the Purchaser Schedule by telephone of the principal amount of the Notes to be prepaid and the prepayment date.

         4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid, retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B of this Agreement or the Other Note Agreement) in proportion to the respective outstanding principal amounts thereof.

         4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in Paragraph 4D.

         5.  AFFIRMATIVE COVENANTS.

         5A. FINANCIAL STATEMENTS. The Company covenants that it will deliver to each Significant Holder in duplicate:

         7.   EVENTS OF DEFAULT.

         7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

         (i) the Company defaults in the payment of any principal of or premium on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

        (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

       (iii) the Company or any Restricted Subsidiary defaults beyond any period of grace provided with respect thereto in any payment of principal of or premium or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit), or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity, PROVIDED that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds $500,000; or

        (iv) any representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

         (v) the Company fails to perform or observe any agreement contained in paragraph 5c or 6; or

        (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

       (vii) the Company or any Restricted Subsidiary makes an assignment for the benefit of creators or is generally not paying its debts as such debts become due; or

      (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

        (ix) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

        (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

        (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

       (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of Operating Cash Flow for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

      (xiii) a final judgment in an amount in excess of $500,000 is rendered against the Company or any Restricted Subsidiary and, within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged;


then (a) if such event is an Event of Default specified in clause (viii),
(ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (i) or
(ii) of this paragraph 7A, any Significant Holder may, by notice in writing to the Company, declare all of the Notes held by such Significant Holder to be, and each such Note and the outstanding principal thereof shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each such Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and (c) if such event is any other Event of Default, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, PROVIDED that the Yield-Maintenance Premium, if any, with respect to each Note shall be due and payable upon any such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vi), inclusive, of this paragraph 7A, (y) the Required Holder(s) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and
(z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

         At any time after the principal of, premium, if any, and interest accrued on, any or all of the Notes are declared due and payable, the Required Holder(s), by written notice to the Company may waive all Defaults or Events of Default and rescind and annul any such declaration and its consequences if
(x) the Company has paid all overdue interest on the Notes, the principal of and premium, if any, on any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue principal and premium and (to the extent permitted by applicable law) any overdue interest in respect of the Notes at the rate of interest on overdue amounts stated in the respective Notes, (y) all Events of Default, other than non-payment of amounts which have become due solely be reason of such declaration, and all conditions and events which constitute Events of Default or Defaults have been cured or waived pursuant to paragraph 11C, and (z) no judgment or decree has been entered for the payment of any moneys due pursuant to the Notes or this Agreement; but, unless otherwise expressly provided in such waiver or rescission, no such waiver or rescission and annulment shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         7B. OTHER REMEDIES. If any Default or Event of Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants:

         8A. ORGANIZATION; SUBSIDIARIES. The Company is a corporation duly organized and existing in good standing under the laws of the State of Minnesota, each Restricted Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, the Company is and each Restricted Subsidiary is duly qualified to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), assets, properties, prospects or operations of the Company or the Company and its Restricted Subsidiaries taken as a whole, and the Company has and each Restricted Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted, and, in the case of the Company, to issue and sell the Notes and otherwise carry out the transactions contemplated by this Agreement. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company and, when executed and delivered by the Company, will constitute legal, valid and binding obligations of the Company. Exhibit E attached hereto lists all Restricted Subsidiaries and all Unrestricted Subsidiaries. All of the outstanding stock of each Restricted Subsidiary is owned by the Company or a

Restricted Subsidiary, except as otherwise disclosed in Exhibit E.

          8B. BUSINESS; FINANCIAL STATEMENTS. The Company has delivered to each Purchaser complete and correct copies of a memorandum, dated May 13, 1991, supplied by Prudential Assets Sales & Syndication (the "MEMORANDUM") for use in connection with the Company's private placement of the Notes, which includes, among other things, (i) the Form S-1 Registration Statement with respect to the Initial Public Offering filed by the Company with the Securities and Exchange Commission on April 24, 1991, which has been subsequently amended by Amendment No. 1 thereto, filed with such Commission on June 3, 1991, and Amendment No. 2 thereto, filed with such Commission on June 20, 1991, complete and correct copies of which amendments (without exhibits) have been delivered to each Purchaser by the Company (such Registration Statement, as so amended, being herein called the "REGISTRATION STATEMENT"), (ii) the historical consolidated statements of operations of the Company and its consolidated subsidiaries for the fiscal years ended June 30, 1986 to June 30, 1990, inclusive, adjusted to eliminate Essanelle Salon Co., including discussion and analysis of historical financials (the "HISTORICAL FINANCIAL DATA AND ANALYSIS"), and (iii) the financial projections for years through the fiscal year ending June 30, 1999, including explanation and assumptions to such projections, which have been subsequently revised and restated by revised projections dated June 7, 1991, which have been delivered to each Purchaser (such projections, as so revised and restated, including the original explanations and assumptions, being herein called the "FINANCIAL PROJECTIONS"). The Registration Statement includes (iv) the consolidated balance sheets of the Company as of June 30, 1989 and 1990, and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for the years ended June 30, 1988, 1989 and 1990, audited by Coopers & Lybrand (the "AUDITED FINANCIAL STATEMENTS"), and (v) the consolidated balance sheet of the Company as of March 31, 1991 (unaudited), and the consolidated statements of operations and cash flows of the Company for the nine months ended March 31, 1990 and 1991 (unaudited) (the "INTERIM FINANCIAL STATEMENTS", and, together with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). The Memorandum correctly describes, as of the date prepared and as of the Closing Date, the business conducted by and proposed to be conducted by the Company and its Subsidiaries. The His-torical Financial Data and Analysis and the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and present fairly in all material respects the consolidated financial position of the Company as of the respective dates of the consolidated balance sheets included in the Financial Statements, the consolidated results of its operations and cash flows for the respective periods covered by the Financial Statements (subject to normal year-end adjustments, in the case of the Interim Financial Statements), and the consolidated results of its operations (giving effect on a pro forma basis to the adjustments described therein) for the fiscal years covered by the Historical Financial Data and Analysis. The Financial Projections have been prepared in good faith by the Company and, except as disclosed therein, on a basis consistent in all material respects with the Company's past practices, and the assumptions made in preparing the Financial Projections are reasonable as of the date thereof and as of the Closing Date. The Financial Projections provide, as of the date of such projections and as of the Closing Date, reasonable estimations of future performance, subject to the uncertainty and approximation inherent in any projections. Except as disclosed in the Registration Statement, there has been no material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of the Company or the Company and its Restricted Subsidiaries taken as a whole since March 31, 1991.

          8C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Restricted Subsidiaries, or any properties or rights of the Company or any of its Restricted Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of the Company or the Company and its Restricted Subsidiaries taken as a whole. The Company has delivered to each Purchaser a copy of a letter agreement, dated May 22, 1991, between MEI-Regis Salon Corp., the Company and Myron Kunin (herein called the "SETTLEMENT LETTER"). The Settlement Letter settles all claims against the Company with respect to the transactions by which MEI-Regis Salon Corp. acquired the stock of Essanelle Salon Co. and the stock of Maxim's Beauty Salons, Inc. (such settled claims being herein called the "SETTLED CLAIMS") other than the claims referred to in paragraph five of the Settlement Letter (such unsettled claims being herein called the "UNSETTLED CLAIMS"). The Company will perform all obligations under the Settlement Letter which are a condition to the settlement of the Settled Claims and will have no liability with respect to the Settled Claims other than making the cash payments of the sums referred to in paragraphs one, two and three of the Settlement Letter and the execution and delivery of the amendments referred to in paragraph two of the Settlement Letter. The Company believes that it will have no liability with respect to the Unsettled Claims, other than liabilities not in the aggregate exceeding the amounts reserved therefor in the consolidated balance sheet of the Company as of March 31, 1991 referred to in paragraph 8B.

          8D. OUTSTANDING DEBT. Neither the Company nor any of its Restricted Subsidiaries has outstanding any Debt except Debt of any Restricted Subsidiary to the Company or any Wholly-Owned Restricted Subsidiary and Debt listed in the Schedule of Debt attached hereto as Exhibit C. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

          8E. TITLE TO PROPERTIES. Each of the Company and its Restricted Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheets included in the Financial Statements as at March 31, 1991 (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1), and Liens securing Debt to be retired on the Closing Date which will be released on the Closing Date, PROVIDED that filings and recordings necessary or advisable to effect releases of record of such Liens will be filed promptly (and in any event within 45 days) after the Closing Date. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Restricted Subsidiaries are valid and subsisting and are in full force and effect; neither the Company nor any of its Restricted Subsidiaries has assigned or created any Lien on its leasehold interest under any such lease; the Company and its Restricted

Subsidiaries have performed all of their material obligations under all of such leases and no material default by the Company or any of its Restricted Subsidiaries, or by the lessor thereunder, exists with respect to any such lease; the Company and its Restricted Subsidiaries enjoy undisturbed possession of the leased property under all of such leases; and, to the knowledge of any Responsible Officer, no claim has been made by any lessor under any such lease or by any other Person having an interest in the leased property which would have any material probability of interfering with such undisturbed possession under any such lease prior to the scheduled termination thereof. All of the outstanding capital stock of each Restricted Subsidiary is validly issued, fully paid and non-assessable, and all such capital stock owned by the Company or any Restricted Subsidiary is owned free and clear of any Lien of any kind, except Liens securing Debt to be retired on the Closing Date which will be released on the Closing Date, PROVIDED that filings of any termination statements under the Uniform Commercial Code necessary or advisable to terminate financing statements filed with respect to such Liens will be filed promptly (and in any event within 45 days) after the Closing Date.

          8F. TAXES. The Company has and each of its Subsidiaries has filed (or caused to be filed) all Federal, State and other income tax returns which are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of the Company, and reflected in the Financial Statements, are adequate under generally accepted accounting principles consistently applied. The Company and its Subsidiaries have been and will be included in the consolidated Federal and certain state income tax returns of Curtis Squire, Inc. and its subsidiaries for the income tax periods included in the period from October 14, 1988 to the Closing Date when Curtis Squire, Inc. owned approximately 91.5% of the Common Stock of the Company. There are no Federal or state income taxes payable by any member of the affiliated group (as such term is defined in section 1504(a) of the Code) included or to be included in such consolidated income tax returns for any such income tax period, and neither the Company nor any of its Sub-sidiaries will have any liability for the payment of any such Federal or state income taxes for any such income tax period (other than payments to Curtis Squire, Inc. pursuant to tax sharing arrangements described in note 8 to the Financial Statements) or for any Federal or state income taxes for any other tax period payable by any other member of any affiliated group (as so defined) other than the Company and its Subsidiaries.

          8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Restricted Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, condition (financial or other), assets, properties, operations or prospects, other than Debt which is to be retired on the Closing Date. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject, other than the Debt which is to be retired on the Closing Date. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Funded Debt of the Company of the type to be evidenced by the Notes, other than the Debt which is to be retired on the Closing Date.

          8H. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act of 1933 or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

      8I. REGULATION G, ETC. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be used by the Company to retire its Debt as contemplated by the provisions of paragraph 3E. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

      8J. ERISA (a) Neither the Company, any Restricted Subsidiary nor any Related Person has breached the fiduciary rules of ERISA or engaged in any transaction in connection with which the Company, any Restricted Subsidiary or any Related Person could be subjected to a suit for damages, a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, in any such case which would be materially adverse to the Company and its Restricted Subsidiaries taken as a whole.

      (b) No Plan nor any trust created under any Plan has been terminated within the meaning of Title IV of ERISA since September 2, 1974 under circumstances that could result in liability which could be materially adverse to the Company and its Restricted Subsidiaries taken as a whole. Other than premiums due and owing in the normal course, no liability to the PBGC has been incurred and remains unsatisfied or is expected by the Company to be incurred with respect to any Plan by the Company or any Related Person which is or would be materially adverse to the Company and its Restricted Subsidiaries taken as a whole. There has been no reportable event (within the meaning of section 4043(b) of ERISA) or any other event or condition with respect to any Plan which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case could result in liability which would be materially adverse to the Company and its Restricted Subsidiaries taken as a whole.

      (c) Neither the Company nor any Related Person has within the past six years contributed, or had any obligation to contribute, to a single employer plan that has at least two contributing sponsors not under common control or ceased operations at a facility under circumstances which could result in liability under section 4068(f) of ERISA.

      (d) There are no Multiemployer Plans to which the Company or any Related Person is or has ever been obligated to contributed under Title IV of ERISA.

      (e) No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). Full payment has been made within the time required under section 412 of the Code of all amounts that the Company or any of its Related Persons is required under the terms of each Plan and applicable law to have paid as contributions to such Plan as of the date hereof. Each Plan satisfies the minimum funding standard of section 412 of the Code.

      (f) The present value of the benefit liabilities (within the meaning of Title IV of ERISA) under all Plans (other than Multiemployer Plans) determined as of the Company's most recently ended fiscal year and on the basis of PBGC assumptions required under Title IV of ERISA did not exceed the current value of the assets of all such Plans determined as of such date.

      (g) Neither the Company nor any Related Person has engaged in any transaction that could result in the incurrence of any liabilities under section 4069 or section 4212 of ERISA.

      (h) The Company is not a party in interest with respect to any employee benefit plan, except for the Regis Corporation Employee Profit Sharing Plan and the Regis Sure-Care Medical Plan, and securities of the Company are not employer securities with respect to any such plan other than the above-listed plans. For such purpose, the term "employee benefit plan" shall have the meaning assigned to such term in section 3 of ERISA and the term "employer security" shall have the meaning as signed to such term in
Section 407(d)(1) of ERISA. The execution and delivery of this Agreement and the issuance and sale of the Notes will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9 as to the source of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

      8K. GOVERNMENTAL CONSENT. No consent, approval or authorization of, or declaration or filing with, any governmental authority is required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or the offer, issue, sale and delivery of the Notes, or the fulfillment of and compliance with the terms and provisions hereof and of the Notes.

      8L. STATUS UNDER CERTAIN FEDERAL STATUTES. (I) The Company is not (A) an "investment company" or accompany "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940 as amended, (B) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (C) a "public utility" as such term is defined in the Federal Power Act, as amended; and (II) neither the Company nor any of its Subsidiaries is a "rail carrier or a person controlled by or affiliated with a rail carrier", within the meaning of Title 49, U.S.C., and the Company is not a "carrier to which 49 U.S.C. Section 11301(b)(1) is applicable.

      8M. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the issue and sale of the Notes by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Assets Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, of the United States Treasury Department (31 C.F.R., Chapter V, as amended) or the restrictions set forth in Executive Orders No. 8389, 9193, 12544 (Libya), 12543 (Libya), 12722 (Iraq), 12723 (Kuwait), 12724 (Iraq) or 12725 (Kuwait),
as amended, of the President of the United States of America or of any rules or regulations issued thereunder.

      8N. PATENTS, ETC. The Company and its Restricted Subsidiaries own or possess licenses for the use of all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

      8O. ENVIRONMENTAL MATTERS. The Company and each of its Restricted Subsidiaries has obtained and is in compliance with all permits, licenses, and other authorizations that are required under all Environmental Laws, including laws relating to emissions, discharges, releases, or threatened releases of contaminants into the environment (including, without limitation, ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of contaminants, except to the extent that failure to have any such permit, license, or other authorization does not have a material adverse effect on business, condition (financial or other), assets, properties, operations or prospects of the Company or the Company and its Restricted Subsidiaries, taken as a whole.

      8P. TRANSACTIONS WITH AFFILIATES. Exhibit F attached hereto correctly describes the nature and terms (including contracts and corporate policies) of all continuing transactions between the Company or any Restricted Subsidiary and any Affiliate other than a Subsidiary. There exists no default under provisions of any con-tract or violation of any corporate policy with respect to any such transactions.

      8Q. DISCLOSURE. Neither this Agreement, the Memorandum (other than the Financial Projections) nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Restricted Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, condition (financial or other), assets, properties, operations or prospects of the Company or the Company and its Restricted Subsidiaries, taken as a whole, and which has not been set forth in this Agreement, the Memorandum or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

      9. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser severally represents, and in making this sale to such Purchaser it is specifically understood and agreed, that such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, PROVIDED that the disposition of its property shall at all times be and remain within its control. Each Purchaser also severally represents (I) if it is an insurance company, that either (A) no part of the funds being used by it to pay the purchase price of the Notes being purchased by it hereunder constitutes assets allocated to any separate account maintained by it, or (B) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by it, such account is not on account which may be deemed under ERISA directly or indirectly to constitute and contain the assets of any employee benefit plan referred to in the first sentence of paragraph 8J(h), or (II) if it is not an insurance company, no part of the funds being used by it to pay the purchase price of the Notes being purchased by it hereunder constitutes assets of an employee benefit plan. For the purpose of this paragraph 9, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

          10. DEFINITIONS. For the purpose of this Agreement, the terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein and the following terms shall have the meanings specified with respect thereto below:

          10A.  YIELD-MAINTENANCE TERMS.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

          "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4 B (any partial prepayment pursuant to paragraph 4 B being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determine, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

          "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into
(ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by
(b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4 B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "YIELD-MAINTENANCE PREMIUM" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

          10 B.  Other Terms.

          "AUDITED FINANCIAL STATEMENTS" shall have the meaning specified in paragraph 8 B.

          "AFFILIATE" shall mean (i) any Responsible Officer or member of the Board of Directors of the Company, (ii) any holder of at least 10% of the total combined voting power of all classes of Voting Stock (or the equivalent) of the Company or of any corporation or other entity which directly or indirectly controls the Company, (iii) the spouse, any sibling (by blood or adoption), or any descendant (by blood or adoption) of any individual referred to in clause (i) or (ii) above, or any spouse of any such sibling or descendant or any descendant of any such sibling, (iv) any trust in which any Person referred to in clause (i), (ii) or (iii) above has a substantial beneficial interest, (v) any corporation or other entity (a) of which the Company or any Person referred to in clause (i), (ii), (iii) or
(iv) above holds at least 10% of the total combined economic interest of all classes of Common Stock (or the equivalent) or at least 10% of the total combined voting power of all classes of Voting Stock (or the equivalent) or
(b) directly or indirectly controlled by any Person referred to in clause
(i), (ii), (iii) or (iv) above, and (vi) any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, PROVIDED that a Restricted Subsidiary shall not be an Affiliate. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

          "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

          "CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures including incurrence of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries during such period that, in conformity with generally accepted accounting principles, are required to be capitalized and reflected in the property, plant and equipment or similar fixed asset accounts in the consolidated balance sheet of the Company and its Restricted Subsidiaries.

          "CAPITALIZED LEASE" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capitalized lease on a balance sheet of such Person, other than, in the case of the Company or a Restricted Subsidiary, any such lease under which the Company or a Wholly-Owned Restricted Subsidiary is the lessor.

          "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation under a Capitalized Lease taken at the amount therof accounted for as indebtedness (net of interest expense) in accordance with generally accepted accounting principles.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COMMON STOCK" shall mean, as applied to any corporation, shares of such corporation which shall not be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation.

          "COMPUTATION PARAGRAPHS" shall have the meaning specified in paragraph 5 A (iii).

          "CONSOLIDATED DEBT" shall mean, at any date, the sum of (i) all Debt of the Company and its Restricted Subsidiaries (other than Debt permitted by clauses (ii) and (iv) of paragraph 6 C (2)), and (ii) the greater of (a) the Revolving Credit Commitment on such date or (b) the aggregate principal amount of Debt permitted by clause (ii) of paragraph 6 C
(2) outstanding on such date.

          "CONSOLIDATED INTEREST EXPENSE" shall mean, with respect to any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period determined in accordance with generally accepted accounting principles (calculated (i) to include imputed interest on Capitalized Lease Obligations and the deferred commitment fee payable under paragraph 5 I allocable to such period pursuant to generally accepted accounting principles, and (ii) to exclude amortization of debt discount to the extent not actually paid in cash).

          "CONSOLIDATED NET INCOME" shall mean, with respect to any period, the net income (or deficit) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with generally accepted accounting principles on a consolidated basis and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, (i) MINUS any aggregate net gain and PLUS any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities) or from any write-up of any asset, (ii) MINUS any income and PLUS any loss included in such net income (or deficit) which constitute extraordinary items of income or loss, (iii) MINUS any income or gain arising from any write-up of any asset, and (iv) MINUS any equity of the Company or any Restricted Subsidiary in the unremitted earnings of any corporation (including any Unrestricted Subsidiary) which is not a Restricted Subsidiary. For the purpose of paragraph 6 B only, but not for any other purpose of this Agreement (including, without limitation, the definitions of EBIT and Operating Cash flow), there shall be included in Consolidated Net Income with respect to any period cash distributions (to the extent exceeding the amount on account of such cash distributions included under the preceding sentence) made to the Company and its Restricted Subsidiaries during such period which represent earnings of any corporation (including any Unrestricted Subsidiary) which is not a Restricted Subsidiary.

          "CONSOLIDATED NET TANGIBLE ASSETS" shall mean, at any date, the aggregate amount of the assets of the Company and its Restricted Subsidiaries, as the same would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date prepared in accordance with generally accepted accounting principles, PROVIDED that the aggregate amount of the following items so shown on such balance sheet shall be deducted or excluded (without duplication):

          (i) all items included on the liability side of such balance sheet, except capital stock of any class, surplus, Debt and deferred taxes and minority interests;

         (ii) all licenses, patents, copyrights, trade names or trade marks, experimental or organizational expense, unamortized debt discount and expense, good will and all other assets which under generally accepted accounting principles are deemed intangible;

        (iii) all Investments (other than Permitted Investments) included on the asset side of such balance sheet; and

         (iv) any write-up of assets made after the date of this Agreement (other than the write-up of the book value of assets made in accordance with generally accepted accounting principles in connection with the purchase by the Company or a Restricted Subsidiary of such assets, including acquisitions accounted for under the purchase method of accounting).

          "CONSOLIDATED NET WORTH" shall mean, at any date, the shareholders' equity (or deficit) of the Company and its Restricted Subsidiaries, as the same would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date prepared in accordance with generally accepted accounting principles, MINUS the aggregate amount (without duplication) of Investments (other than Permitted Investments) which would be shown as assets on such balance sheet.

          "EBIT" shall mean, with respect to any period, Consolidated Net Income for such period (i) PLUS Consolidated Interest Expense for such period, (ii) PLUS or MINUS (as appropriate) any provision for income taxes for such period.

          "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, or governmental restrictions relating to the environment or the release of any materials into the environment, including but not limited to those related to haz-ardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any such events, whether or not any such requirement has been satisfied.

          "EXCESS CASH" shall have the meaning specified in paragraph 6C(10).

          "FINANCIAL PROJECTIONS" shall have the meaning specified in paragraph 8B.

          "FINANCIAL STATEMENTS" shall have the meaning specified in paragraph 8B.

          "FUNDED DEBT" shall mean (i) any obligation payable more than one year from the date of the creation thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability (including without limitation Capitalized Lease Obligations and excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation) and (ii) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock or dividends of any Person, taken at the amount of the obligations, stock or dividends guaranteed or with respect to which there is a contingent liability. "CURRENT DEBT" shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof, PROVIDED that any such obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement. Any obligation secured by a Lien on, or payable out of the proceeds of production from , property of the Company or any Restricted Subsidiary shall be deemed to be Funded or Current Debt, as the case may be, of the Company or such Restricted Subsidiary even though such obligation shall not be assumed by the Company or such Restricted Subsidiary. "DEBT" shall mean Funded Debt and/or Current Debt, as the case may be.

          "HISTORICAL FINANCIAL DATA AND ANALYSIS" shall have the meaning specified in paragraph 8B.

          "HOLDER AFFILIATE" of any Significant Holder shall mean any other holder of Notes which directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Significant Holder.

          "INITIAL PUBLIC OFFERING" shall have the meaning specified in paragraph 3D.

          "INSTITUTIONAL INVESTOR" shall mean any insurance company, pension fund, mutual fund, investment company, bank, savings bank, savings and loan association, investment banking company, trust company, or any finance or credit company, any portfolio or any investment fund managed by any of the foregoing, or any other institutional investor, and any nominee of the foregoing.

          "INTEREST COVERAGE RATIO" shall mean, with respect to any period, the ratio of (i) EBIT for such period to (ii) Consolidated Interest Expense for such period.

          "INTERIM FINANCIAL STATEMENTS" shall have the meaning specified in paragraph 8B.

          "INVESTMENT" shall have the meaning specified in paragraph 6c(3).

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

          "MEMORANDUM" shall have the meaning specified in paragraph 8B.

          "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

          "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

          "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by a Responsible Officer.

          "OFFSET SHARING AGREEMENT" shall have the meaning specified in paragraph 3J.

          "OPERATING CASH FLOW" shall mean, with respect to any period, Consolidated Net Income for such (i) MINUS all deferred credits to income and other non-cash income items credited in computing such Consolidated Net Income, (ii) PLUS Consolidated Interest Expense for such period, (iii) PLUS the net amount credited to or MINUS the net amount debited to reserves for deferred income taxes of the Company and its Restricted Subsidiaries during such period, (iv) PLUS all depreciation, amortization and other non-cash charges deducted in computing such Consolidated Net Income.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any other governmental authority succeeding to any of its functions.

          "PERMITTED INVESTMENTS" shall mean Investments permitted by clauses
(i) to (vii), inclusive, of paragraph 6C(3).

          "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          "PLAN" shall mean an "employee pension benefit plan" (as defined in section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any of its Related Persons or with respect to which the Company or any of its Related Persons is or has been obligated to contribute.

          "PROJECTED CONSOLIDATED INTEREST EXPENSE" shall have the meaning specified in paragraph 6C(10).

          "REGISTRATION STATEMENT" shall have the meaning specified in paragraph 8B.

          "RELATED PERSON" shall mean any trade or business, whether or not incorporated, which, together with the Company, would be treated as a single employer under section 414 of the Code.

          "REQUIRED PRINCIPAL PAYMENTS" shall mean, with respect to any period, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (i) all scheduled payments of principal (including all payments in respect of Capitalized Lease Obligations attributable to principal) on, or mandatory redemptions or repurchases of or sinking fund payments with respect to, all Debt (other than Debt permitted by clause (ii) of paragraph 6C(2)), and (ii) the Revolving Credit Reduction with respect to such period.

          "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66-2/3% in aggregate principal amount of all the Notes at the time outstanding, PROVIDED that if any holder of less than 10% in aggregate principal amount of the Notes at the time outstanding is a Holder Affiliate of a Significant Holder, such Significant Holder and all of its Holder Affiliates shall be deemed to be a single holder of Notes for the purpose of this definition and any consent or notice executed by such Significant Holder or any of its Holder Affiliates shall be deemed to have been executed by such Significant Holder and all of its Holder Affiliates for the purpose of determining whether the Required Holder(s) have given such consent or notice.

          "RESPONSIBLE OFFICER" shall mean the Company's chief executive officer, chief operating officer, chief financial officer or chief accounting officer.

          "RESTRICTED INVESTMENTS" shall mean Investments made by the Company or any Restricted Subsidiary other than Investments permitted by clauses (i) to (ix), inclusive, of paragraph 6C(3).

      "RESTRICTED PAYMENT" shall have the meaning specified in paragraph 6B.

      "RESTRICTED SUBSIDIARY" shall mean any Subsidiary organized under the laws of any state of the United States of America, Puerto Rico, Canada, or any province of Canada, which conducts substantially all of its business in the United States of America, Puerto Rico or Canada, and at least 80% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Restricted Subsidiaries, PROVIDED that no such Subsidiary shall be a Restricted Subsidiary unless (i) it is listed as a Restricted Subsidiary in Exhibit E attached hereto or (ii)(a) the Board of Directors of the Company hereafter designates such Subsidiary a Restricted Subsidiary, (b) notice of such designation is given by the Company to the holders of the Notes with the next succeeding delivery of financial statements pursuant to paragraph 5A, and (c) on the date of and immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing.

     "REVOLVING CREDIT AGREEMENTS" shall mean the Senior Revolving Credit Agreement, to be dated as of June 21, 1991, between the Company and Barclays Bank PLC, providing for revolving Credit Loans in aggregate principal amount not in excess of $15,000,000, substantially in the form of the final draft thereof dated June 21, 1991, and the Senior Revolving Credit Agreement, to be dated as of June 21, 1991, between the Company and First Bank National Association, providing for Revolving Credit Loans in aggregate principal amount not in excess of $5,000,000, substantially in the form of the the final draft thereof dated June 21, 1991.

     "REVOLVING CREDIT COMMITMENT" shall mean, at any time, the maximum aggregate principal amount of the Revolving Credit Loans (or of other revolving credit loans from banks) which may be outstanding under the Revolving Credit Agreements (or any other revolving credit agreement with banks) at such time, PROVIDED that the Revolving Credit Commitment shall not at any time exceed the greater of (i) $10,000,000 or (ii) the maximum aggregate principal amount of Revolving Credit Loans which may be outstanding at such time under the revolving Credit Agreements as originally in effect, without giving effect to any subse-quent termination or amendment thereof or reduction of commitment thereunder which is solely at the Company's option.

     "REVOLVING CREDIT LOANS" shall mean loans made under the Revolving Credit Agreements.

     "REVOLVING CREDIT REDUCTION" shall mean, with respect to any period, (i) the greater of (a) the aggregate principal amount of the Revolving Credit Loans (or other revolving credit loans from banks) outstanding at the beginning of such period or (b) the average daily aggregate principal amount of the Revolving Credit Loans (and other revolving credit loans from banks) outstanding during the fiscal year immediately preceding the beginning of such period, MINUS (ii) the Revolving Credit Commitment at the end of such period. The Revolving Credit Reduction with respect to any period shall in no event be less than zero.

     "SECTION 170 PAYMENT" shall have the meaning specified in paragraph 6B.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SIGNIFICANT HOLDER" shall mean (i) each Purchaser, so long as it shall hold (or be committed under this Agreement to purchase) any Note and shall not have previously sold or disposed of all Notes held by it, (ii) any other Institutional Investor which shall have acquired all of the Notes held by a Significant Holder and by all Holder Affiliates of such Significant Holder, shall at the time hold any Note, and shall not have previously sold or disposed of all Notes held by it, and (iii) any other Institutional Investor which is at the time a holder of at least 10% in aggregate principal amount of the Notes at the time outstanding, PROVIDED that no Purchaser or other Institutional Investor which at the time holds less than 10% in aggregate principal amount of the Notes at the time outstanding shall be a Significant Holder for the purpose of declaring Notes to be due and payable pursuant to clause (b) of paragraph 7A unless all Holder Affiliates of such Significant Holder join in such declaration.

     "SUBSIDIARY" shall mean any corporation, association or other business entity which is required to be consolidated in the financial statements of the Company in accordance with generally accepted accounting principles as in effect from time to time.

     "SUBSTANTIAL ASSETS" shall mean, as of the date of any determination thereof, assets (other than Excluded Assets as of such date) which, together with all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than pursuant to clause (ii), (iii), (iv), (v) or (vi) of paragraph 6C(5) and other than Excluded Assets as of such date) during either applicable period referred to below and the assets of all Restricted Subsidiaries all shares of the stock of which shall have been sold by the Company and its Restricted Subsidiaries during such applicable period as permitted by paragraph 6C(4) constitute (taken at the amount described below) more than the applicable percentage for such applicable period of Consolidated Net Tangible Assets computed as at the end of the fiscal quarter most recently ended prior to such date. For the purpose of the preceding sentence there shall be two applicable periods with respect to any date of determination: one such period shall be the period of twelve months preceding such date, for which the applicable percentage shall be 5%, and the other period shall be the period from and including the Closing Date to such date, for which the applicable percentage shall be 20%. Assets sold or otherwise disposed of shall in each case be taken at the book value thereof as shown on the books of the Company and its Restricted Subsidiaries on the date of the sale or disposition thereof net of any depreciation or other assets reserves allocable to such asset less the amount (not greater than such net book value) of any liability or Debt of the Company or any Restricted Subsidiary assumed by the Person acquiring such asset. "EXCLUDED ASSETS" shall mean, as of the date of any determination thereof, assets the proceeds of the sale or other disposition of which shall have been used or shall, within six months after the date of the closing of such sale or other disposition be used, to acquire assets to be used in the same business of the Company or any Restricted Subsidiary as the assets sold or disposed of, or, within twelve months after the date of such closing, be applied to the construction and related costs of newly constructed facilities to be used in the same business of the Company or any Restricted Subsidiary as the assets sold or disposed of, PROVIDED that (i) the assets which are Excluded Assets sold or disposed of on such date and during the period of twelve months preceding such date shall not in the aggregate constitute (taken at the amount described above) 5% or more of Consolidated Net Tangible Assets computed as at the end of the fiscal quarter most recently ended prior to such date, and (ii) the assets which are Excluded Assets sold or disposed of on such date and during the period from and including the Closing Date to such date shall not in the aggregate constitute (taken at the amount described above) 10% or more of Consolidated Net Tangible Assets computed as at the end of the fiscal quarter most recently ended prior to such date.

      "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

      "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary other than a Restricted Subsidiary. No Subsidiary which is or becomes a Restricted Subsidiary shall at any time thereafter become or be an Unrestricted Subsidiary.

      "UNUSED $1,000,000 BASKET AMOUNT" shall have the meaning specified in paragraph 6C(10).

      "VOTING STOCK" shall mean any shares of stock (or equivalent interests) of the Company or any Subsidiary whose holders are entitled under ordinary circumstances to vote for the election of directors (or persons performing similar functions) of the Company or such Subsidiary (irrespective of whether at the time stock of any other class or classes (or equivalent interests) shall have or might have voting power by reason of the happening of any contingency).

      "WHOLLY-OWNED RESTRICTED SUBSIDIARY" shall mean a Restricted Subsidiary all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by the Company or by one or more Wholly-Owned Restricted Subsidiaries.

      11.  MISCELLANEOUS

      11A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of the Notes and premium, if any, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement in writing as each Purchaser has made in this paragraph 11A.

     11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by such Purchaser or any Transferee in enforcing any rights under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The Company shall indemnify each Purchaser, each Transferee and the officers, directors, employees, representatives and agents of each Purchaser and each Transferee from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not such Purchaser or Transferee is a party thereto) related to the entering into and/or performance of this Agreement or any Note or the use of the proceeds of the Notes or the consummation of any transactions contemplated herein or in any Note, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee, the payment of any Note and the redemption, repurchase or other acquisition by the Company of the Notes.

      11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s), except that no such amendment or waiver shall change the maturity of any Note, or change the principal of any Note, or decrease the rate of interest or the amount of any premium payable with respect to any Note, or change the time of payment of interest or any premium payable with respect to any Note, or affect the time, amount or allocation of any required prepayments of the Notes, or reduce the proportion of the principal amount of the Notes required with respect to any consent, or change or affect any of the provisions of paragraph 5C or 6C(1), without the written consent of the holder or holders of all Notes at the time outstanding. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable and transferable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by

$100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

      11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement does not supersede any agreements, and understandings between the Company and Prudential Asset Sales & Syndications, Inc., and does not supersede obligations incurred in the event the Closing does not occur under any letter executed on the date of this Agreement or on the Business Day prior to the date of this Agreement.

     11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person which is an Institutional Investor to which such holder offers to sell such Note or any part thereof, (iv) any Person which is an Institutional Investor to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such holder,
(vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note.

     11I. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to it at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as it shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 5000 Normandale Road, Edina, Minnesota 55436, Attention: Senior Vice President, Finance, or at such other address as the Company shall have specified to the holder of each Note in writing; PROVIDED that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any Responsible Officer. Any notice sent or delivered to the Company in accordance with this paragraph 11I shall be deemed given when received at the address specified above or received by any Responsible Officer.

     11J. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS

OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

    11M. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

    If all of you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, and upon the signing and return of this letter by all of you, this letter shall become a binding agreement between all of you and the Company.

                                       Very truly yours,

                                       REGIS CORPORATION


                                       By            [ILLEGIBLE]
                                         -------------------------------------
                                         Title: [ILLEGIBLE]


The foregoing Agreement is hereby
accepted as of the date first
above written.

THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA


By          [ILLEGIBLE]
  ----------------------------------
           Vice President


LIFE INSURANCE COMPANY OF GEORGIA

By THE INVESTMENT CENTRE, INC., its Agent


By           [ILLEGIBLE]
  ----------------------------------
  Title:  Senior Vice President


SOUTHLAND LIFE INSURANCE COMPANY

By THE INVESTMENT CENTRE, INC., its Agent


By           [ILLEGIBLE]
  ----------------------------------
  Title:  Senior Vice President

WISCONSIN NATIONAL LIFE INSURANCE COMPANY

By THE INVESTMENT CENTRE, INC., its Agent


By           [ILLEGIBLE]
  ----------------------------------
  Title: Senior Vice President


ASSOCIATED DOCTORS HEALTH AND
  LIFE INSURANCE COMPANY

By THE INVESTMENT CENTRE, INC., its Agent


By           [ILLEGIBLE]
  ----------------------------------
  Title:  Senior Vice President


THE OHIO NATIONAL LIFE INSURANCE COMPANY


By  /s/ Michael A. Boedeker
  ----------------------------------
  Title:  Michael A. Boedeker
          Vice President, Fixed Income Securities

PRUCO LIFE INSURANCE COMPANY


By    /s/ David J. Koester
  ----------------------------------
  Title: VICE PRESIDENT

                              PURCHASER SCHEDULE


                                                   Aggregate
                                                   Principal
                                                   Amount of            Denomination(s)
                                                   Notes to Be          of Note(s) To
Purchaser                                          Purchased            Be Purchased
---------                                          -----------          ---------------
THE PRUDENTIAL INSURANCE COMPANY                   $33,684,000            $29,484,000
        OF AMERICA                                                        $ 4,200,000



(1)  All payments on account of Notes held
     by such purchaser shall be made by
     wire transfer of immediately available
     funds for credit to:

     Account No. 050-54-460 (in the case of
     payments on account of the Note
     originally issued in the principal
     amount of $29,484,000)
     Account No. 000-01-159 (in the case of
     payments on account of the Note
     originally issued in the principal
     amount of $4,200,000)
     Morgan Guaranty Trust Company of
        New York
     23 Wall Street
     New York, New York  10015

     Each such wire transfer shall set
     forth the name of the Company, the
     full title (including the coupon rate,
     issuance date and final maturity date)
     of the Notes, a reference to the
     Standard & Poor's private placement
     number of the Notes (or any other
     identifying number specified in
     writing to the Company), and the due
     date and application (as among
     principal, premium and interest) of
     the payment being made.


(2)  Address for all notices relating to
     payments:

     The Prudential Insurance Company of
       America
     c/o The Prudential Corporate Finance Group
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey  07102-4007

     Attention: Manager, Investment
                 Information Services


(3)  Address for all other communications
     and notices:

     The Prudential Insurance Company of
       America
     c/o The Prudential Corporate Finance Group
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey  07102-4007

     Attention:  Senior Managing Director


(4)  Tax Identification No.:  22-1211670


(5)  Name and telephone number of officer
     to receive telephone advice of
     optional prepayment:

     Peter Sherman
     Senior Associate
     201-802-9187


(6)  Payments made under paragraph 5I to
     PASS and Prudential shall be made by
     wire transfer of immediately available
     funds (i) in the case of PASS, for
     credit to the account of PruSupply, Inc.
     to Account No. 050-54-042 at Morgan
     Guaranty Trust Company of New York,
     23 Wall Street, New York, New York
     10015, or such other account as shall
     have been designated to the Company
     for such purpose by PASS and (ii) in
     the case of Prudential, for credit to
     the accounts of Prudential specified
     above for payments of principal

                                       2


     and interest to Prudential ratably in
     the same proportion as the payments of
     the Notes originally issued to
     Prudential are to be credited to such
     accounts, or to such other account or
     accounts as shall have been designated
     to the Company for such purpose by
     Prudential. Each such wire transfer
     shall set forth the information with
     respect to the Company and the Notes
     to be set forth in wire transfers of
     interest on the Notes, and shall state
     the due date of such payment and that
     it is a payment of deferred commitment
     fee.


                              PURCHASER SCHEDULE

                                                   Aggregate
                                                   Principal
                                                   Amount of     Denomination(s)
                                                   Notes To Be   of Note(s) To
Purchaser                                          Purchased     Be Purchased
---------                                          -----------   ---------------

PRUCO LIFE INSURANCE COMPANY                       $ 8,316,000    $ 8,316,000


(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No. 050-52-502
     Morgan Guaranty Trust Company of
       New York
     23 Wall Street
     New York, New York 10015

     Each such wire transfer shall set forth
     the name of the Company, the full title
     (including the coupon rate, issuance date and final maturity date) of the Notes, a reference to the Standard & Poor's private placement number of the Notes (or any other identifying number specified in writing to the Company), and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

     Pruco Life Insurance Company
     c/o The Prudential Corporate Finance Group
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey  07102-4007

     Attention:  Manager, Investment
                  Information Services

(3) Address for all other communications and notices:

     Pruco Life Insurance Company
     c/o The Prudential Corporate Finance Group
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey 07102-4007

     Attention: Senior Managing Director

(4)  Tax Identification No.:  22-1944557

(5)  Name and telephone number of officer to
     receive telephone advice of optional
     prepayment:

     Peter Sherman
     Senior Associate
     201-802-9187

(6) Payments made under paragraph 5I to Pruco shall be made by wire transfer of immediately available for credit to the account of Pruco specified above for payments of principal and interest to Pruco, or to such other account or accounts as shall have been designated to the Company for such purpose by Pruco.
     Each such wire transfer shall set forth
     the information with respect to the
     Company and the Notes to be set forth in wire transfers of interest on the Notes, and shall state the due date of such payment and that it is a payment of deferred commitment fee.

                              PURCHASER SCHEDULE


                                                   Aggregate
                                                   Principal
                                                   Amount of    Denomination(s)
                                                   Notes To Be  of Note(s) To
Purchaser                                          Purchased    Be Purchased
---------                                          -----------  ---------------

LIFE INSURANCE COMPANY OF GEORGIA                  $5,000,000     $5,000,000

(1)  All payments on account of Note held by
     such purchaser shall be made by wire
     transfer of immediately available funds
     for credit to:

     Account No. 58-16680-20
     First Wachovia National Bank
     Winston Salem, North Carolina


     Each such wire transfer shall set forth
     the name of the Company, the full title
     (including the coupon rate, issuance date and final maturity date) of the Notes, a reference to the Standard & Poor's private placement number of the Notes (or any other identifying number specified in writing to the Company), and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to
     payments:

     The Investment Centre, Inc.
     P.O. Box 105242
     300 Galleria Parkway
     Suite 1200
     Atlanta, Georgia 30339
     Telephone:  (404) 850-4800
     Facsimile:  (404) 850-4801

     Attention:  Securities Accounting

(3) Address for all other communications and notices (except as otherwise provided in the Agreement):

     The Investment Centre, Inc.
     P.O. Box 105242
     300 Galleria Parkway
     Suite 1200
     Atlanta, Georgia 30339
     Attention:  Private Placements

     with copy to:

     Life Insurance Company of Georgia
     P.O. Box 105006
     Atlanta, Georgia 30348-5006
     5780 Powers Ferry Road, N.W.
     Atlanta, Georgia 30327-4390
     Attention: Treasurer

(4)  Tax Identification No.: 22-1211670

(5)  Name and telephone number of officer to
     receive telephone advice of optional
     prepayment:

     Fred C. Smith
     404-850-4821

                              PURCHASER SCHEDULE


                                                   Aggregate
                                                   Principal
                                                   Amount of    Denomination(s)
                                                   Notes To Be  of Note(s) To
Purchaser                                          Purchased    Be Purchased
---------                                          -----------  ---------------

SOUTHLAND LIFE INSURANCE COMPANY                    $3,000,000     $3,000,000

(1)  All payments on account of Note held by
     such purchaser shall be made by wire
     transfer of immediately available funds
     for credit to:

     Account No. 581667920
     First Wachovia National Bank
     Winston Salem, North Carolina

     Each such wire transfer shall set forth
     the name of the Company, the full title
     (including the coupon rate, issuance date and final maturity date) of the Notes, a reference to the Standard & Poor's private placement number of the Notes (or any other identifying number specified in writing to the Company), and the due date and application (as among principal, premium and interest) of the payment being made.


(2)  Address for all notices relating to
     payments:

     The Investment Centre, Inc.
     P.O. Box 105242
     300 Galleria Parkway
     Suite 1200
     Atlanta, Georgia 30339
     Telephone:  (404) 850-4800
     Facsimile:  (404) 850-4801

     Attention:  Securities Accounting

(3) Address for all other communications and notices (except as otherwise provided in the Agreement):

     The Investment Centre, Inc.
     P.O. Box 105242
     300 Galleria Parkway
     Suite 1200
     Atlanta, Georgia 30339
     Attention: Private Placements

     with copy to:

     Southland Life Insurance Company
     P.O. Box 105006
     Atlanta, Georgia 30348-5006
     5780 Powers Ferry Road, N.W.
     Atlanta, Georgia 30327-4390
     Attention:  Treasurer

(4)  Tax Identification No.:  75-0572420

(5)  Name and telephone number of officer to
     receive telephone advice of optional
     prepayment:

     Fred C. Smith
     404-850-4821

                           PURCHASER SCHEDULE


                                                   Aggregate
                                                   Principal
                                                   Amount of    Denomination(s)
                                                   Notes To Be  of Note(s) To
Purchaser                                          Purchased    Be Purchased
---------                                          -----------  ---------------

WISCONSIN NATIONAL LIFE INSURANCE COMPANY           $500,000     $500,000


(1)  All payments on account of Note held by
     such purchaser shall be made by wire
     transfer of immediately available funds
     for credit to:

     Account No. 512012-857
     First Wisconsin National Bank of Oshkosh
     Oshkosh, Wisconsin

     Each such wire transfer shall set forth
     the name of the Company, the full title
     (including the coupon rate, issuance date and final maturity date) of the Notes, a reference to the Standard & Poor's private placement number of the Notes (or any other identifying number specified in writing to the Company), and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

     The Investment Centre, Inc.
     P.O. Box 105242
     300 Galleria Parkway
     Suite 1200
     Atlanta, Georgia 30339
     Telephone:  (404) 850-4800
     Facsimile:  (404) 850-4801

     Attention:  Securities Accounting

(3) Address for all other communications and notices (except as otherwise provided in the Agreement):

     The Investment Centre, Inc.
     P.O. Box 105242
     300 Galleria Parkway
     Suite 1200
     Atlanta, Georgia 30339
     Attention:  Private Placements

     with copy to:

     Wisconsin National Life Insurance Company
     Investment Department
     220 Washington Avenue
     P.O. Box 748
     Oshkosh, Wisconsin 54902
     Attention:  Betty Parker

(4)  Tax Identification No.:  3900714280

(5)  Name and telephone number of officer to
     receive telephone advice of optional
     prepayment:

     Fred C. Smith
     404-850-4821

                           PURCHASER SCHEDULE


                                                   Aggregate
                                                   Principal
                                                   Amount of    Denomination(s)
                                                   Notes To Be  of Note(s) To
Purchaser                                          Purchased    Be Purchased
---------                                          -----------  ---------------

ASSOCIATED DOCTORS HEALTH AND
   LIFE INSURANCE COMPANY                           $500,000     $500,000


(1)  All payments on account of Note held by
     such purchaser shall be made by wire
     transfer of immediately available funds
     for credit to:

     Account No. 192019008
     SouthTrust Bank of Alabama N.A.
     420 North 20th Street
     Birmingham, Alabama 35203
     P.O. Box 2554
     Birmingham, Alabama 35290

     Attention:  Mary Joe Lee
                 Trust Department

     Each such wire transfer shall set forth
     the name of the Company, the full title
     (including the coupon rate, issuance date and final maturity date) of the Notes, a reference to the Standard & Poor's private placement number of the Notes (or any other identifying number specified in writing to the Company), and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

     The Investment Centre, Inc.
     P.O. Box 105242
     300 Galleria Parkway
     Suite 1200
     Atlanta, Georgia 30339
     Telephone:  (404) 850-4800
     Facsimile:  (404) 850-4801

     Attention:  Securities Accounting

(3) Address for all other communications and notices (except as otherwise provided in the Agreement):

     The Investment Centre, Inc.
     P.O. Box 105242
     300 Galleria Parkway
     Suite 1200
     Atlanta, Georgia 30339
     Attention:  Private Placements

     with copy to:

     Associated Doctors Health and Life
       Insurance Company
     500 Beacon Parkway, West
     Birmingham, Alabama 35209

     Attention:  Controller

(4)  Tax Identification No.:  63-0337180

(5)  Name and telephone number of officer to
     receive telephone advice of optional
     prepayment:

     Fred C. Smith
     404-850-4821

                          PURCHASER SCHEDULE

                                    Aggregate
                                    Principal
                                    Amount of     Denominations(s)
                                    Notes To Be   of Note(s) To
Purchaser                           Purchased     Be Purchased
---------                           ------------  ----------------

THE OHIO NATIONAL LIFE              $4,000,000    $4,000,000
   INSURANCE COMPANY


(1)  All payments on account of Note held by
     such purchaser shall be made by wire
     transfer of immediately available funds
     for credit to:

     Account No. 910-275-7
     Star Bank, N.A.
     5th & Walnut Streets
     Cincinnati, Ohio 45202

     Each such wire transfer shall set forth
     the name of the Company, the full title
     (including the coupon rate, issuance date and final maturity date) of the Notes, a reference to the Standard & Poor's private placement number of the Notes (or any other identifying number specified in writing to the Company), and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

     The Ohio National Life Insurance Company
     Post Office Box 237
     Cincinnati, Ohio 45201

     Attention: Investment Department

(3) Address for all other communications and notices (except as otherwise provided in the Agreement):

     The Ohio National Life Insurance Company
     Post Office Box 237
     Cincinnati, Ohio 45201

     Attention: Investment Department

(4)  Tax Identification No.: 31-0397080

(5)  Name and telephone number of officer to
     receive telephone advice of optional
     prepayment:

     Mary Beth Cadle
     513-559-6450

                                                                  EXHIBIT A

                              REGIS CORPORATION
                       11.52% Senior Note due June 30, 1998

No. R-___                                                  New York, New York
$____________                                           _______________, 19__



    FOR VALUE RECEIVED, THE UNDERSIGNED, REGIS CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to ________________________________, or registered assigns, the principal sum of ___________________________ DOLLARS on June 30, 1998, with interest (computed on the basis of a 360-day year -- 30-day month) (a) on the unpaid balance thereof at the rate of 11.52% per annum from the date hereof, payable quarterly on the thirtieth day of March, June, September and December in each year, commencing with the March 30, June 30 (other than June 30, 1991), September 30 or December 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of premium and, to the extent permitted by applicable law, any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% plus the interest rate per annum stated above or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

    Payments of principal, premium, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

    This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Agreement, dated as of June 21, 1991 (herein called the "Agreement"), between the Company and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without premium and in other cases with a premium as specified in the Agreement.

    This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    The Company agrees to make prepayments of principal on the dates and in the amounts specified in the Agreement.

    In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

    THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

                                           REGIS CORPORATION



                                           By
                                             ----------------------------
                                               President


                                           By
                                             ----------------------------
                                               Secretary

                                                                EXHIBIT B-1

             [LETTERHEAD OF PHILLIPS, GROSS & AARON, P.A.]

                                                              June   , 1991
                                                                   --

To each of the Purchasers
 listed in the attached Purchaser Schedule

Ladies and Gentlemen:

     We have acted as counsel for Regis Corporation (the "Company") in connection with the Note Agreement, dated as of June 21, 1991, between the Company and you and the other purchasers listed in the attached Purchaser Schedule (the "Note Agreement"), pursuant to which the Company has issued to you and such other purchasers today 11.52% Senior Notes due June 30, 1998 of the Company in the aggregate principal amount of $55,000,000 (the "Notes"). All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement.

     In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by each of you in the first sentence of paragraph 9 of the Note Agreement.

     Based on the foregoing, it is our opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to enter into the Note Agreement, to issue and sell the Notes and to carry out the terms of the Note Agreement and the Notes. Each Restricted Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and its Restricted Subsidiaries have all requisite corporate power and authority to carry on their respective businesses as now being conducted.

     2. The Note Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, do not require any shareholder approval, have been duly executed and delivered by the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and
(c) we express no opinion as to the enforceability of the indemnification provisions contained in paragraph 11B of the Note Agreement, and the Notes are entitled to the benefits of the Note Agreement.

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T or X of the Board of Governors of the Federal Reserve System.

     5. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and compliance with the respective terms and provisions of the Note Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Restricted Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Restricted Subsidiaries, any statute, law, rule or regula-tion to which the Company or any of its restricted Subsidiaries is subject or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including any agreement with stockholders), instrument, order, judgment or decree to which the Company or any of its Restricted Subsidiaries is a part or otherwise subject, other than the Debt which is being retired on the date hereof.

     6. No consent, approval or authorization of, or declaration or filing with, any governmental authority is required in connection with the execution or delivery of the Note Agreement, the consummation of the transactions contemplated thereby or the offer, issue, sale and delivery of the Notes, or the fulfillment of and compliance with the terms and provisions of the Note Agreement and of the Notes.

     7. To the best of our knowledge after having made due inquiry with respect thereto, there is no action, suit, investigation or proceeding pending or threatened against the Company or any of its Restricted Subsidiaries, or any properties or rights of the Company or any of its Restricted Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or other), assets, properties, operations or prospects of the Company or the Company and its Restricted Subsidiaries as a whole.

     Your special counsel, Debevoise & Plimpton, in rendering their opinion pursuant to paragraph 3A of the Note Agreement, are authorized to rely on this opinion as to matters of Minnesota law.

                                       Very truly yours,

                                                                EXHIBIT B-2


             [Letterhead of Debevoise & Plimpton]

                                                              June   , 1991
                                                                   --

To each of the Purchasers
 listed in the attached
 Purchaser Schedule


                                  REGIS CORPORATION
                         11.52% SENIOR NOTES DUE JUNE 30, 1998

Ladies and Gentlemen:

     We have acted as special counsel to you and the other purchasers listed in the attached Purchaser Schedule in connection with the issue and sale to you and such other purchasers today by Regis Corporation, a Minnesota corporation (the "Company"), of $55,000,000 aggregate principal amount of its 11.52% Senior Notes due June 30, 1998 (the "Notes"), pursuant to the Note Agreement (the "Note Agreement"), dated as of June 21, 1991, between the Company and you and such other purchasers.

     In so acting, we have participated in the preparation of the Note Agreement and Notes. We have also examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Note Agreement and examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     We are of the following opinion:

     1. INCORPORATION, STANDING, ETC. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to enter into the Note Agreement, to issue and sell the Notes and to carry out the terms of the Note Agreement and the Notes.

     2. COMPLIANCE WITH CHARTER AND BY-LAWS. The execution, delivery and performance of the Note Agreement and the Notes will not result in any violation of or be in conflict with or constitute a default under any term of the charter or by-laws of the Company.

     3. GOVERNMENTAL CONSENT. The consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the Company is required under Federal or New York law for the valid execution and delivery of the Note Agreement or the valid offer, issue, sale and delivery of the Notes pursuant to the Note Agreement.

     4. NOTE AGREEMENT AND NOTES. The Note Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company and do not require any shareholder approval. The Note Agreement and the Notes purchased by you today have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (a) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors,
(b) such enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) we express no opinion as to the enforceability of the indemnification provisions contained in paragraph 11B of the Note Agreement. The Notes are entitled to the benefits of the Note Agreement.

     5. SECURITIES ACT AND TRUST INDENTURE ACT. The offer, issue, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement constitute exempted transactions under the registration provisions of the Securities Act of 1933, as amended, and neither the registration of the Notes thereunder nor the qualification of an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, is required in connection with such offer, issue, sale and delivery.

     We have reviewed, and insofar as our opinion involves matters governed by Minnesota law, have relied upon, the opinion, dated today and addressed to you, of

Phillips, Gross & Aaron, P.A., counsel for the Company, and on the basis of such review, it is our opinion that you and we are justified in relying on such opinion. Our review of such opinion included such investigations and procedures as in our judgment were necessary or appropriate in order to enable us to reach the conclusion that your and our reliance thereon is reasonable under the circumstances.

                                       Very truly yours,

                                              EXHIBIT C
                                         REGIS CORPORATION
                                          SCHEDULE OF DEBT
                                         -----------------



                                                Balance        Paid        Continuing
                                               at 6/28/91    at Closing    Obligations
                                               ----------    ----------    -----------
                                                           (In Thousands)

FBS - Revolver                                     23,095        23,095              0
First Bank Term Loan                               68,974        68,974              0
FBS Lease (Dated 12/30/86)                          1,486             0          1,486
FBS Lease (Dated 6/30/87)                             596             0            596
Norwest Lease (Dated 12/14/88)                      1,922             0          1,922
MEI-Regis (Inventory)                               2,000             0          2,000
MEI-Regis (Management Fee)                            467             0            467
MEI-Regis (Essanelle Settlement)                    1,940         1,940              0
MEI-Regis (BHI Note)                                  531             0            531
Kunin Family (Maxims Shareholders)                    619             0            619
Kunin Family (Maxims Shareholders Settlement)         777             0            777
Kunin Family (Maxims Royalties)                       515             0            515
Kunin Family (Maxims Consulting)                      249             0            249
Kunin Family (Maxims Consulting Settlement)           693             0            693
Vendors (Sebastian, Kerologie & Zotos)                547             0            547
                                                   ------        ------         ------

                                                 $104,411       $94,009        $10,402
                                                 --------       -------        -------

                                 EXHIBIT D
                             REGIS CORPORATION
                             SCHEDULE OF LIENS
                             -----------------

SECURED PARTY               SECURITY DESCRIPTION        COMMENTS
-------------               --------------------        --------

First Bank and current      Lien on capital stock       To be released at
bank group - Term Note      and all assets of Regis     closing


First Bank and current      Lien on capital stock       To be released at
bank group - Revolver       and all assets of Regis     closing


FBS Business Finance        Lien on various salon       Continuing secu-
Lease dated 12/30/86        furniture and fixtures      rity interest


FBS Business Finance        Lien on various salon       Continuing secu-
Lease dated 6/30/87         furniture and fixtures      rity interest


Norwest Leasing             Lien on various salon       Continuing secu-
Lease dated 12/14/88        furniture and fixtures      rity interest

                                 EXHIBIT E
                             REGIS CORPORATION
                          SCHEDULE OF SUBSIDIARIES
                          ------------------------

    LEGAL NAME                               TYPE              OWNERSHIP
    ----------                               ----              ---------
Regis Salon Services, Inc.                 Restricted             100%
Hair Programming, Inc.                     Restricted             100%
Regis Hairstylists, Ltd.                   Restricted             100%
Selatz de Mexico, S.A. de C.V.             Unrestricted           100%
Seligman & Latz de Mexico, S.A. de C.V.    Unrestricted           100%
S & L de Polanco, S.A. de C.V.             Unrestricted           100%
Glemby Europe, Ltd.                        Unrestricted            99%*


















------------------
* The company owns 9,998 shares of the 10,000 shares which are outstanding. The Two shares not controlled by the company are owned by two employees of Glemby Europe, Ltd.

                                 EXHIBIT F
                             REGIS CORPORATION
                        TRANSACTIONS WITH AFFILIATES
                        ----------------------------


AFFILIATE NAME                          DESCRIPTION
--------------                          -----------

Curtis Squire, Inc.           ARTWORK RENTAL: The company annually rents
                              artwork from Curtis Squire, Inc. which is housed and displayed in the corporate home office. The annual rental charge is approximately $250,000 which is believed to be a fair market rental.
                              The proceeds from the rental charge have been used to pay for the accounting service fee charged by Regis (see discussion below).

                              ACCOUNTING SERVICE FEE: The company annually charges Curtis Squire, Inc. a fee for the performance of certain accounting services provided by Regis Corporation employees. The fee of approximately $250,000 is believed to be a fair market charge. As discussed above, the charge is usually offset by the artwork rental fee.

                                 EXHIBIT G
                             REGIS CORPORATION
                          SCHEDULE OF INVESTMENTS
                          -----------------------


INVESTMENT                                          CARRYING VALUE
----------                                          --------------

Shareholder Notes:

     Paul Finkelstein                                $1,612,500
     Frank Evangelist                                   483,750
     Chris Fox                                          483,750
     Bill Sipkins                                       161,250

MEI-Regis, Inc. (stock investment)                    1,600,000
MEI Diversified Inc. (800,000 warrants)                       0
Glemby Europe, Ltd.                                   1,724,883
Seligman & Latz de Mexico, S.A. de C.V.                 110,000
                                                     ----------

                                                     $6,176,133
                                                     ----------

                                                             EXHIBIT H

                           OFFSET SHARING AGREEMENT

          AGREEMENT, dated as of June __, 1991, among Barclays Bank PLC ("Barclays"), First Bank National Association ("First Bank"), The Prudential Insurance Company of America, Pruco Life Insurance Company, Life Insurance Company of Georgia, Southland Life Insurance Company, Wisconsin National Life Insurance Company, Associated Doctors Health and Life Insurance Company and The Ohio Life Insurance Company (the "Institutional Investors", and together with Barclays and First Bank, the "Lenders").

          WHEREAS, Regis Corporation, a Minnesota Corporation (the "Company"), has entered into (i) a Senior Revolving Credit Agreement, dated as of the date hereof, with Barclays (the "Barclays Credit Agreement"), providing for loans in the aggregate principal amount of up to $15,000,000, which loans shall be evidenced by a promissory note in the form of Exhibit B to the Barclays Credit Agreement (the "Barclays Note"), (ii) a Senior Revolving Credit Agreement, dated as of the date hereof, with First Bank (the "First Bank Credit Agreement"), providing for loans in the aggregate principal amount of up to $5,000,000, which loans shall be evidenced by a promissory note in the form of Exhibit B to the First Bank Credit Agreement (the "First Bank Note") and (iii) a Note Agreement with the Institutional Investors, dated as of the date hereof (the "Institutional Investors Agreement"; the Institutional Investors Agreement, the Barclays Credit Agreement and the First Bank Credit Agreement being herein collectively called the "Loan Agreements") providing for the issuance and sale to the Institutional Investors of Senior Notes due June 30, 1998 of the Company and in the aggregate principal amount of $55,000,000, which Notes shall be in the form of Exhibit A to the Institutional Investors Agreement (the "Institutional Investors Notes"; the Institutional Investors Notes, the Barclays Note and the First Bank Note being herein collectively called the "Lender Notes");

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:

          1. The Lenders agree among themselves that if any Lender shall obtain payment on the indebtedness under the Lender Notes held by it through the exercise of a right of set-off or banker's lien, or through the exercise of any similar rights, such Lender will promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Lender Notes held by each of the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that each Lender shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal, interest and premium, if any, on the Lender Notes held by each Lender, PROVIDED that if all or any portion of such payment is thereafter rescinded or must otherwise be restored (including, without limitation, by reason of the insolvency, bankruptcy or reorganization of the Company), the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) so that the Lender which shall have shared the benefit of such rescinded or restored payment (or portion of payment) shall not suffer a loss by reason of sharing such benefit. The treatment as secured claims, in a bankruptcy, reorganization or similar proceeding of the Company, of the indebtedness under any Lender Notes because (i) any funds of the Company shall have been on deposit in any of the Lenders or (ii) other amounts shall have been payable to the Company by any of the Lenders or (iii) other assets of the Company shall have been in the possession of any of the Lenders, which treatment results in payments or distributions to any of such Lenders on account of such indebtedness in amount or value proportionately greater than payments or distributions on account of unsecured claims, shall be deemed for purposes of this Agreement to be the obtaining of payment on such indebtedness held by such Lenders through the exercise of a right of set-off or banker's lien or through the exercise of similar rights, to the extent of the extra amount or value received by such Lenders. Nothing in this Agreement shall be deemed to apply to any payment, funds or other amounts obtained by First Bank as reimbursement for indebtedness owed to First Bank as a result of its functioning as a depositary bank for the Company, PROVIDED that if the amount so obtained at any time exceeds $100,000 or is applied to indebtedness which has been outstanding for more than five days, the Company will promptly notify each of the Lenders other than First Bank of such reimbursement and, if not later than ten days after receiving such notification any Lender shall request First Bank in writing to share such amount under this Agreement, the amount of such reimbursement so obtained shall be deemed for purposes of Section 1 of this Agreement to be a payment obtained by First Bank on the indebtedness under the First Bank Note through the exercise of a right of set-off.

          2. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          3. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and will constitute a binding agreement when executed by each of the parties hereto. It shall not be necessary that each counterpart hereof be signed by all the parties hereto, and in making proof of this Agreement it shall not be necessary to produce or account for more than sufficient counterparts hereof to evidence execution by all the parties hereto.

          4. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, including any transferees of the Lender Notes, PROVIDED that any transferee of Lender Notes shall be entitled to the benefits of this Agreement only if it or the Company shall have given notice to any other Lender obligated hereunder that such transferee has become a holder of Lender Notes, such notice to be given in accordance with the notice provisions of the respective Loan Agreements.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first above written.


                                      BARCLAYS BANK PLC

                                      By:
                                         ---------------------------------
                                      Title:
                                            ------------------------------

                                      FIRST BANK NATIONAL ASSOCIATION

                                      By:
                                         ---------------------------------
                                      Title:
                                            ------------------------------

                                      THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA

                                      By:
                                         ---------------------------------
                                      Title:
                                            ------------------------------

                                      PRUCO LIFE INSURANCE COMPANY

                                      By:
                                         ---------------------------------
                                      Title:
                                            ------------------------------

                                      LIFE INSURANCE COMPANY OF GEORGIA

                                      By THE INVESTMENT CENTRE, INC., its
                                        Agent

                                      By:
                                         ---------------------------------
                                      Title:
                                            ------------------------------

                                      SOUTHLAND LIFE INSURANCE COMPANY

                                      By THE INVESTMENT CENTRE, INC., its
                                        Agent

                                      By:
                                         ---------------------------------
                                      Title:
                                            ------------------------------

                                      WISCONSIN NATIONAL LIFE INSURANCE COMPANY

                                      By THE INVESTMENT CENTRE, INC., its
                                        Agent

                                      By:
                                         ---------------------------------
                                      Title:
                                            ------------------------------

                                      ASSOCIATED DOCTORS HEALTH AND LIFE
                                        INSURANCE COMPANY

                                      By THE INVESTMENT CENTRE, INC., its
                                        Agent

                                      By:
                                         ---------------------------------
                                      Title:
                                            ------------------------------

                                      THE OHIO NATIONAL LIFE INSURANCE COMPANY

                                      By:
                                         ---------------------------------
                                      Title:
                                            ------------------------------

          The undersigned hereby acknowledges and consents to the terms of the Offset Sharing Agreement; agrees that by executing this acknowledgment and consent, the undersigned is bound by the terms of the Offset Sharing Agreement as they effect and determine the relative rights of the Lenders; and the undersigned further agrees that the terms of the Offset Sharing Agreement and the performance of such terms by the parties thereto shall not give the undersigned any additional rights vis-a-vis any of the Lenders. The undersigned agrees to give the notifications referred to in the proviso to the last sentence of Section 1 of the Offset Sharing Agreement.

                                      REGIS CORPORATION

                                      By:
                                         ---------------------------------
                                      Title:
                                            ------------------------------

[LOGO]

                                       July 20, 1992




Regis Corporation
5000 Normandale Road
Minneapolis, Minnesota 55436
Attention:  Frank E. Evangelist
            Senior Vice President - Finance

Gentlemen:

      Reference is made to each of (1) that certain Note Agreement dated as of June 21, 1991 between Regis Corporation (the "Company") and The Prudential Insurance Company of America ("Prudential"), pursuant to which the Company issued, and Prudential purchased, an aggregate of $33,684,000 principal amount of 11.52% Senior Notes due June 30, 1998 (the "Notes") and (2) that certain Note Agreement dated as of June 21, 1991 between the Company and Pruco Life Insurance Company ("Pruco"), pursuant to which the Company issued, and Pruco purchased, $8,316,000 principal amount of Notes. Each such Note Agreement shall hereinafter be referred to as an "Agreement" or collectively, the "Agreements" and terms used herein but not otherwise defined shall have the meanings assigned to them in the Agreements.

      Prudential and Pruco hereby agree with the Company as follows:

      1. The definition of "Revolving Credit Loans" set forth in Section 10B of each Agreement shall be amended and restated as follows:

          "Revolving Credit Loans" shall mean any revolving credit loans made and any letters of credit issued under the Revolving Credit Agreements.

      2.  The definition of "Revolving Credit Agreements" set forth in
Section 10B of each Agreement shall be amended and restated as follows:

          "Revolving Credit Agreements" shall mean (i) the Senior Revolving Credit Agreement, dated as of June 21, 1991, as heretofore amended (and including an amendment, if any, solely to provide for the letter of credit facility referred to in the definition of "Revolving Credit Loans"), between the Company and Barclays Bank PLC, providing for Revolving Credit Loans in aggregate principal amount not in excess of $15,000,000, and (ii) the Senior Revolving Credit Agreement, dated as of June 21, 1991, as heretofore amended (and including an amendment, if any, solely to provide for the letter of credit facility referred to in the definition of "Revolving Credit Loans") between the Company and First Bank National Association, providing for Revolving Credit Loans in aggregate principal amount not in excess of $5,000,000.

      3. Section 6C(10) of each Agreement shall be amended by (i) the insertion of "(a)" immediately preceding the text in the first line thereof and (ii) the addition of the following language as a new paragraph (b) at the end thereof:

          "(b) Notwithstanding the foregoing paragraph (a) of this Section 6C(10), (1) Capital Expenditures in the fiscal year ended June 30, 1993 made in connection with the Company's purchase, and preparation for use as the Company's headquarters, of that certain real estate located at 7201 Metro Boulevard, in the City of Edina, Hennepin County, Minnesota, commonly known as the Century Corporate Plaza (the "Century Plaza Expenditures") in an aggregate amount of up to $1,000,000 shall not be deemed to be Capital Expenditures for purposes of Section 6C(10)(a); (2) Century Plaza Expenditures made in the fiscal year ended June 30, 1993 in an aggregate amount (including those made under clause (1) of this subparagraph (b)) exceeding $1,000,000 but less than $2,200,000 shall not be deemed to be Capital Expenditures for purposes of Section 6C(10)(a) to the extent, but only to the extent, that such Century Plaza Expenditures are offset by Allocated Sale Proceeds and (3) Century Plaza Expenditures in an aggregate amount (including those made under clauses (1) and (2) of this subparagraph (b)) exceeding $2,200,000 but less than $3,400,000, made on or prior to June 30, 1993, shall not be deemed to be Capital Expenditures for purposes of clause (a)(ii) of Section 6C(10), but rather shall be deemed to be Capital Expenditures made during the Company's fiscal year ended June 30, 1994 (such expenditures, together with all Century Plaza Expenditures actually made in the fiscal year ended June 30, 1994, "1994 Capital Expenditures"); PROVIDED, FURTHER, however, that any such Century Plaza Expenditures, up to an aggregate maximum of $3,400,000 (including Century Plaza Expenditures made under clauses
          (1) and (2) of this subparagraph (b)), which would be deemed to be 1994 Capital Expenditures pursuant to this clause (3) shall not be deemed to be 1994 Capital Expenditures to the extent, but only to the extent, that such Century Plaza Expenditures are offset by Allocated Sale Proceeds. For the purposes of this Section 6C(10)(b), Allocated Sale Proceeds shall be the net cash proceeds actually received by the Company as consideration for the sale referred to in Section 6C(5)(iv) hereof and designated, at the time of receipt, as a credit against the Century Plaza Expenditures referred to in clauses (2) and (3) of this subparagraph (b) without duplication up to the actual amount of such expenditures.

      If you are in agreement with the foregoing, please sign the duplicate copy of the letter enclosed herewith in the space provided and return the same to Deborah G. Shulevitz, Assistant General Counsel, The Prudential Insurance Company of America, at the address set forth above.



                                Very truly yours,


                                THE PRUDENTIAL INSURANCE
                                  COMPANY OF AMERICA

                                By:   /s/ Deborah J. Hall
                                   ---------------------------
                                         Vice President



                                PRUCO LIFE INSURANCE COMPANY

                                By:   /s/ Deborah J. Hall
                                   ---------------------------
                                     Assistant Vice President



Accepted and agreed:

REGIS CORPORATION
BY:  [Illegible]
   --------------------
   Title:  Pres.

[LETTERHEAD]

                                       December 22, 1992



Regis Corporation
5000 Normandale Road
Edina, Minnesota 55436

Attention:  Senior Vice President, Finance

Gentlemen:

Reference is made to the note agreement (the "Agreement") dated as of June 21, 1991 between Regis Corporation (the "Company") and the purchasers listed in the purchaser schedule attached thereto (the "Purchasers") pursuant to which the Company issued its 11.52% senior notes due June 30, 1998, in the aggregate principal amount of $55,000,000. The undersigned, The Prudential Insurance Company of America ("Prudential") and Pruco Life Insurance Company ("Pruco"), purchased and presently hold notes in the original principal amount of $33,684,000 and $8,316,000, respectively.

Pursuant to the request of the Company and the provisions of paragraph 11C of the Agreement, Prudential and Pruco hereby agree to the amendment of the Agreement as provided below, subject to the satisfaction of the conditions expressed below:

1. Paragraph 6B shall be amended by deleting the first ten lines of text thereof and substituting therefor the following:

          "6B. RESTRICTED PAYMENTS AND INVESTMENTS. The Company covenants that it will not, and will not permit any Restricted Subsidiary to, (a) pay or declare any dividend on any class of the Company's stock now or hereafter outstanding, or (b) make any other distribution on account of any class of stock of the Company, or (c) redeem, purchase or otherwise acquire, directly or indirectly, any shares of stock of the Company now or hereafter outstanding, or (d) pay principal of or any premium on Subordinated Notes, or (e) purchase or otherwise acquire, directly or indirectly, any Subordinated Note (all of the foregoing being herein called "RESTRICTED PAYMENTS"), or ...".

Regis Corporation
December 22, 1992
Page 2

2. Paragraph 6C(2) shall be amended by inserting the phrase "and the Subordinated Notes" immediately following the word "Notes" in clause (i) thereof.

3. Paragraph 10B shall be amended by inserting immediately following the definition of the term "Significant Holder" appearing therein, the following defined term:

          "'SUBORDINATED NOTES' shall mean the 7.25% subordinated notes of the Company in the aggregate principal amount of $5,000,000, due December 31, 1998 and originally issued to T. Rowe Price Strategic Partners II, L.P.; provided that there shall be no change in the rate of interest payable thereon and that such subordinated notes are at all times subordinated to the Notes pursuant to the terms set forth on Exhibit A hereto, except as such terms may be amended with the written consent of the holders of the Notes."

Pursuant to the request of the Company and the provisions of paragraph 11C of the Agreement, Prudential and Pruco hereby consent as follows, subject to the satisfaction of the conditions expressed below:

A. Notwithstanding the provisions of paragraph 6C(10) of the Agreement, Prudential and Pruco consent to the acquisition by the Company of all of the issued and outstanding capital stock of Consumer Beauty Supply of Colorado, Inc., provided that for purposes of any calculation of expenditures permitted or prohibited by paragraph 6C(10) for any fiscal year ended subsequent to June 30, 1993, Operating Cash Flow for the fiscal year ended June 30, 1993 shall in no event be deemed to have exceeded the sum of (i) Capital Expenditures, (ii) Required Principal Payments and (iii) Consolidated Interest Expense, in each case for the fiscal year ended June 30, 1993.

B. Notwithstanding the prohibitions set forth in sub-clauses (x) and (z) of clause (v) of paragraph 6C(2) of the Agreement, Prudential and Pruco consent to the Company incurring $3,250,000 of Funded Debt evidenced by a consulting and non-competition agreement with Michael Taylor and to the Company's assumption of up to $1,000,000 of indebtedness of Consumer Beauty Supply of Colorado, Inc., provided that such assumed indebtedness is immediately repaid in its entirety with the proceeds of a Revolving Credit Loan (as such term is defined in the Agreement).

The effectiveness of the foregoing amendments and consents is subject to (i) consummation by the Company of its acquisition of all of the issued and outstanding capital stock of Consumer

Regis Corporation
December 22, 1992
Page 3


Beauty Supply of Colorado, Inc. for an aggregate purchase price (including any debt assumption) of not more than $7,980,000 (not more than $7,000,000 of which shall be paid in cash) pursuant to the terms of the Stock Purchase Agreement dated as of December 4, 1992 between the Company and all of the shareholders of Consumer Beauty Supply of Colorado, Inc., without waiver by the Company of any material conditions set forth therein, (ii) the Company incurring no other direct or contingent liabilities in connection with such acquisition, other than (a) the Subordinated Notes, (b) customary fees and expenses, (c) additional borrowings under its revolving credit facility not in excess of $3,000,000 and (d) obligations under a consulting agreement with Michael Taylor providing for payments of not more than $54,167 per month for a period not to exceed five years and (iii) receipt by Prudential and Pruco from counsel to the Company of an opinion in form and content satisfactory to Prudential and Pruco.

If you are in agreement with the foregoing, please execute the enclosed counterpart of this letter and return it to the undersigned, whereupon it will become a binding agreement between the Company and Prudential and Pruco, subject to the satisfaction of the conditions expressed above.



                                Very truly yours,


                                THE PRUDENTIAL INSURANCE
                                  COMPANY OF AMERICA

                                By:    /s/ [ILLEGIBLE]
                                   ---------------------------
                                Title:  Managing Director
                                      --------------------------

                                PRUCO LIFE INSURANCE COMPANY

                                By:    /s/ [ILLEGIBLE]
                                   ---------------------------
                                Its:     Vice President
                                    --------------------------



Accepted and agreed to
effective as of the date
first appearing above.

REGIS CORPORATION

BY:  /s/ [ILLEGIBLE]
   --------------------
Its:  Pres.
    -------------------

                                                                 EXHIBIT A

          2.02 SUBORDINATION OF THE NOTE. The Company, for itself and its successors and assigns, covenants and agrees, and Purchaser and each successor holder of any Note (by such holder's acceptance thereof), likewise covenants and agrees, that the payment of the principal of and interest on such Note shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt (as defined in Section 2.02(g)) at any time outstanding. The provisions of this Section 2.02 are made for the benefit of the holders of the Senior Debt, and such holders are made obligees hereunder the same as if their names were written herein as such, and they, or any of them, may proceed to enforce such provisions against the Company or against the holder of any Note without the necessity of joining the Company as a party.

               (a) PAYMENT OF SENIOR DEBT. In the event of any receivership, insolvency, bankruptcy, reorganization, assignment for the benefit of creditors or other similar proceedings in connection therewith relative to the Company or to its property, or, in the event of any proceedings for the liquidation, dissolution or other winding up of the Company or distribution or marshaling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, then and in any such event all Senior Debt (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property (except securities provided for by a plan or reorganization or readjustment which are subordinated and junior in right of payment to the payment of all Senior Debt then outstanding and to any securities issued in respect of the Senior Debt under such plan of reorganization on terms of substantially the same tenor as this Section 2.02) shall be made on account of any Note; and any such payment or distribution, which would, but for the provisions hereof, be payable or deliverable in respect of any Note shall be paid or delivered directly to the holders of Senior Debt (or their duly authorized representatives), in the proportions in which they hold the same, until all Senior Debt shall have been paid in full. Each holder of any Note, by becoming a holder thereof, hereby designates and appoints the holder or holders of Senior Debt (and their duly authorized representatives) as such holder's agent and attorney-in-fact to demand, sue for, collect and receive such Senior Debt holder's ratable share of all such payments and distributions with respect to such Note and agrees at the request of the holders of the Senior Debt to file, and hereby designates and appoints the holder or holders of Senior Debt (and their duly authorized representatives) as such holder's agent and attorney-in-fact to file, any necessary proof of claim therefor and to take all such other action in the name of the holder of any Note or otherwise, as such Senior Debt holders (or their authorized representatives) may determine to be necessary or appropriate for the enforcement of this Section 2.02. Purchaser and each successor holder of any Note by such holder's acceptance thereof agrees to execute, at the request of a holder of the Senior Debt, a separate agreement with such holder of Senior Debt on the terms set forth in this
Section 2.02, and to take all such other action in connection therewith as such Senior Debt holder may request in order to enable such holder to enforce its claims upon or in respect of such holder's ratable share of any such payments and distributions on account of such Note.

               (b) NO PAYMENT ON NOTES UNDER CERTAIN CONDITIONS. In the event that (i) any default or event of default (as such terms are defined in any instrument evidencing or relating to the Senior Debt) occurs with respect to any Senior Debt or (ii) the making of any payment with respect to the Note would immediately cause any such default or event of default to occur, then, unless and until such default or event of default (or in the case of clause
(ii), such prospective default or event of default) has been cured or waived in writing by such holder of Senior Debt, no payment of principal or interest on the Note shall be made by the Company or accepted by any holder of any Note.

               (c) PAYMENTS HELD IN TRUST. In case any payment or distribution shall be paid or delivered to any holder of the Note before all Senior Debt shall have been paid in full despite or in violation or contravention of the terms of Section 2.02(b), such payment or distribution shall be held in trust by such holder for and promptly paid and delivered ratably to the holders of Senior Debt (or their duly authorized representatives).

               (d) SUBROGATION. Subject to the payment in full of all Senior Debt and until the Note shall be paid in full, the holder of any Note shall be subrogated to the rights of the holders of Senior Debt (to the extent of payments or distributions previously made to such holders of Senior Debt pursuant to the provisions of sections (a) or (c) of this Section 2.02) to receive payments or distributions of assets of the Company applicable to the Senior Debt. No such payments or distributions applicable to the Senior Debt shall, as between the Company and its creditors (other than the holders of Senior

Debt and the holders of the Note), be deemed to be a payment by the Company to or on account of the Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt to which the holders of the Note would be entitled except for the provisions of this Section 2.02 shall, as between the Company and its creditors (other than the holders of Senior Debt and the holders of the Note) be deemed to be a payment by the Company to or on account of the Senior Debt.

               (e) ACTIONS; LEGEND ON NOTE; SCOPE OF SECTION. The holder of the Note will not commence any actions or proceeding against the Company to recover all or any part of the indebtedness under the Note, or join with any creditor, unless the holders of the Senior Debt shall also join, in bringing any proceedings against the Company under any bankruptcy, reorganization, readjustment of debt, receivership, liquidation or insolvency law or statute of the Federal or any State government unless and until the Senior Debt shall be paid in full; PROVIDED, HOWEVER, that if the holder of the Note shall have given the holders of the Senior Debt not less than 30 days prior written notice of such holder's intention to do so, such holder may bring action to recover any payment on the Note to the extent not prohibited by Section 2.02(b) above. The Note shall bear a legend to the effect that it is subject to the provisions of this Section 2.02. The provisions of this Section 2.02 are intended solely for the purpose of defining the relative rights of the holder of any Note, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Section 2.02 or elsewhere in this Agreement or the Note is intended to or shall impair, as between the Company and the holders of the Note the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the holders of the Note and creditors of the Company other than the holders of the Senior Debt.

               (f) SURVIVAL OF RIGHTS. The right of any present or future holder of Senior Debt to enforce subordination of the Note pursuant to the provisions of this Section 2.02 shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder of Senior Debt, including, without limitation, any application of any sums by whomsoever paid or however realized to the Senior Debt, or any amendment of the amount, manner, place or terms of payment of the Senior Debt, or any extension of the time of payment of or renewal of the Senior Debt, or any forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security of or in respect of any Senior Debt or by noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof such holder may have or otherwise be charged with.

               (g)  SENIOR DEBT DEFINED. The term "Senior Debt" shall mean
(i) the principal of, interest on and other amounts payable under the Company's 11.52% Senior Notes due June 30, 1998 in the aggregate principal amount of $55,000,000, issued to the Prudential Insurance Company of America and Pruco Life Insurance Company, Life Insurance Company of Georgia, Southland Life Insurance Company, Wisconsin National life Insurance Company, Associated Doctors Health and Life Insurance Company and The Ohio National Life Insurance Company, or any notes issued in substitution or exchange therefor, or the Note Agreement dated as of June 21, 1991, as amended, pursuant to which such notes are issued; (ii) the principal of, interest on and other amounts payable under the Senior Revolving Credit Agreement, dated as of June 21, 1991, as amended, between the Company and Barclays Bank PLC, providing for revolving credit loans in an aggregate principal amount not in excess of $15,000,000; (iii) the principal of, interest on and other amounts payable under the Senior Revolving Credit Agreement, dated as of June 21, 1991, as amended, between the Company and First Bank National Association, providing for revolving credit loans in an aggregate principal amount not in excess of $5,000,000; and (iv) any indebtedness incurred by the Company in connection with the extension, renewal, refunding or replacement of any indebtedness described in subsections (i) through (iii) above, whether or not the principal amount of the Senior Debt is thereby increased.

                                  * * * * * * *

          8.03 AMENDMENTS, WAIVER AND CONSENTS. No amendment, modification or addition to this Agreement, and no waiver of or consent to noncompliance with any covenant or other provision of this Agreement, the Note or the Warrant shall be effective unless in writing and duly executed by the party against whom enforcement of such amendment, modification, addition, waiver or consent is sought, and in the case of Section 2.02 and this clause, unless in writing and duly executed by each holder of Senior Debt. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                                 [LETTERHEAD]



                               September 6, 1993



Regis Corporation
7201 Metro Boulevard
Minneapolis, Minnesota  55439

Attention: Senior Vice President, Finance

Gentlemen:

Reference is made to the note agreement (the "Agreement") dated as of June 21, 1991 between Regis Corporation (the "Company") and the purchasers listed in the purchase schedule attached thereto (the "Purchasers") pursuant to which the Company issued its 11.52% senior notes due June 30, 1998, in the aggregate principal amount of $55,000,000. The undersigned, The Prudential Insurance Company of America ("Prudential") and Pruco Life Insurance Company ("Pruco"), purchased and presently hold notes in the original principal amounts of $33,684,000 and $8,316,000, respectively.

Pursuant to the request of the Company and the provisions of paragraph 11C of the Agreement, Prudential and Pruco hereby consent to the amendment of the Agreement as provided below:

Clause (ii) of Paragraph 5G shall be deleted in its entirety and the following shall be substituted therefore:

          "(ii) life insurance, with the Company as the owner and named beneficiary, on the life of Paul Finkelstein in the amount of $2,400,000 and on the life of Myron Kunin in the amount, net of any premium loans thereon and interest due in connection therewith, of not less than $2,700,000, which life insurance policies shall be free of premium loans (except as specifically provided herein) and other Liens on or offsets against proceeds payable to the Company."

Prudential and Pruco hereby waive any Default or Event of Default under the Agreement which resulted from the Company's failure to comply with clause (ii) of paragraph 5G as in effect prior to the date hereof.

Regis Corporation
September 6, 1993
Page Two



If you are in agreement with the foregoing, please execute the enclosed counterpart of this letter and return it to the undersigned, whereupon it will become a binding agreement between the Company and Prudential and Pruco.


                                       Very truly yours,

                                       THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA


                                       By: /s/ P. Scott von Fischer
                                          ------------------------------------
                                       Title:   Vice President
                                             ---------------------------------


                                       PRUCO LIFE INSURANCE COMPANY


                                       By:     /s/ [illegible]
                                          ------------------------------------
                                       Its:    Vice President
                                           ---------------------------------


Accepted and agreed to
effective as of the date
first appearing above.

REGIS CORPORATION

By:   /s/ [illegible]
    ----------------------------
Its:  Pres
    ----------------------------

                                 [LETTERHEAD]


                                       November 22, 1993

Regis Corporation
7201 Metro Boulevard
Minneapolis, Minnesota  55439

Attention: Senior Vice President, Finance

Gentlemen:

Reference is made to the note agreement (the "Agreement") dated as of June 21, 1991 between Regis Corporation (the "Company") and the purchasers listed in the purchaser schedule attached thereto (the "Purchasers") pursuant to which the Company issued its 11.52% senior notes due June 30, 1998, in the aggregate principal amount of $55,000,000. The undersigned, The Prudential Insurance Company of America ("Prudential") and Pruco Life Insurance Company ("Pruco"), purchased and presently hold notes in the original principal amount of $33,684,000 and $8,316,000, respectively.

Pursuant to the request of the Company and the provisions of paragraph 11C of the Agreement, Prudential and Pruco hereby consent as follows, subject to the satisfaction of the conditions expressed below:

     Notwithstanding paragraph 6C(2) of the Agreement, Prudential and Pruco consent to the Company issuing $4,850,000 of Debt to the sellers of Trade Secret Development Corp. and related corporations (or to the sellers of its or their assets, as the case may be), to be evidenced by promissory notes and non-competition agreements and to be issued in connection with the acquisition of such corporations.

The effectiveness of the foregoing consent is subject to consummation by the Company on or before February 1, 1994, of a public offering of its common stock resulting in receipt by the Company of gross proceeds of at least $8,000,000.


                                       Very truly yours,

                                       THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA


                                       By:  /s/ P. Scott von Fischer
                                          -----------------------------------
                                       Title:  Vice President
                                             --------------------------------


                                       PRUCO LIFE INSURANCE COMPANY

                                       By:  /s/ P. Scott von Fisher
                                          -----------------------------------
                                       Title: Asst. Vice President
                                             --------------------------------

                                 [LETTERHEAD]



                                       February 11, 1994


Regis Corporation
7201 Metro Boulevard
Minneapolis, Minnesota  55439

Attention: Senior Vice President, Finance

Gentlemen:

Reference is made to the Note Agreement, dated as of June 21, 1991 (the "Note Agreement"), between Regis Corporation, a Minnesota corporation (the "Company"), and the purchasers listed in the purchaser schedule attached thereto (collectively, the "Purchasers"), pursuant to which the Company issued its 11.52% senior notes due June 30, 1998, in the original aggregate principal amount of $55,000,000. The undersigned, The Prudential Insurance Company of America ("Prudential") and Pruco Life Insurance Company ("Pruco"), purchased and presently hold notes in the original principal amount of $33,684,000 and $8,316,000, respectively. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

Pursuant to the request of the Company and the provisions of paragraph 11C of the Note Agreement, Prudential, Pruco and the Company hereby agree as follows:

     SECTION 1. TRADE SECRET DEVELOPMENT CORP. ASSET ACQUISITION CONSENT. Subject to the satisfaction of the condition precedent set forth in SECTION 4 below, and notwithstanding the provisions of paragraph 6C(10) of the Note Agreement, Prudential and Pruco hereby consent to the acquisition by the Company of the assets of Trade Secret Development Corp. during the Company's 1994 fiscal year for an aggregate purchase price not to exceed $13,000,000 and agree that such acquisition shall not constitute a Capital Expenditure under paragraph 6C(10) of the Note Agreement.

     SECTION 2. INVESTMENT IN MAGICUTS INC. Subject to the satisfaction of the condition precedent set forth in SECTION 4 below and notwithstanding the provisions of paragraph 6C(3) of the Note Agreement, Prudential and Pruco hereby consent to the loan made by the Company to Magicuts Inc. evidenced by the "Magicut Note" (as defined below); PROVIDED, HOWEVER, that in the event the Magicut Note is not paid when due in accordance with its terms, then the amount of Capital Expenditures that would otherwise be permitted under paragraph 6C(10) of the Note Agreement for the two fiscal years of the Company immediately following the occurrence of any payment default under the Magicut Note shall be reduced by an amount equal to one-half of the amount of the after tax loss which would be incurred by the Company as a result of non-payment of the Magicut Note; PROVIDED, FURTHER, that in the event the Company receives proceeds from its directors' and officers' liability insurance policies for losses related to the MEI Diversified, Inc. ("MEI") litigation or actually receives amounts payable under the Magicut Note, then the after tax insurance proceeds from such policies or the amount of actual recoveries under the Magicut Note, as the case may be, shall be deemed to restore on a dollar for dollar basis the foregoing reduction to the amount of Capital Expenditures permitted by paragraph 6C(10) not to

Regis Corporation
February 11, 1994
Page Two


exceed however the amount of such reduction. The Magicut Note shall not constitute Restricted Investments for purposes of paragraph 6B of the Note Agreement. As used herein, the term "Magicut Note" shall mean that certain promissory note in the original principal amount of $5,850,000, bearing interest at a rate per annum equal to prime plus 2.5%, the principal balance of which note is payable in two installments, the first in the amount of $850,000 due in March, 1994 and the second in the amount of $5,000,000 due in March, 1995.

     SECTION 3. INTEREST COVERAGE RATIO. Subject to the satisfaction of the condition precedent set forth in SECTION 4 below, Prudential and Pruco hereby agree that for purposes of paragraph 6A of the Note Agreement, Consolidated Net Income shall not be reduced by the non-cash charges in the aggregate amount of approximately $12,125,000 incurred by the Company in connection with its investment in and settlement with, MEI, which charges were expensed by the Company as follows: $3.5 million during the fiscal quarter ended March 30, 1993, $1.5 million during the fiscal quarter ended June 30, 1993, and $7.125 million during the fiscal quarter ended December 31, 1993.

     SECTION 4. CONDITION PRECEDENT. This letter shall become effective as of June 30, 1993 upon delivery by the Company to Prudential of a duly executed counterpart of this letter signed by the Company.

If you are in agreement with the foregoing, please execute the enclosed counterpart of this letter and return it to the undersigned.

                                       Very truly yours,

                                       THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA


                                       By:  /s/ P. Scott von Fischer
                                          -----------------------------------
                                       Title:  [illegible]
                                             --------------------------------



                                       PRUCO LIFE INSURANCE COMPANY


                                       By:  /s/ P. Scott von Fischer
                                          -----------------------------------
                                       Title:  [illegible]
                                             --------------------------------


Agreed and Accepted:

REGIS CORPORATION


By:  /s/ [illegible]
   ------------------------------
Title:  [illegible]
      ---------------------------

[LOGO]                                                             [LETTERHEAD]



                                                  June 8, 1994


Regis Corporation
7201 Metro Boulevard
Minneapolis, Minnesota  55439

Attention:  Senior Vice President, Finance


Gentlemen:

Reference is made to the note agreement (the "Agreement") dated as of June 21, 1991 between Regis Corporation (the "Company") and the purchasers listed in the purchaser schedule attached thereto (the "Purchasers") pursuant to which the Company issued its 11.52% senior notes due June 30, 1998, in the aggregate principal amount of $55,000,000. The undersigned, The Prudential Insurance Company of America ("Prudential") and Pruco Life Insurance Company ("Pruco"), purchased and presently hold notes in the original principal amount of $33,684,000 and $8,316,000, respectively.

Pursuant to the request of the Company and the provisions of paragraph 11C of the Agreement, Prudential and Pruco hereby agree to the amendment of the Agreement as provided below subject to the satisfaction of the condition expressed below:

1.   Paragraph 6B is amended and restated in its entirety as follows:

               6B. RESTRICTED PAYMENTS AND INVESTMENTS. The Company covenants that it will not, and will not permit any Restricted Subsidiary to, (a) pay or declare any dividend on any class of the Company's stock now or hereafter outstanding, or (b) make any other distribution on account of any class of stock of the Company, or
          (c) redeem, purchase or otherwise acquire, directly or indirectly, any shares of stock of the Company now or hereafter outstanding, or
          (d) pay principal of or any premium on Subordinated Notes, or (e) purchase or otherwise acquire, directly or indirectly, any Subordinated Note (all of the foregoing being herein called "RESTRICTED PAYMENTS"), or make, or permit any Restricted Subsidiary to make, any Restricted Investment, or make, or permit any Restricted Subsidiary to make, any payment which is

Regis Corporation
June 8, 1994
Page 2


          allowed as a deduction under section 170 of the Code or which could be so allowed assuming sufficient taxable income and no limitations on the total amount of such payments allowed as deductions (herein called "SECTION 170 PAYMENTS") unless (i) on the date of any such proposed Restricted Payment, Restricted Investment or Section 170 Payment and immediately after giving effect thereto, (a) no condition or event shall exist which constitutes a Default or Event of Default and (b) Consolidated Net Worth shall equal or exceed $50,000,000 and (ii) if such Restricted Payment, Restricted Investment, or Section 170 Payment is made (a) in the first quarter of any fiscal year, the aggregate amount of all sums and property included in all Restricted Payments, Restricted Investments and
          Section 170 Payments (not including in Section 170 Payments for the purpose of this clause (ii) Section 170 Payments made in any fiscal year to the extent in the aggregate not in excess of 5% of Consolidated Pre-Tax Income (if any) for the immediately preceding fiscal year (herein called "Excluded Section 170 Payments")) from and including the commencement of the second fiscal quarter of the preceding fiscal year to and including the date on which such Restricted Payment, Restricted Investment or Section 170 Payment is made would not exceed 50% of Consolidated Net Income for such preceding fiscal year, and (b) in any fiscal quarter other than the first fiscal quarter of any fiscal year, the aggregate amount of all sums and property included in all Restricted Payments, Restricted Investments and Section 170 Payments (not including Excluded Section 170 Payments) from and including the commencement of the second fiscal quarter of the current fiscal year to and including the date on which such Restricted Payment, Restricted Investment or Section 170 Payment is made would not exceed 50% of Consolidated Net Income for the period from the commencement of such current fiscal year to the end of the fiscal quarter immediately preceding the fiscal quarter in which such Restricted Payment, Restricted Investment or Section 170 Payment is made. There shall not be included in Restricted Payments, Restricted Investments or Section 170 Payments amounts paid or delivered by the Company and its Restricted Subsidiaries to the extent consisting of stock of the Company. The term "stock" as used in this paragraph 6B shall include warrants or options to purchase stock.

2. Clause (viii) of paragraph 6C(1) is amended by deleting the reference to "clause (vi) of" appearing in the last line of the text thereof.

Regis Corporation
June 8, 1994
Page 3


3.   Paragraph 6C(2) is amended and restated in its entirety as follows:

          "6C(2) Debt -- Create, incur, assume or suffer to exist any Debt, except

               (i) Funded Debt of the Company represented by the Notes and the Subordinated Notes;

               (ii)   Debt of the Company consisting of Revolving Credit
          Loans or other revolving credit loans from banks, PROVIDED that (a) the aggregate principal amount of Debt outstanding at any time under this clause (ii) shall not exceed $20,000,000 during the period July 1, 1994 through March 31, 1995 or $15,000,000 at any other time, (b) the terms of any such loans (other than Revolving Credit Loans) and the related credit agreement (including interest rate and financial covenants) shall not be more favorable in any material respect to the lenders than the terms of the Revolving Credit Loans and the Revolving Credit Agreements as originally in effect, and (c) the Company will not incur any such Debt to any lender which has not become a party to the Offset Sharing Agreement;

               (iii) Debt of the Company outstanding on the Closing Date and listed under the heading "Continuing Obligations" in the Schedule of Debt attached hereto as Exhibit C;

               (iv) Debt of any Restricted Subsidiary to the Company or any Wholly-Owned Restricted Subsidiary; and

               (v)    other Debt of the Company or any Restricted Subsidiary;

     provided that (a) the ratio (expressed as a percentage) of (1) Consolidated Debt to (2) the sum of Consolidated Debt and Consolidated Net Worth shall not exceed 55% at any time through June 30, 1995 or 50% at any time thereafter and (b) the ratio (expressed as a percentage) of
     (1) Consolidated Debt at any time to (2) EBIT for the period of four consecutive fiscal quarters most recently ended at such time, shall not exceed 300% through June 30, 1995 or 250% thereafter."

Regis Corporation
June 8, 1994
Page 4


4. Clause (ix) of paragraph 6C(3) is amended and restated in its entirety as follows:

          "(ix) make and own Investments in Unrestricted Subsidiaries, PROVIDED that the aggregate amount of such Investments made in any fiscal year (including, without limitation, the amount of obligations of Unrestricted Subsidiaries guaranteed by the Company or a Restricted Subsidiary or with respect to which the Company or a Restricted Subsidiary has any contingent liability), beginning with the fiscal year commencing July 1, 1994, shall not exceed 5% of the amount of Capital Expenditures permitted to be made during such fiscal year pursuant to paragraph 6C(10) hereof; and".

5. The defined term "Capital Expenditures" appearing in paragraph 10B is amended by deleting the period appearing at the end thereof and substituting the following therefor:

          "plus, for periods commencing subsequent to June 20, 1994, Investments in Unrestricted Subsidiaries made during such period (including, without limitation, the amount of obligations of Unrestricted Subsidiaries guaranteed by the Company or a Restricted Subsidiary during such period or with respect to which the Company or any Restricted Subsidiary incurs any contingent liability during such period)."

6. Paragraph 10B is further amended by adding thereto a new defined term as follows:

          "'Consolidated Pre-Tax Income' shall mean, with respect to any period, Consolidated Net Income for such period plus (i) any amounts attributable to taxes deducted in the determination thereof and (ii) for the fiscal year ended June 30, 1994 the amount of the Company's non-recurring charge associated with MEI salons, which amount shall in no event exceed $10,000,000."

The effectiveness of the foregoing amendments is subject to receipt by Prudential from the Company of $5,000 in payment of the processing fee due in connection herewith.

Regis Corporation
June 8, 1994
Page 5

If you are in agreement with the foregoing, please execute the enclosed counterpart of this letter and return the same to the undersigned at the following address: Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601,
Attention: James F. Evert, whereupon it will become a binding agreement between the Company and Prudential and Pruco effective the date first appearing above (with the exception of the amendments contemplated by paragraphs 1, 4 and 5 above, which shall be effective July 1, 1994), subject to the satisfaction of the condition expressed above.

                                       Very truly yours,

                                       THE PRUDENTIAL INSURANCE COMPANY
                                         OF AMERICA


                                       By:  [ILLEGIBLE]
                                          ------------------------------------
                                       Title:  Vice President
                                             ---------------------------------



                                       PRUCO LIFE INSURANCE COMPANY


                                       By:  [ILLEGIBLE]
                                          ------------------------------------
                                       Title:  Vice President
                                             ---------------------------------



Accepted and agreed to
effective as of the date
first appearing above.

REGIS CORPORATION


By:
   --------------------------------
Its:
    -------------------------------

                          Dated as of July 21, 1995



Regis Corporation
7201 Metro Boulevard
Minneapolis, Minnesota 55439

Attention: Senior Vice President, Finance

Gentlemen:

     Reference is made to the Note Agreement dated as of June 21, 1991, as heretofore amended (the "Agreement"), between Regis Corporation (the "Company") and the purchasers listed in the Purchaser Schedule attached thereto pursuant to which the Company issued its 11.52% Senior Notes due June 30, 1998, in the aggregate original principal amount of $55,000,000 (the "Notes"). Each of the undersigned represents and warrants that it is the holder of that percentage of the aggregate outstanding principal amount of the Notes set forth for such holder on the signature pages hereof.

     Pursuant to the request of the Company and the provisions of paragraph 11C of the Agreement, the undersigned hereby agree to the amendment of the Agreement as provided below:

     1. Paragraphs 5 and 6 are amended and restated in their entirety as follows:

     5.   AFFIRMATIVE COVENANTS.

     5A. FINANCIAL STATEMENTS; NOTICE OF DEFAULTS. THE COMPANY COVENANTS THAT IT WILL DELIVER TO EACH SIGNIFICANT HOLDER IN TRIPLICATE:

          (i) AS SOON AS PRACTICABLE AND IN ANY EVENT WITHIN 45 DAYS AFTER THE END OF EACH QUARTERLY PERIOD (OTHER THAN THE LAST QUARTERLY PERIOD) IN EACH FISCAL YEAR, A CONSOLIDATED BALANCE SHEET OF THE COMPANY AND ITS SUBSIDIARIES AND OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES AS AT THE END OF SUCH QUARTERLY PERIOD AND THE RELATED CONSOLIDATED STATEMENTS OF INCOME AND CASH FLOWS OF THE COMPANY AND ITS SUBSIDIARIES AND OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES FOR SUCH PERIOD SETTING FORTH, IN EACH CASE IN COMPARATIVE FORM, FIGURES FOR THE CORRESPONDING PERIOD IN THE PRECEDING FISCAL YEAR, ALL IN REASONABLE DETAIL AND CERTIFIED BY THE CHIEF FINANCIAL OFFICER OR CHIEF ACCOUNTING OFFICER OF THE COMPANY AS FAIRLY PRESENTING THE

     CONSOLIDATED FINANCIAL POSITION OF THE COMPANY AND ITS SUBSIDIARIES AND OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES AS AT THE DATES INDICATED AND THE CONSOLIDATED RESULTS OF THEIR RESPECTIVE OPERATIONS AND CASH FLOWS, IN EACH CASE FOR THE PERIODS INDICATED, IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES APPLIED ON A BASIS CONSISTENT WITH PRIOR PERIODS (EXCEPT AS DISCLOSED IN SUCH CERTIFICATE), SUBJECT TO CHANGES RESULTING FROM YEAR-END ADJUSTMENTS;

          (ii) AS SOON AS PRACTICABLE AND IN ANY EVENT WITHIN 90 DAYS AFTER THE END OF EACH FISCAL YEAR, A CONSOLIDATED AND CONSOLIDATING BALANCE SHEET OF THE COMPANY AND ITS SUBSIDIARIES AS AT THE END OF SUCH YEAR AND THE RELATED CONSOLIDATED AND CONSOLIDATING STATEMENTS OF INCOME AND CASH FLOWS OF THE COMPANY AND ITS SUBSIDIARIES FOR SUCH YEAR, ALL IN REASONABLE DETAIL AND SATISFACTORY IN SCOPE TO THE REQUIRED HOLDER(S), AND (a) IN THE CASE OF SUCH CONSOLIDATED FINANCIAL STATEMENTS, SETTING FORTH IN EACH CASE IN COMPARATIVE FORM CORRESPONDING CONSOLIDATED FIGURES FOR THE PRECEDING FISCAL YEAR, AND ACCOMPANIED BY A REPORT THEREON OF INDEPENDENT PUBLIC ACCOUNTANTS OF RECOGNIZED NATIONAL STANDING SELECTED BY THE COMPANY, WHICH REPORT SHALL STATE THAT, SUBJECT ONLY TO STANDARD QUALIFICATIONS AND LIMITATIONS GENERALLY CONTAINED IN AN UNQUALIFIED AUDIT REPORT, SUCH CONSOLIDATED FINANCIAL STATEMENTS PRESENT FAIRLY THE CONSOLIDATED FINANCIAL POSITION OF THE COMPANY AND ITS SUBSIDIARIES AS AT THE DATES INDICATED AND THE CONSOLIDATED RESULTS OF THEIR OPERATIONS AND CASH FLOWS FOR THE PERIODS INDICATED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES APPLIED ON A BASIS CONSISTENT WITH PRIOR YEARS (EXCEPT AS OTHERWISE SPECIFIED IN SUCH REPORT) AND THAT THE AUDIT BY SUCH ACCOUNTANTS IN CONNECTION WITH SUCH CONSOLIDATED FINANCIAL STATEMENTS HAS BEEN MADE IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS, AND (b) IN THE CASE OF SUCH CONSOLIDATING FINANCIAL STATEMENTS, (w) SETTING FORTH ON SUPPLEMENTAL SCHEDULES, IN ONE COLUMN, THE TOTAL AMOUNTS FOR THE COMPANY AND ITS RESTRICTED SUBSIDIARIES, AND, IN A SECOND COLUMN, THE TOTAL AMOUNTS FOR THE COMPANY'S OTHER SUBSIDIARIES, AND SHOWING ALL ELIMINATIONS AND ADJUSTMENTS MADE IN AGGREGATING THE AMOUNTS OF SUCH COLUMNS TO ARRIVE AT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS, (x) SETTING FORTH IN COMPARATIVE FORM THE CORRESPONDING CONSOLIDATED FIGURES FOR THE COMPANY AND ITS RESTRICTED SUBSIDIARIES FOR THE PRECEDING FISCAL YEAR, (y) CERTIFIED BY THE CHIEF FINANCIAL OFFICER OR CHIEF ACCOUNTING OFFICER OF THE COMPANY AS FAIRLY PRESENTING THE RESPECTIVE FINANCIAL POSITIONS OF THE SEPARATE ENTITIES REPORTED ON AS AT THE DATES INDICATED AND THE RESULTS OF THEIR RESPECTIVE OPERATIONS AND CASH FLOWS FOR THE PERIOD INDICATED, IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES APPLIED ON A BASIS CONSISTENT WITH PRIOR PERIODS (EXCEPT AS OTHERWISE SPECIFIED IN SUCH CERTIFICATE), AND (z) ACCOMPANIED BY A REPORT THEREON OF THE INDEPENDENT PUBLIC ACCOUNTANTS REPORTING ON THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES FOR SUCH FISCAL YEAR, WHICH REPORT SHALL STATE THAT, SUBJECT TO THE QUALIFICATIONS AND LIMITATIONS CONTAINED IN THEIR REPORT ON THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES, AND TO THE FURTHER QUALIFICATIONS THAT THE PRINCIPLES OF CONSOLIDATION FOLLOWED IN THE PREPARATION OF SUCH CONSOLIDATED

     FIGURES FOR THE COMPANY AND ITS RESTRICTED SUBSIDIARIES CONFORM TO THE PROVISIONS OF THIS AGREEMENT RATHER THAN TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, SUCH CONSOLIDATED FIGURES FOR THE COMPANY AND ITS RESTRICTED SUBSIDIARIES PRESENT FAIRLY THE CONSOLIDATED FINANCIAL POSITION OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES AS AT THE DATES INDICATED AND THE CONSOLIDATED RESULTS OF THEIR OPERATIONS AND CASH FLOWS FOR THE PERIODS INDICATED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES APPLIED ON A BASIS CONSISTENT WITH PRIOR PERIODS (EXCEPT AS OTHERWISE SPECIFIED IN SUCH REPORT);

          (iii) AS SOON A PRACTICABLE AND IN ANY EVENT WITHIN (a) 45 DAYS AFTER THE END OF EACH QUARTERLY PERIOD (OTHER THAN THE LAST QUARTERLY PERIOD) IN EACH FISCAL YEAR AND (b) 120 DAYS AFTER THE END OF EACH FISCAL YEAR, BALANCE SHEETS (WHICH IN THE CASE OF THE FISCAL YEAR END SHALL BE AUDITED) OF EACH UNRESTRICTED SUBSIDIARY AS AT THE END OF SUCH PERIOD AND THE RELATED STATEMENTS OF INCOME AND CASH FLOWS OF EACH SUCH UNRESTRICTED SUBSIDIARY FOR SUCH PERIOD (WHICH IN THE CASE OF ANNUAL STATEMENTS SHALL BE AUDITED);

          (iv) TOGETHER WITH EACH DELIVERY OF FINANCIAL STATEMENTS PURSUANT TO CLAUSES (i) AND (ii) OF THIS PARAGRAPH 5A, AN OFFICER'S CERTIFICATE
     (a) STATING THAT THE SIGNER HAS REVIEWED THE TERMS OF THIS AGREEMENT AND THE NOTES AND HAS MADE, OR CAUSED TO BE MADE UNDER HIS OR HER SUPERVISION, A REVIEW IN REASONABLE DETAIL OF THE TRANSACTIONS AND CONDITION OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES DURING THE FISCAL PERIOD COVERED BY SUCH FINANCIAL STATEMENTS AND THAT SUCH REVIEW HAS NOT DISCLOSED THE EXISTENCE DURING OR AT THE END OF SUCH FISCAL PERIOD, AND THAT THE SIGNER DOES NOT HAVE KNOWLEDGE OF THE EXISTENCE AS AT THE DATE OF THE OFFICER'S CERTIFICATE, OF ANY CONDITION OR EVENT WHICH CONSTITUTES A DEFAULT OR EVENT OF DEFAULT OR, IF ANY SUCH CONDITION OR EVENT EXISTED OR EXISTS, SPECIFYING THE NATURE AND PERIOD OF EXISTENCE THEREOF AND WHAT ACTION THE COMPANY HAS TAKEN OR IS TAKING OR PROPOSES TO TAKE WITH RESPECT THERETO, AND (b) DEMONSTRATING (WITH COMPUTATIONS IN REASONABLE DETAIL) COMPLIANCE BY THE COMPANY WITH THE PROVISIONS OF PARAGRAPHS 6A, 6B, 6C(1), 6C(2), 6C(3), 6C(4), 6C(6) AND 6C(8) OF THIS AGREEMENT (HEREIN CALLED THE "COMPUTATION PARAGRAPHS");

          (v) TOGETHER WITH EACH DELIVERY OF FINANCIAL STATEMENTS OF THE COMPANY AND ITS SUBSIDIARIES PURSUANT TO CLAUSE (ii) OF THIS PARAGRAPH 5A, A CERTIFICATE BY THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS STATING (a) THAT THEIR AUDIT EXAMINATION HAS INCLUDED A REVIEW OF THE TERMS OF THIS AGREEMENT AND OF THE NOTES AS THEY RELATE TO ACCOUNTING MATTERS AND THAT SUCH REVIEW IS SUFFICIENT TO ENABLE THEM TO MAKE THE STATEMENT REFERRED TO IN SUBCLAUSE (c) OF THIS CLAUSE (v), (b) WHETHER IN THE COURSE OF THEIR AUDIT EXAMINATION THERE HAS BEEN DISCLOSED THE EXISTENCE DURING THE FISCAL YEAR COVERED BY SUCH FINANCIAL STATEMENTS (AND WHETHER THEY HAVE KNOWLEDGE OF THE EXISTENCE AS OF THE DATE OF SUCH ACCOUNTANTS' CERTIFICATE) OF ANY CONDITION OR EVENT WHICH CONSTITUTES A DEFAULT OR EVENT OF DEFAULT AND IF DURING THEIR AUDIT EXAMINATION

     THERE HAS BEEN DISCLOSED (OR IF THEY HAVE KNOWLEDGE OF) SUCH A CONDITION
     OR EVENT, SPECIFYING THE NATURE AND PERIOD OF EXISTENCE THEREOF (IT
     BEING UNDERSTOOD, HOWEVER, THAT SUCH ACCOUNTANTS SHALL NOT BE LIABLE TO
     ANY PERSON BY REASON OF THEIR FAILURE TO OBTAIN KNOWLEDGE OF ANY DEFAULT
     OR EVENT OR DEFAULT WHICH WOULD NOT BE DISCLOSED IN THE COURSE OF AN AUDIT CONDUCTED IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS), AND
     (c) THAT BASED ON THEIR ANNUAL AUDIT EXAMINATION, INCLUDING A REVIEW OF THE COMPUTATION PARAGRAPHS, NOTHING CAME TO THEIR ATTENTION WHICH CAUSES
     THEM TO BELIEVE THAT THE INFORMATION RELATING TO THE COMPUTATION
     PARAGRAPHS CONTAINED IN THE OFFICER'S CERTIFICATE DELIVERED THEREWITH PURSUANT TO CLAUSE (iv) OF THIS PARAGRAPH 5A IS NOT CORRECT OR THAT THE MATTERS SET FORTH IN SUCH OFFICER'S CERTIFICATE ARE NOT STATED IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT;

          (vi) PROMPTLY UPON THEIR BECOMING AVAILABLE, COPIES OF ALL FINANCIAL STATEMENTS, REPORTS, NOTICES AND PROXY STATEMENTS SENT OR MADE AVAILABLE GENERALLY BY THE COMPANY AND ITS RESTRICTED SUBSIDIARIES TO ITS SECURITY HOLDERS (OTHER THAN THE COMPANY IN THE CASE OF RESTRICTED SUBSIDIARIES), OF ALL REGULAR AND PERIODIC REPORTS AND ALL REGISTRATION STATEMENTS AND PROSPECTUSES, IF ANY, FILED BY THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES WITH ANY SECURITIES EXCHANGE OR WITH THE SECURITIES AND EXCHANGE COMMISSION OR WITH NASDAQ, AND OF ALL PRESS RELEASES AND OTHER WRITTEN STATEMENTS MADE AVAILABLE GENERALLY BY THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES TO THE PUBLIC CONCERNING MATERIAL DEVELOPMENTS IN THE BUSINESS OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES;

          (vii) PROMPTLY UPON RECEIPT THEREOF BY THE COMPANY, COPIES OF ALL REPORTS SUBMITTED TO THE COMPANY BY INDEPENDENT PUBLIC ACCOUNTANTS IN CONNECTION WITH EACH ANNUAL, INTERIM OR SPECIAL AUDIT OF THE BOOKS OF THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES MADE BY SUCH ACCOUNTANTS;

          (viii) PROMPTLY UPON ANY RESPONSIBLE OFFICER OBTAINING KNOWLEDGE (a) THAT A CONDITION OR EVENT EXISTS THAT CONSTITUTES A DEFAULT OR EVENT OF DEFAULT, (b) THAT THE HOLDER OF ANY NOTE HAS GIVEN ANY NOTICE OR TAKEN ANY OTHER ACTION WITH RESPECT TO A CLAIMED DEFAULT OR EVENT OF DEFAULT UNDER THIS AGREEMENT, (c) OF ANY CONDITION OR EVENT WHICH COULD REASONABLY BE EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT ON THE
     BUSINESS, CONDITION (FINANCIAL OR OTHER), ASSETS, PROPERTIES, OPERATIONS OR PROSPECTS OF THE COMPANY OR THE COMPANY AND ITS RESTRICTED SUBSIDIARIES TAKEN AS A WHOLE (OTHER THAN MATTERS OF A GENERAL ECONOMIC OR POLITICAL NATURE WHICH DO NOT AFFECT THE COMPANY OR ITS RESTRICTED SUBSIDIARIES UNIQUELY), (d) THAT ANY PERSON HAS GIVEN ANY NOTICE TO THE COMPANY OR ANY RESTRICTED SUBSIDIARY OR TAKEN ANY OTHER ACTION WITH RESPECT TO A CLAIMED DEFAULT OR EVENT OR CONDITION OF THE TYPE REFERRED TO IN CLAUSE (iii) OF PARAGRAPH 7A, (e) OF THE INSTITUTION OF ANY LITIGATION INVOLVING CLAIMS AGAINST THE COMPANY OR ANY RESTRICTED SUBSIDIARY IN EXCESS OF THE COVERAGE PROVIDED UNDER THE COMPANY'S OR SUCH RESTRICTED SUBSIDIARY'S INSURANCE POLICIES (TREATING ANY PORTION OF SUCH COVERAGE WHICH IS SUBJECT TO SELF-INSURANCE OR DEDUCTIBLES AS A PART

     OF SUCH EXCESS) IF THE AMOUNT OF THE EXCESS OF SUCH CLAIMS INDIVIDUALLY EXCEEDS $500,000, OR, WHEN AGGREGATED WITH THE EXCESS OVER INSURANCE COVERAGE OF ALL OTHER OUTSTANDING CLAIMS, EXCEEDS $1,000,000, (f) OF THE INITIATION BY THE SECURITIES AND EXCHANGE COMMISSION OF ANY PROCEEDING AGAINST THE COMPANY OR ANY RESTRICTED SUBSIDIARY OR OF ANY INVESTIGATION OF THE COMPANY OR ANY RESTRICTED SUBSIDIARY OR (g) OF THE INITIATION BY ANY OTHER GOVERNMENTAL AGENCY OF ANY PROCEEDING AGAINST THE COMPANY OR
     ANY RESTRICTED SUBSIDIARY OR OF ANY INVESTIGATION OF THE COMPANY OR ANY RESTRICTED SUBSIDIARY INVOLVING ALLEGATIONS (OR WHICH COULD REASONABLY
     BE EXPECTED TO RESULT IN ALLEGATIONS) OF MATERIAL ILLEGAL ACTIVITIES OR MISCONDUCT ON THE PART OF THE COMPANY OR ANY RESTRICTED SUBSIDIARY, AN OFFICER'S CERTIFICATE SPECIFYING THE NATURE AND PERIOD OF EXISTENCE OF ANY SUCH CONDITON OR EVENT, OR SPECIFYING THE NOTICE GIVEN OR ACTION TAKEN BY SUCH HOLDER OR PERSON AND THE NATURE OF SUCH CLAIMED DEFAULT, EVENT OF DEFAULT, EVENT OR CONDITION, OR SPECIFYING THE NATURE OF SUCH LITIGATION, PROCEEDING OR INVESTIGATION, AND WHAT ACTION THE COMPANY HAS TAKEN, IS TAKING OR PROPOSES TO TAKE WITH RESPECT THERETO; AND

          (ix) WITH REASONABLE PROMPTNESS, SUCH OTHER INFORMATION AND DATA WITH RESPECT TO THE COMPANY OR ANY OF ITS SUBSIDIARIES AS FROM TIME TO TIME MAY BE REASONABLY REQUESTED BY SUCH SIGNIFICANT HOLDER.

     5B. INFORMATION REQUIRED BY RULE 144A. THE COMPANY COVENANTS THAT IT WILL, UPON THE REQUEST OF THE HOLDER OF ANY NOTE, PROVIDE SUCH HOLDER, AND ANY QUALIFIED INSTITUTIONAL BUYER DESIGNATED BY SUCH HOLDER, SUCH FINANCIAL AND OTHER INFORMATION AS SUCH HOLDER MAY REASONABLY DETERMINE TO BE NECESSARY IN ORDER TO PERMIT COMPLIANCE WITH THE INFORMATION REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT IN CONNECTION WITH THE RESALE OF NOTES, EXCEPT AT SUCH TIMES AS THE COMPANY IS SUBJECT TO AND IN COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(d) OF THE EXCHANGE ACT. FOR THE PURPOSE OF THIS PARAGRAPH 5B, THE TERM "QUALIFIED INSTITUTIONAL BUYER" SHALL HAVE THE MEANING SPECIFIED IN RULE 144A UNDER THE SECURITIES ACT.

     5C. INSPECTION OF PROPERTY. THE COMPANY COVENANTS THAT IT WILL PERMIT ANY PERSON DESIGNATED BY ANY SIGNIFICANT HOLDER IN WRITING, AT SUCH SIGNIFICANT HOLDER'S EXPENSE (UNLESS A DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED
AND BE CONTINUING, IN WHICH CASE AT THE COMPANY'S EXPENSE), TO VISIT AND INSPECT ANY OF THE PROPERTIES OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES, TO EXAMINE THE CORPORATE BOOKS AND FINANCIAL RECORDS OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES AND MAKE COPIES THEREOF OR EXTRACTS THEREFROM AND TO DISCUSS THE AFFAIRS, FINANCES AND ACCOUNTS OF ANY SUCH CORPORATIONS WITH THE PRINCIPAL OFFICERS OF THE COMPANY AND ITS INDEPENDENT PUBLIC ACCOUNTANTS, ALL AT SUCH REASONABLE TIMES AND AS OFTEN AS SUCH SIGNIFICANT HOLDER MAY
REASONABLY REQUEST.

     5D. COVENANT TO SECURE NOTES EQUALLY. THE COMPANY COVENANTS THAT, IF IT OR ANY RESTRICTED SUBSIDIARY SHALL CREATE OR ASSUME ANY LIEN UPON ANY OF ITS PROPERTY OR ASSETS, WHETHER NOW OWNED OR HEREAFTER ACQUIRED, OTHER THAN LIENS PERMITTED BY THE PROVISIONS OF

PARAGRAPH 6C(1) (UNLESS PRIOR WRITTEN CONSENT TO THE CREATION OR ASSUMPTION THEREOF SHALL HAVE BEEN OBTAINED PURSUANT TO PARAGRAPH 11C), IT WILL MAKE OR CAUSE TO BE MADE EFFECTIVE PROVISION WHEREBY THE NOTES WILL BE SECURED BY SUCH LIEN EQUALLY AND RATABLY WITH ANY AND ALL OTHER OBLIGATIONS THEREBY SECURED SO LONG AS ANY SUCH OTHER OBLIGATIONS SHALL BE SO SECURED.

     5E. KEEPING OF BOOKS AND BANK ACCOUNTS. THE COMPANY COVENANTS THAT IT WILL, AND WILL CAUSE EACH OF ITS RESTRICTED SUBSIDIARIES TO (i) KEEP SEPARATE AND PROPER BOOKS OF RECORD AND ACCOUNT IN WHICH FULL AND CORRECT ENTRIES SHALL BE MADE OF ALL TRANSACTIONS, INCLUDING ANY TRANSACTIONS BETWEEN THE COMPANY OR ANY RESTRICTED SUBSIDIARY AND ANY AFFILIATE, ALL IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND (ii) MAINTAIN BANK ACCOUNTS WHICH ARE SEPARATE AND SEGREGATED FROM THE BANK ACCOUNTS OF ANY UNRESTRICTED SUBSIDIARY OR AFFILIATE.

     5F. INCORPORATION OF OTHER DEBT COVENANTS. THE COMPANY COVENANTS THAT IF IT IS OR SHALL BECOME SUBJECT TO ANY OPERATIONAL OR FINANCIAL COVENANT IN ANY DOCUMENT EVIDENCING OR PERTAINING TO DEBT OF THE COMPANY WHICH IS MORE FAVORABLE TO A LENDER OR OTHER BENEFICIARY THAN THOSE SET FORTH IN PARAGRAPH 6 HEREOF, THEN (i) THIS AGREEMENT SHALL BE DEEMED TO BE AUTOMATICALLY AMENDED TO INCLUDE SUCH MORE FAVORABLE COVENANT, (ii) THE COMPANY SHALL PROMPTLY GIVE EACH HOLDER OF NOTES NOTICE THEREOF, AND (iii) IF REQUESTED BY PRUDENTIAL OR THE REQUIRED HOLDER(S) OF THE NOTES, THE COMPANY SHALL PROMPTLY EXECUTE AND DELIVER A WRITTEN AMENDMENT TO THIS AGREEMENT SPECIFICALLY INCORPORATING SUCH COVENANT HEREIN. ONCE ANY SUCH COVENANT HAS BEEN INCLUDED IN THIS AGREEMENT (WHETHER OR NOT PURSUANT TO A WRITTEN AMENDMENT), IT MAY ONLY BE MODIFIED OR ELIMINATED BY AN AMENDMENT HERETO ENTERED INTO AS CONTEMPLATED BY PARAGRAPH 11C HEREOF.

     5G. CORPORATE EXISTENCE, ETC. THE COMPANY COVENANTS THAT IT WILL AT ALL TIMES PRESERVE AND KEEP IN FULL FORCE AND EFFECT ITS CORPORATE EXISTENCE, AND RIGHTS AND FRANCHISES MATERIAL TO ITS BUSINESS, AND THOSE OF EACH OF ITS RESTRICTED SUBSIDIARIES, EXCEPT AS OTHERWISE SPECIFICALLY PERMITTED BY PARAGRAPHS 6C(4) AND 6C(5), AND WILL QUALIFY, AND CAUSE EACH OF ITS RESTRICTED SUBSIDIARIES TO QUALIFY, TO DO BUSINESS IN ANY JURISDICTION WHERE THE FAILURE TO DO SO WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE BUSINESS, CONDITION (FINANCIAL OR OTHER), ASSETS, PROPERTIES, PROSPECTS OR OPERATIONS OF THE COMPANY OR THE COMPANY AND ITS RESTRICTED SUBSIDIARIES TAKEN AS A WHOLE, PROVIDED THAT THE CORPORATE EXISTENCE OF ANY RESTRICTED SUBSIDIARY
MAY BE TERMINATED IF, IN THE GOOD FAITH JUDGEMENT OF THE BOARD OF DIRECTORS OF THE COMPANY, SUCH TERMINATION IS IN THE BEST INTERESTS OF THE COMPANY.

     5H. PAYMENT OF TAXES AND CLAIMS. THE COMPANY COVENANTS THAT IT WILL, AND WILL CAUSE EACH OF ITS SUBSIDIARIES TO, PAY ALL INCOME TAXES BEFORE THE SAME SHALL BECOME DELINQUENT, EXCEPT WHERE SUCH INCOME TAXES ARE BEING CONTESTED IN GOOD FAITH BY APPROPRIATE PROCEEDINGS PROMPTLY INSTITUTED AND DILIGENTLY CONDUCTED, IF ADEQUATE RESERVES THEREFOR HAVE BEEN ESTABLISHED ON THE BOOKS OF THE COMPANY OR ITS SUBSIDIARIES IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THE COMPANY COVENANTS THAT IT WILL, AND WILL CAUSE

EACH OF ITS SUBSIDIARIES TO, PAY ALL OTHER TAXES, ASSESSMENTS AND OTHER GOVERNMENTAL CHARGES IMPOSED UPON IT OR ANY OF ITS PROPERTIES OR ASSETS OR IN RESPECT OF ANY OF ITS FRANCHISES, BUSINESS, INCOME OR PROFITS BEFORE ANY PENALTY ACCRUES THEREON, AND ALL CLAIMS (INCLUDING, WITHOUT LIMITATION, CLAIMS FOR LABOR, SERVICES, MATERIALS AND SUPPLIES) FOR SUMS WHICH HAVE BECOME DUE AND PAYABLE AND WHICH BY LAW HAVE OR MAY BECOME A LIEN UPON ANY OF ITS PROPERTIES OR ASSETS, PROVIDED THAT NO SUCH TAX, ASSESSMENT, CHARGE OR CLAIM NEED BE PAID IF IT IS BEING CONTESTED IN GOOD FAITH BY APPROPRIATE PROCEEDINGS PROMPTLY INSTITUTED AND DILIGENTLY CONDUCTED AND IF SUCH ACCRUAL OF OTHER APPROPRIATE PROVISION, IF ANY, AS SHALL BE REQUIRED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES SHALL HAVE BEEN MADE THEREFOR.

     5I. COMPLIANCE WITH LAWS, ETC. THE COMPANY COVENANTS THAT IT WILL, AND WILL CAUSE EACH OF ITS RESTRICTED SUBSIDIARIES TO, COMPLY WITH THE REQUIREMENTS OF ALL APPLICABLE LAWS, RULES, REGULATIONS AND ORDERS OF ANY GOVERNMENTAL AUTHORITY, THE NONCOMPLIANCE WITH WHICH WOULD MATERIALLY ADVERSELY AFFECT THE BUSINESS, CONDITION (FINANCIAL OR OTHER), ASSETS, PROPERTIES, OPERATIONS OR PROSPECTS OF THE COMPANY OR THE COMPANY AND ITS RESTRICTED SUBSIDIARIES TAKEN AS A WHOLE.

     5J. MAINTENANCE OF PROPERTIES; INSURANCE. MAINTAIN OR CAUSE TO BE MAINTAINED IN GOOD REPAIR, WORKING ORDER AND CONDITION ALL PROPERTIES USED OR USEFUL IN THE BUSINESS OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES AND FROM TIME TO TIME MAKE OR CAUSE TO BE MADE ALL APPROPRIATE REPAIRS, RENEWALS AND REPLACEMENTS THEREOF. THE COMPANY WILL MAINTAIN OR CAUSE TO BE MAINTAINED, WITH FINANCIALLY SOUND AND REPUTABLE INSURERS, (i) INSURANCE WITH RESPECT TO ITS PROPERTIES AND BUSINESS AND THE PROPERTIES AND BUSINESS OF ITS RESTRICTED SUBSIDIARIES AGAINST LOSS OR DAMAGE OF THE KINDS CUSTOMARILY INSURED AGAINST BY CORPORATIONS OF ESTABLISHED REPUTATION ENGAGED IN THE SAME OR SIMILAR BUSINESS AND SIMILARLY SITUATED, OF SUCH TYPES AND IN SUCH AMOUNTS AS ARE CUSTOMARILY CARRIED UNDER SIMILAR CIRCUMSTANCES BY SUCH OTHER CORPORATIONS, AND (ii) LIFE INSURANCE, WITH THE COMPANY AS THE OWNER AND NAMED BENEFICIARY, ON THE LIFE OF MYRON KUNIN IN THE AMOUNT (NET OF ANY PREMIUM LOANS THEREON AND INTEREST DUE IN CONNECTION THEREWITH) OF NOT LESS THAN $2,700,000, AND ON THE LIFE OF PAUL FINKELSTEIN IN THE AMOUNT (NET OF ANY PREMIUM LOANS THEREON AND INTEREST DUE IN CONNECTION THEREWITH) OF NOT LESS THAN $2,400,000, EACH OF WHICH LIFE INSURANCE POLICIES SHALL BE FREE OF PREMIUM LOANS (EXCEPT AS SPECIFICALLY PROVIDED HEREIN) AND OTHER LIENS ON OR OFFSETS AGAINST PROCEEDS PAYABLE TO THE COMPANY.

     5K. AFFILIATE TRANSACTIONS, KEEPING OF BOOKS, BANK ACCOUNTS. (x) KEEP AND CAUSE EACH OF ITS RESTRICTED SUBSIDIARIES TO KEEP SEPARATE AND PROPER BOOKS OF RECORD AND ACCOUNT, IN WHICH FULL AND CORRECT ENTRIES SHALL BE MADE OF ALL TRANSACTIONS INCLUDING ANY TRANSACTIONS BETWEEN THE COMPANY OR ANY RESTRICTED SUBSIDIARY AND ANY AFFILIATE, ALL IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, AND (y) MAINTAIN AND CAUSE EACH OF ITS SUBSIDIARIES TO MAINTAIN BANK ACCOUNTS WHICH ARE SEPARATE AND SEGREGATED FROM THE BANK ACCOUNTS OF ANY AFFILIATE.

     6.   NEGATIVE COVENANTS.

     6A. INTEREST COVERAGE RATIO. THE COMPANY WILL NOT PERMIT THE INTEREST COVERAGE RATIO TO BE LESS THAN 2.0 TO 1.0 AT THE END OF ANY FISCAL QUARTER.

     6B.  NET WORTH.  THE COMPANY WILL NOT PERMIT:

          (i)    CONSOLIDATED NET WORTH AT ANY TIME TO BE LESS THAN
     $60,000,000 PLUS, TO THE EXTENT POSITIVE, 50% OF CONSOLIDATED NET INCOME FOR THE PERIOD (TAKEN AS ONE ACCOUNTING PERIOD) COMMENCING JULY 1, 1995, AND ENDING ON THE LAST DAY OF THE FISCAL QUARTER MOST RECENTLY ENDED AS OF ANY DATE OF DETERMINATION; OR

          (ii) TANGIBLE NET WORTH AT THE END OF ANY FISCAL QUARTER TO BE LESS THAN $10,000,000.

     6C. LIEN, DEBT AND OTHER RESTRICTIONS. THE COMPANY WILL NOT AND WILL NOT PERMIT ANY RESTRICTED SUBSIDIARY TO:

     6C(1). LIENS. CREATE, ASSUME OR SUFFER TO EXIST ANY LIEN UPON ANY OF ITS PROPERTIES OR ASSETS, WHETHER NOW OWNED OR HEREAFTER ACQUIRED (WHETHER OR NOT PROVISION IS MADE FOR THE EQUAL AND RATABLE SECURING OF THE NOTES IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH 5D), EXCEPT:

          (i) LIENS FOR TAXES, ASSESSMENTS OR GOVERNMENTAL CHARGES NOT YET DUE OR WHICH ARE BEING ACTIVELY CONTESTED IN GOOD FAITH BY APPROPRIATE PROCEEDINGS,

          (ii) LIENS INCIDENTAL TO THE CONDUCT OF ITS BUSINESS OR THE OWNERSHIP OF ITS PROPERTY AND ASSETS WHICH DO NOT SECURE DEBT AND WHICH DO NOT IN THE AGGREGATE MATERIALLY DETRACT FROM THE VALUE OF ITS PROPERTY OR ASSETS OR MATERIALLY IMPAIR THE USE THEREOF IN THE OPERATION OF ITS BUSINESS,

          (iii) LIENS ON PROPERTY OR ASSETS OF A RESTRICTED SUBSIDIARY TO SECURE OBLIGATIONS OF SUCH RESTRICTED SUBSIDIARY TO THE COMPANY OR A WHOLLY-OWNED RESTRICTED SUBSIDIARY,

          (iv)   LIENS WHICH ARE THE SUBJECT OF AN OFFSET SHARING AGREEMENT,
     AND

          (v) OTHER LIENS SECURING DEBT PERMITTED BY PARAGRAPH 6C(2), PROVIDED THAT PRIORITY DEBT SHALL AT NO TIME EXCEED 15% OF CONSOLIDATED NET WORTH;

     6C(2). DEBT. CREATE, INCUR, ASSUME OR SUFFER TO EXIST ANY DEBT, EXCEPT:

          (i)    FUNDED DEBT EVIDENCED BY THE NOTES,

          (ii) FUNDED DEBT WHICH IS FORM TIME TO TIME OUTSTANDING UNDER THE PRIVATE SHELF AGREEMENT,

          (iii) CURRENT DEBT THE AGGREGATE PRINCIPAL AMOUNT OF WHICH AT NO TIME EXCEEDS $20,000,000, PROVIDED THAT ANY HOLDER OF SUCH CURRENT DEBT IS PARTY TO AN OFFSET SHARING AGREEMENT, AND

          (iv)   OTHER FUNDED DEBT,

PROVIDED THAT AT NO TIME SHALL (a) THE RATIO OF TOTAL DEBT TO THE SUM OF TOTAL DEBT AND CONSOLIDATED NET WORTH EXCEED .50 TO 1.00 OR (b) PRIORITY DEBT
EXCEED 15% OF CONSOLIDATED NET WORTH;

     6C(3). INVESTMENTS. MAKE OR PERMIT TO REMAIN OUTSTANDING ANY LOAN OR ADVANCE TO, OR EXTEND CREDIT TO, OR OWN, PURCHASE OR ACQUIRE ANY STOCK, OBLIGATIONS OR SECURITIES OF, OR ANY OTHER INTEREST IN, OR MAKE ANY CAPITAL CONTRIBUTION TO, ANY PERSON (ALL OF THE FOREGOING BEING REFERRED TO HEREIN AS "INVESTMENTS"), EXCEPT THAT THE COMPANY OR ANY RESTRICTED SUBSIDIARY MAY:

          (i) MAKE OR PERMIT TO REMAIN OUTSTANDING INVESTMENTS TO OR IN ANY RESTRICTED SUBSIDIARY OR ANY CORPORATION WHICH IMMEDIATELY FOLLOWING SUCH INVESTMENT WILL BE A RESTRICTED SUBSIDIARY,

          (ii) OWN, PURCHASE OR ACQUIRE MARKETABLE DIRECT OBLIGATIONS ISSUED OR UNCONDITIONALLY GUARANTEED BY THE UNITED STATES OF AMERICA OR ANY AGENCY THEREOF AND MATURING WITHIN ONE YEAR FROM THE DATE OF ACQUISITION THEREOF.

          (iii) MAKE DEMAND DEPOSITS IN BANKS IN THE ORDINARY COURSE OF BUSINESS, AND MAKE DEPOSITS OR OWN CERTIFICATES OF DEPOSIT OF UNITED STATES DOLLARS MATURING WITHIN ONE YEAR FROM THE DATE OF ACQUISITION THEREOF ISSUED BY COMMERCIAL BANKS CHARTERED UNDER THE LAWS OF THE
     UNITED STATES OF AMERICA OR ANY STATE THEREOF OR THE DISTRICT OF COLUMBIA, EACH HAVING AS AT ANY DATE OF DETERMINATION COMBINED CAPITAL, SURPLUS AND UNDIVIDED PROFITS OF NOT LESS THAN $100,000,000 (DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES),

          (iv) OWN, PURCHASE OR ACQUIRE COMMERCIAL PAPER MATURING NO MORE THAN 270 DAYS FROM THE DATE OF ACQUISITION THEREOF AND RATED A-1 BY STANDARD & POOR'S CORPORATION OR P-1 BY MOODY'S INVESTORS SERVICE, INC.,

          (v) MAKE AND OWN INVESTMENTS IN MUTUAL FUNDS WHICH INVEST AT LEAST 95% OF THEIR ASSETS IN INSTRUMENTS DESCRIBED IN CLAUSES (ii),
     (iii) AND (iv) OF THIS PARAGRAPH 6C(3),

          (vi) ENDORSE NEGOTIABLE INSTRUMENTS FOR COLLECTION IN THE ORDINARY COURSE OF BUSINESS,

          (vii) MAKE OR PERMIT TO REMAIN OUTSTANDING INVESTMENTS TO OR IN ANY UNRESTRICTED SUBSIDIARY, PROVIDED THAT (a) THE AGGREGATE AMOUNT (AT ORIGINAL COST) OF ALL INVESTMENTS IN UNRESTRICTED SUBSIDIARIES (EXCLUDING UP TO A $4,000,000 EQUITY CONTRIBUTION IN A SINGLE UNITED KINGDOM BASED CORPORATION IF MADE AFTER JUNE 23, 1995 AND PRIOR TO OCTOBER 1, 1995) SHALL AT NO TIME EXCEED 10% OF CONSOLIDATED NET WORTH AND (b) ANY INVESTMENT MADE IN AN UNRESTRICTED SUBSIDIARY SUBSEQUENT TO JUNE 30, 1995, SHALL ONLY BE DEEMED AN INVESTMENT FOR PURPOSES OF THIS PARAGRAPH 6C(3) TO THE EXTEND IT INVOLVES A CASH OR OTHER ASSET CONTRIBUTION OR ADVANCE (NET OF ANY RETURN THEREOF), AND

          (viii) MAKE OR PERMIT TO REMAIN OUTSTANDING OTHER INVESTMENTS (EXCLUSIVE OF INVESTMENTS IN UNRESTRICTED SUBSIDIARIES), PROVIDED THAT THE AGGREGATE AMOUNT THEREOF SHALL AT NO TIME EXCEED 5% OF CONSOLIDATED NET WORTH.

     6C(4). SALE OF STOCK AND DEBT OF SUBSIDIARIES. SELL OR OTHERWISE DISPOSE OF, OR PART WITH CONTROL OF, ANY SHARES OF STOCK OR DEBT OF ANY RESTRICTED SUBSIDIARY, EXCEPT TO THE COMPANY OR A WHOLLY-OWNED RESTRICTED SUBSIDIARY, AND EXCEPT THAT ALL SHARES OF STOCK AND DEBT OF ANY RESTRICTED SUBSIDIARY AT THE TIME OWNED BY OR OWED TO THE COMPANY AND ALL RESTRICTED SUBSIDIARIES MAY BE SOLD AS AN ENTIRETY FOR A CASH CONSIDERATION WHICH REPRESENTS THE FAIR VALUE (AS DETERMINED IN GOOD FAITH BY THE BOARD OF DIRECTORS OF THE COMPANY) AT THE TIME OF SALE OF THE SHARES OF STOCK AND DEBT SO SOLD; PROVIDED THAT (i) SUCH SALE OR OTHER DISPOSITION, IF TREATED AS A TRANSFER OF ASSETS OF SUCH RESTRICTED SUBSIDIARY, WOULD BE PERMITTED BY PARAGRAPH 6C(6) AND (ii) AT THE TIME OF SUCH SALE, SUCH RESTRICTED SUBSIDIARY SHALL NOT OWN, DIRECTLY OR INDIRECTLY, ANY SHARES OF STOCK OR DEBT OF ANY OTHER RESTRICTED SUBSIDIARY (UNLESS ALL OF THE SHARES OF STOCK AND DEBT OF SUCH OTHER RESTRICTED SUBSIDIARY OWNED, DIRECTLY OR INDIRECTLY, BY THE COMPANY AND ALL RESTRICTED SUBSIDIARIES ARE SIMULTANEOUSLY BEING SOLD AS PERMITTED BY THIS PARAGRAPH 6C(4));

     6C(5). MERGER AND CONSOLIDATION. MERGE OR CONSOLIDATE WITH OR INTO ANY OTHER PERSON, EXCEPT THAT:

          (i) ANY RESTRICTED SUBSIDIARY MAY MERGE OR CONSOLIDATE WITH OR INTO THE COMPANY, PROVIDED THAT THE COMPANY IS THE CONTINUING OR SURVIVING CORPORATION,

          (ii) ANY RESTRICTED SUBSIDIARY MAY MERGE OR CONSOLIDATE WITH OR INTO ANOTHER RESTRICTED SUBSIDIARY, PROVIDED THAT A WHOLLY-OWNED RESTRICTED SUBSIDIARY SHALL BE THE CONTINUING OR SURVIVING CORPORATION, AND

          (iii) THE COMPANY MAY MERGE OR CONSOLIDATE WITH ANY OTHER CORPORATION, PROVIDED THAT (a) EITHER (X) THE COMPANY SHALL BE THE CONTINUING OR SURVIVING CORPORATION, OR (Y) THE SUCCESSOR OR ACQUIRING CORPORATION SHALL BE A CORPORATION ORGANIZED UNDER THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA AND SHALL EXPRESSLY ASSUME IN WRITING ALL OF THE OBLIGATIONS OF THE COMPANY UNDER THIS AGREEMENT AND ON THE NOTES, INCLUDING ALL COVENANTS HEREIN AND THEREIN CONTAINED, AND SUCH SUCCESSOR OR ACQUIRING CORPORATION SHALL SUCCEED TO AND BE SUBSTITUTED FOR THE COMPANY WITH THE SAME EFFECT AS IF IT HAD BEEN NAMED HEREIN AS A PARTY HERETO AND (b) IMMEDIATELY AFTER GIVING EFFECT TO SUCH TRANSACTION, NO DEFAULT OR EVENT OF DEFAULT WOULD EXIST HEREUNDER (INCLUDING A DEFAULT OR EVENT OF DEFAULT UNDER CLAUSE (iii) OF PARAGRAPH 6C(2));

     6C(6).  TRANSFER OF ASSETS. TRANSFER ANY OF ITS ASSETS EXCEPT THAT:

          (i) ANY RESTRICTED SUBSIDIARY MAY TRANSFER ASSETS TO THE COMPANY OR A WHOLLY-OWNED RESTRICTED SUBSIDIARY.

          (ii) THE COMPANY OR ANY RESTRICTED SUBSIDIARY MAY SELL INVENTORY IN THE ORDINARY COURSE OF BUSINESS, AND

          (iii) THE COMPANY OR ANY RESTRICTED SUBSIDIARY MAY OTHERWISE TRANSFER ASSETS, PROVIDED THAT AFTER GIVING THERETO (a) THE AGGREGATE PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED PURSUANT TO THIS CLAUSE
     (iii) SHALL NOT EXCEED 10% AND (b) THE AGGREGATE PERCENTAGE OF TOTAL ASSETS TRANSFERRED PURSUANT TO THIS CLAUSE (iii) SHALL NOT EXCEED 10%.

     6C(7). SALE OR DISCOUNT OF RECEIVABLES. SELL WITH RECOURSE, OR DISCOUNT OR OTHERWISE SELL FOR LESS THAN THE FACE VALUE THEREOF, ANY OF ITS NOTES OR ACCOUNTS RECEIVABLE;

     6C(8). TRANSACTIONS WITH AFFILIATES. DIRECTLY OR INDIRECTLY, ENGAGE IN ANY TRANSACTION (INCLUDING, WITHOUT LIMITATION, THE PURCHASE, SALE OR EXCHANGE OF ASSETS OR THE RENDERING OF ANY SERVICE) WITH ANY AFFILIATE, UNLESS (i) SUCH TRANSACTION IS IN THE ORDINARY COURSE OF AND PURSUANT TO THE REASONABLE REQUIREMENTS OF THE COMPANY'S OR SUCH RESTRICTED SUBSIDIARY'S BUSINESS AND UPON FAIR AND REASONABLE TERMS THAT ARE COMPARABLE TO THOSE WHICH MIGHT BE OBTAINED IN AN ARM'S-LENGTH TRANSACTION BETWEEN UNAFFILIATED PARTIES, AND (ii) IN THE CASE OF ANY SUCH TRANSACTION IN WHICH THE AGGREGATE VALUE OF THE ASSETS OR SERVICES INVOLVED, OR OF THE PAYMENTS MADE, EXCEEDS $1,000,000, SUCH TRANSACTION IS AUTHORIZED BY A MAJORITY OF THE INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY;

     6C(9). RESTRICTED SUBSIDIARY DIVIDEND RESTRICTIONS. ENTER INTO, OR OTHERWISE BE SUBJECT TO, ANY CONTRACT OR AGREEMENT (INCLUDING ITS CERTIFICATE OR ARTICLES OF INCORPORATION), WHICH LIMITS THE AMOUNT OF, OR OTHERWISE IMPOSES RESTRICTIONS ON THE PAYMENT OF, DIVIDENDS BY ANY RESTRICTED SUBSIDIARY; OR

     6C(10). TAX CONSOLIDATION. CONSENT TO OR PERMIT THE FILING OF OR BE A PARTY TO ANY CONSOLIDATED INCOME TAX RETURN WITH ANY PERSON, OTHER THAN A CONSOLIDATED TAX RETURN OF THE COMPANY AND ITS SUBSIDIARIES.

     6D.     TRANSACTIONS BY RESTRICTED SUBSIDIARIES. THE COMPANY COVENANTS
THAT IT WILL NOT PERMIT ANY RESTRICTED SUBSIDIARY (EITHER DIRECTLY, OR INDIRECTLY BY THE ISSUANCE OF RIGHTS OR OPTIONS FOR, OR SECURITIES CONVERTIBLE INTO, SUCH SHARES) TO ISSUE, SELL OR OTHERWISE DISPOSE OF (i) ANY SHARES OF ANY CLASS OF ITS STOCK (OTHER THAN COMMON STOCK) EXCEPT TO THE COMPANY OR ANOTHER RESTRICTED SUBSIDIARY OR (ii) ANY SHARES OF ITS COMMON STOCK EXCEPT (a) TO THE COMPANY OR ANOTHER RESTRICTED SUBSIDIARY AND (b) CONCURRENTLY WITH DISPOSITIONS UNDER (a) ABOVE, TO ANY MINORITY SHAREHOLDERS OF SUCH RESTRICTED SUBSIDIARY TO THE EXTENT NECESSARY TO MAINTAIN SUCH MINORITY SHAREHOLDERS' PERCENTAGE OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK OF SUCH RESTRICTED SUBSIDIARY.


     2. Paragraph 7A is amended by amending and restating clause (v) thereof in its entirety and by adding thereto a new clause (xiv), as follows:

          (v) THE COMPANY FAILS TO PERFORM OR OBSERVE ANY COVENANT OR AGREEMENT CONTAINED IN PARAGRAPH 6 OR INCORPORATED BY REFERENCE INTO THIS AGREEMENT PURSUANT TO PARAGRAPH 5F; OR

                                    * * * *

          (xiv) (a) ANY PLAN SHALL FAIL TO SATISFY THE MINIMUM FUNDING STANDARDS OF ERISA OR THE CODE FOR ANY PLAN YEAR OR PART THEREOF OR A WAIVER OF SUCH STANDARDS OR EXTENSION OF ANY AMORTIZATION PERIOD IS SOUGHT OR GRANTED UNDER SECTION 412 OF THE CODE, (b) A NOTICE OF INTENT TO TERMINATE ANY PLAN SHALL HAVE BEEN OR IS REASONABLY EXPECTED TO BE FILED WITH THE PBGC OR THE PBGC SHALL HAVE INSTITUTED PROCEEDINGS UNDER ERISA SECTION 4042 TO TERMINATE OR APPOINT A TRUSTEE TO ADMINISTER ANY PLAN OR THE PBGC SHALL HAVE NOTIFIED THE COMPANY OR ANY ERISA AFFILIATE THAT A PLAN MAY BECOME A SUBJECT OF SUCH PROCEEDINGS, (c) THE AGGREGATE "AMOUNT OF UNFUNDED BENEFIT LIABILITIES" (WITHIN THE MEANING OF SECTION 4001(a)(18) OF ERISA) UNDER ALL PLANS, DETERMINED IN ACCORDANCE WITH TITLE IV OF ERISA, SHALL EXCEED $500,000, (d) THE COMPANY OR ANY ERISA AFFILIATE SHALL HAVE INCURRED OR IS REASONABLY EXPECTED TO INCUR ANY LIABILITY PURSUANT TO TITLE I OR IV OF ERISA OR THE PENALTY OR EXCISE TAX PROVISIONS OF THE CODE RELATING TO EMPLOYEE BENEFIT PLANS, (e) THE COMPANY OR ANY ERISA AFFILIATE WITHDRAWS FROM ANY MULTIEMPLOYER PLAN, OR
     (f) THE COMPANY OR ANY RESTRICTED SUBSIDIARY ESTABLISHES OR AMENDS ANY EMPLOYEE WELFARE BENEFIT PLAN THAT PROVIDES POST-EMPLOYMENT WELFARE BENEFITS IN A MANNER THAT WOULD INCREASE THE LIABILITY OF THE COMPANY OR ANY RESTRICTED SUBSIDIARY THEREUNDER; AND ANY SUCH EVENT OR EVENTS DESCRIBED IN CLAUSES (a) THROUGH (f) ABOVE, EITHER INDIVIDUALLY OR TOGETHER WITH ANY OTHER SUCH EVENT OR EVENTS, COULD REASONABLY BE EXPECTED TO HAVE A MATERIAL

     ADVERSE EFFECT ON THE BUSINESS OR CONDITION (FINANCIAL OR OTHERWISE) OF THE COMPANY AND THE RESTRICTED SUBSIDIARIES, TAKEN AS A WHOLE;

     3.   Paragraph 10B is amended and restated in its entirety as follows:

     "AFFILIATE" SHALL MEAN (i) ANY RESPONSIBLE OFFICER OR MEMBER OF THE BOARD OF DIRECTORS OF THE COMPANY, (ii) ANY HOLDER OF AT LEAST 10% OF THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF VOTING STOCK (OR THE EQUIVALENT) OF THE COMPANY OR OF ANY CORPORATION OR OTHER ENTITY WHICH DIRECTLY OR INDIRECTLY CONTROLS THE COMPANY, (iii) THE SPOUSE, ANY SIBLING (BY BLOOD OR ADOPTION), OR ANY DESCENDANT (BY BLOOD OR ADOPTION) OF ANY INDIVIDUAL REFERRED TO IN CLAUSE (i) OR (ii) ABOVE, OR ANY SPOUSE OF ANY SUCH SIBLING OR DESCENDANT OR ANY DESCENDANT OF ANY SUCH SIBLING, (iv) ANY TRUST IN WHICH ANY PERSON REFERRED TO IN CLAUSE (i), (ii) OR (iii) ABOVE HAS A SUBSTANTIAL BENEFICIAL INTEREST, (v) ANY CORPORATION OR OTHER ENTITY (a) OF WHICH THE COMPANY OR ANY PERSON REFERRED TO IN CLAUSE (i), (ii), (iii) OR
(iv) ABOVE HOLDS AT LEAST 10% OF THE TOTAL COMBINED ECONOMIC INTEREST OF ALL CLASSES OF COMMON STOCK (OR THE EQUIVALENT) OR AT LEAST 10% OF THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF VOTING STOCK (OR THE EQUIVALENT) OR
(b) DIRECTLY OR INDIRECTLY CONTROLLED BY ANY PERSON REFERRED TO IN CLAUSE
(i), (ii), (iii) OR (iv) ABOVE, AND (vi) ANY PERSON DIRECTLY OR INDIRECTLY CONTROLLING, CONTROLLED BY, OR UNDER DIRECT OR INDIRECT COMMON CONTROL WITH, THE COMPANY, PROVIDED THAT A RESTRICTED SUBSIDIARY SHALL NOT BE AN AFFILIATE. A PERSON SHALL BE DEEMED TO CONTROL A CORPORATION OR OTHER ENTITY IF SUCH PERSON POSSESSES, DIRECTLY OR INDIRECTLY, THE POWER TO DIRECT OR CAUSE THE DIRECTION OF THE MANAGEMENT AND POLICIES OF SUCH CORPORATION OR OTHER ENTITY, WHETHER THROUGH THE OWNERSHIP OF VOTING SECURITIES, BY CONTRACT OR OTHERWISE.

     "AGGREGATE PERCENTAGE OF EARNINGS CAPACITY TRANSFERRED" SHALL MEAN, WITH RESPECT TO ANY EIGHT CONSECUTIVE FISCAL QUARTER PERIOD, THE SUM OF THE PERCENTAGES OF EARNINGS CAPACITY TRANSFERRED FOR EACH ASSET OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES THAT IS TRANSFERRED DURING SUCH PERIOD.

     "AGGREGATE PERCENTAGE OF TOTAL ASSETS TRANSFERRED" SHALL MEAN, WITH RESPECT TO ANY EIGHT CONSECUTIVE FISCAL QUARTER PERIOD, THE SUM OF THE PERCENTAGES OF TOTAL ASSETS TRANSFERRED FOR EACH ASSET OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES THAT IS TRANSFERRED DURING SUCH PERIOD.

     "AVERAGE CONSOLIDATED NET INCOME" SHALL MEAN, AS OF ANY TIME OF DETERMINATION THEREOF, THE AVERAGE CONSOLIDATED NET INCOME OF THE COMPANY AND RESTRICTED SUBSIDIARIES FOR THE THREE COMPLETE FISCAL YEARS OF THE COMPANY THEN MOST RECENTLY ENDED.

     "AUDITED FINANCIAL STATEMENTS" SHALL HAVE THE MEANING SPECIFIED IN PARAGRAPH 8B.

     "BANKRUPTCY LAW" SHALL HAVE THE MEANING SPECIFIED IN CLAUSE (viii) OF PARAGRAPH 7A.

          "CAPITALIZED LEASE OBLIGATION" SHALL MEAN ANY RENTAL OBLIGATION WHICH, UNDER GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, IS OR WILL BE REQUIRED TO BE CAPITALIZED ON THE BOOKS OF THE COMPANY OR ANY RESTRICTED SUBSIDIARY, TAKEN AT THE AMOUNT THEREOF ACCOUNTED FOR AS INDEBTEDNESS (NET OF INTEREST EXPENSES) IN ACCORDANCE WITH SUCH PRINCIPLES.

          "CODE" SHALL MEAN THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME.

          "COMMON STOCK" SHALL MEAN, AS APPLIED TO ANY CORPORATION, SHARES OF SUCH CORPORATION WHICH SHALL NOT BE ENTITLED TO PREFERENCE OR PRIORITY OVER ANY OTHER SHARES OF SUCH CORPORATION IN RESPECT OF EITHER THE PAYMENT OF DIVIDENDS OR THE DISTRIBUTION OF ASSETS UPON LIQUIDATION.

          "COMPUTATION PARAGRAPHS" SHALL HAVE THE MEANING SPECIFIED IN PARAGRAPH 5A(iv).

          "CONSOLIDATED INTEREST EXPENSE" SHALL MEAN, AS TO ANY PERIOD, CONSOLIDATED INTEREST EXPENSE OF THE COMPANY AND RESTRICTED SUBSIDIARIES FOR SUCH PERIOD, CALCULATED TO (i) INCLUDE IMPUTED INTEREST ON CAPITALIZED LEASE OBLIGATIONS AND (ii) EXCLUDE AMORTIZATION OF DEBT DISCOUNT TO THE EXTENT NOT ACTUALLY PAID IN CASH.

          "CONSOLIDATED NET INCOME" SHALL MEAN, AS TO ANY PERIOD, THE NET INCOME OF THE COMPANY AND RESTRICTED SUBSIDIARIES ON A CONSOLIDATED BASIS; PROVIDED THAT FOR PERIODS ENDED ON OR PRIOR TO JUNE 30, 1994, THERE SHALL BE EXCLUDED FROM THE DETERMINATION OF SUCH NET INCOME ANY NON-RECURRING CHARGES RELATED TO MEI DIVERSIFIED, INC.

          "CONSOLIDATED NET WORTH" SHALL MEAN, AS OF ANY TIME OF DETERMINATION THEREOF, (i) THE SHAREHOLDERS' EQUITY (OR DEFICIT) OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES, AS THE SAME WOULD BE SHOWN ON A CONSOLIDATED BALANCE SHEET OF THE COMPANY, AND ITS RESTRICTED SUBSIDIARIES, PLUS (ii) TO THE EXTENT THAT (a) THE CONVERTIBLE DEBENTURE OF THE COMPANY ISSUED TO T. ROWE PRICE STRATEGIC PARTNERS II, L.P. REMAINS OUTSTANDING AND
(b) THE PUBLIC MARKET PRICE OF THE COMPANY'S COMMON STOCK IS IN EXCESS OF THE CONVERSION PRICE SET FORTH IN SUCH CONVERTIBLE DEBENTURE, THE CONVERSION PRICE OF SUCH CONVERTIBLE DEBENTURE, MINUS (iii) THE AGGREGATE AMOUNT OF INVESTMENTS IN UNRESTRICTED SUBSIDIARIES WHICH ARE DEEMED NOT TO BE INVESTMENTS FOR PURPOSES OF PARAGRAPH 6C(3) AS A RESULT OF CLAUSE (vii)(b) THEREOF.

          "CURRENT DEBT" SHALL MEAN, WITH RESPECT TO ANY PERSON, ALL INDEBTEDNESS OF SUCH PERSON FOR BORROWED MONEY WHICH BY ITS TERMS OR BY THE TERMS OF ANY INSTRUMENT OR AGREEMENT RELATING THERETO MATURES ON DEMAND OR WITHIN ONE YEAR FROM THE DATE OF THE CREATION THEREOF, PROVIDED THAT INDEBTEDNESS OUTSTANDING UNDER A REVOLVING CREDIT OR SIMILAR AGREEMENT WHICH OBLIGATES THE LENDER OR LENDERS TO EXTEND CREDIT OVER A PERIOD OF MORE THAN ONE YEAR SHALL CONSTITUTE CURRENT DEBT AND NOT FUNDED DEBT.

          "DEBT" SHALL MEAN CURRENT DEBT AND FUNDED DEBT.

          "EBIT" SHALL MEAN, WITH RESPECT TO ANY PERIOD, CONSOLIDATED NET INCOME FOR SUCH PERIOD (i) PLUS CONSOLIDATED INTEREST EXPENSE FOR SUCH PERIOD, (ii) PLUS OR MINUS (AS APPROPRIATE) ANY PROVISION FOR INCOME TAXES FOR SUCH PERIOD.

          "ENVIRONMENTAL LAWS" SHALL MEAN ANY AND ALL FEDERAL, STATE, LOCAL, AND FOREIGN STATUTES, LAWS, REGULATIONS, ORDINANCES, RULES, JUDGMENTS, ORDERS, DECREES, PERMITS, CONCESSIONS, GRANTS, FRANCHISES, LICENSES, AGREEMENTS, OR GOVERNMENTAL RESTRICTIONS RELATING TO THE ENVIRONMENT OR THE RELEASE OF ANY MATERIALS INTO THE ENVIRONMENT, INCLUDING BUT NOT LIMITED TO THOSE RELATED TO HAZARDOUS SUBSTANCES OR WASTES, AIR EMISSIONS AND DISCHARGES TO WASTE OR PUBLIC SYSTEMS.

          "ERISA" SHALL MEAN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

          "ERISA AFFILIATE" SHALL MEAN ANY CORPORATION WHICH IS A MEMBER OF THE SAME CONTROLLED GROUP OF CORPORATIONS AS THE COMPANY WITHIN THE MEANING OF
SECTION 414(b) OF THE CODE, OR ANY TRADE OR BUSINESS WHICH IS UNDER COMMON CONTROL WITH THE COMPANY WITHIN THE MEANING OF SECTION 414(c) OF THE CODE.

          "EVENT OF DEFAULT" SHALL MEAN ANY OF THE EVENTS IN PARAGRAPH 7A, PROVIDED THAT THERE HAS BEEN SATISFIED ANY REQUIREMENT IN CONNECTION WITH SUCH EVENT FOR THE GIVING OF NOTICE, OR THE LAPSE OF TIME, OR THE HAPPENING OF ANY FURTHER CONDITION, EVENT OR ACT, AND "DEFAULT" SHALL MEAN ANY OF SUCH EVENTS, WHETHER OR NOT ANY SUCH REQUIREMENT HAS BEEN SATISFIED.

          "FINANCIAL PROJECTIONS" SHALL HAVE THE MEANING SPECIFIED IN PARAGRAPH 8B.

          "FINANCIAL STATEMENTS" SHALL HAVE THE MEANING SPECIFIED IN
PARAGRAPH 8B.

          "FUNDED DEBT" SHALL MEAN WITH RESPECT TO ANY PERSON, ALL INDEBTEDNESS OF SUCH PERSON WHICH BY IT TERMS OR BY THE TERMS OF ANY INSTRUMENT OR AGREEMENT RELATING THERETO MATURES, OR WHICH IS OTHERWISE PAYABLE OR UNPAID, MORE THAN ONE YEAR FROM, OR IS DIRECTLY OR INDIRECTLY RENEWABLE OR EXTENDIBLE AT THE OPTION OF THE DEBTOR TO A DATE MORE THAN ONE YEAR FROM, THE DATE OF THE CREATION THEREOF, PROVIDED THAT INDEBTEDNESS OUTSTANDING UNDER A REVOLVING CREDIT OR SIMILAR AGREEMENT WHICH OBLIGATES THE LENDER OR LENDERS TO EXTEND CREDIT OVER A PERIOD OF MORE THAN ONE YEAR SHALL CONSTITUTE CURRENT DEBT AND NOT FUNDED DEBT.

          "GENERAL INTANGIBLES" SHALL MEAN ALL CHOSES IN ACTION, CAUSES OF ACTION AND ALL OTHER INTANGIBLE PROPERTY OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES OF EVERY KIND AND NATURE NOW OWNED OR HEREAFTER ACQUIRED, INCLUDING, WITHOUT LIMITATION, CORPORATE AND OTHER BUSINESS RECORDS, DEPOSIT ACCOUNTS, INVENTIONS, DESIGNS, PATENTS, PATENT AND TRADEMARK REGISTRATIONS AND APPLICATIONS, TRADEMARKS, TRADE NAMES, TRADE SECRETS, GOODWILL, COPYRIGHTS REGISTRATIONS, LICENSES, FRANCHISES, DEFERRED TAX BENEFITS, TAX REFUND CLAIMS, PREPAID EXPENSES, COMPUTER PROGRAMS NOT INCLUDED IN CAPITAL, PROPERTY AND EQUIPMENT ON THE ANNUAL AUDITED

CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES, COVENANTS NOT TO COMPETE, CUSTOMER LISTS AND MAILING LISTS, CONTRACT RIGHTS, INDEMNIFICATION RIGHTS, AND ANY LETTERS OF CREDIT, GUARANTEE CLAIMS, SECURITY INTERESTS OR OTHER SECURITY HELD BY OR GRANTED TO THE COMPANY OR ITS RESTRICTED SUBSIDIARIES.

     "GUARANTEE" SHALL MEAN, WITH RESPECT TO ANY PERSON, ANY DIRECT OR INDIRECT LIABILITY, CONTINGENT OR OTHERWISE, OF SUCH PERSON WITH RESPECT TO ANY INDEBTEDNESS, LEASE, DIVIDEND OR OTHER OBLIGATION OF ANOTHER, INCLUDING, WITHOUT LIMITATION, ANY SUCH OBLIGATION DIRECTLY OR INDIRECTLY GUARANTEED, ENDORSED (OTHERWISE THAN FOR COLLECTION OR DEPOSIT IN THE ORDINARY COURSE
OF BUSINESS) OR DISCOUNTED OR SOLD WITH RECOURSE BY SUCH PERSON, OR IN RESPECT OF WHICH SUCH PERSON IS OTHERWISE DIRECTLY OR INDIRECTLY LIABLE, INCLUDING, WITHOUT LIMITATION, ANY SUCH OBLIGATION IN EFFECT GUARANTEED BY SUCH PERSON THROUGH ANY AGREEMENT (CONTINGENT OR OTHERWISE) TO PURCHASE, REPURCHASE OR OTHERWISE ACQUIRE SUCH OBLIGATION OR ANY SECURITY THEREFOR, OR TO PROVIDE FUNDS FOR THE PAYMENT OR DISCHARGE OF SUCH OBLIGATION (WHETHER IN THE FORM OF LOANS, ADVANCES, STOCK PURCHASES, CAPITAL CONTRIBUTIONS OR OTHERWISE), OR TO MAINTAIN THE SOLVENCY OR ANY BALANCE SHEET OR OTHER FINANCIAL CONDITION OF
THE OBLIGOR OF SUCH OBLIGATION, OR TO MAKE PAYMENT FOR ANY PRODUCTS,
MATERIALS OR SUPPLIES OR FOR ANY TRANSPORTATION OR SERVICE, REGARDLESS OF THE NON-DELIVERY OR NON-FURNISHING THEREOF, IN ANY SUCH CASE IF THE PURPOSE OR INTENT OF SUCH AGREEMENT IS TO PROVIDE ASSURANCE THAT SUCH OBLIGATION WILL BE PAID OR DISCHARGED, OR THAT ANY AGREEMENTS RELATING THERETO WILL BE COMPLIED WITH, OR THAT THE HOLDERS OF SUCH OBLIGATION WILL BE PROTECTED AGAINST LOSS
IN RESPECT THEREOF. THE AMOUNT OF ANY GUARANTEE SHALL BE EQUAL TO THE OUTSTANDING PRINCIPAL AMOUNT OF THE OBLIGATION GUARANTEED OR SUCH LESSER AMOUNT TO WHICH THE MAXIMUM EXPOSURE OF THE GUARANTOR SHALL HAVE BEEN SPECIFICALLY LIMITED.

     "HISTORICAL FINANCIAL DATA AND ANALYSIS" SHALL HAVE THE MEANING SPECIFIED IN PARAGRAPH 8B.

     "HOLDER AFFILIATE" OF ANY SIGNIFICANT HOLDER SHALL MEAN ANY OTHER HOLDER OF NOTES WHICH DIRECTLY OR INDIRECTLY CONTROLS, IS CONTROLLED BY, OR IS UNDER DIRECT OR INDIRECT COMMON CONTROL WITH, SUCH SIGNIFICANT HOLDER.

     "INCLUDING" SHALL MEAN, UNLESS THE CONTEXT CLEARLY REQUIRES OTHERWISE, "INCLUDING WITHOUT LIMITATION".

     "INDEBTEDNESS" SHALL MEAN, WITH RESPECT TO ANY PERSON, WITHOUT DUPLICATION, (i) ALL ITEMS (EXCLUDING ITEMS OF (a) CONTINGENCY RESERVES, (b) RESERVED FOR DEFERRED INCOME TAXES, (c) DEFERRED COMPENSATION TO THE EXTENT THAT SUCH DEFERRED COMPENSATION ITEMS ARE FULLY FUNDED BY LIFE INSURANCE POLICIES, (d) DEFERRED RENT, (e) POST RETIREMENT BENEFITS LIABILITIES DETERMINED IN ACCORDANCE WITH FINANCIAL ACCOUNTING STANDARDS BOARD STATEMENT NO. 106, AND (f) CURRENT LIABILITIES FOR TRADE PAYABLES, TAX AND PAYROLL OBLIGATIONS) WHICH IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES WOULD BE INCLUDED IN DETERMINING TOTAL LIABILITIES AS SHOWN ON THE LIABILITY SIDE OF A BALANCE SHEET OF SUCH PERSON AS OF THE DATE

ON WHICH INDEBTEDNESS IS TO BE DETERMINED, (ii) ALL INDEBTEDNESS SECURED BY ANY LIEN ON ANY PROPERTY OR ASSET OWNED OR HELD BY SUCH PERSON SUBJECT THERETO, WHETHER OR NOT THE INDEBTEDNESS SECURED THEREBY SHALL HAVE BEEN ASSUMED, AND (iii) ALL INDEBTEDNESS AND OTHER OBLIGATIONS OF OTHERS WITH RESPECT TO WHICH SUCH PERSON HAS BECOME LIABLE BY WAY OF GUARANTEE.

     "INITIAL PUBLIC OFFERING" SHALL HAVE THE MEANING SPECIFIED IN PARAGRAPH
3D.

     "INSTITUTIONAL INVESTOR" SHALL MEAN ANY INSURANCE COMPANY, PENSION FUND, MUTUAL FUND, INVESTMENT COMPANY, BANK, SAVINGS BANK, SAVINGS AND LOAN ASSOCIATION, INVESTMENT BANKING COMPANY, TRUST COMPANY, OR ANY FINANCE OR CREDIT COMPANY, ANY PORTFOLIO OR ANY INVESTMENT FUND MANAGED BY ANY OF THE FOREGOING, OR ANY OTHER INSTITUTIONAL INVESTOR, AND ANY NOMINEE OF THE FOREGOING.

     "INTEREST COVERAGE RATIO" SHALL MEAN, WITH RESPECT TO ANY PERIOD, THE RATIO OF (i) EBIT FOR SUCH PERIOD TO (ii) CONSOLIDATED INTEREST EXPENSE FOR SUCH PERIOD.

     "INTERIM FINANCIAL STATEMENTS" SHALL HAVE THE MEANING SPECIFIED IN PARAGRAPH 8B.

     "INVESTMENT" SHALL HAVE THE MEANING SPECIFIED IN PARAGRAPH 6C(3).

     "LIEN" SHALL MEAN ANY MORTGAGE, PLEDGE, SECURITY INTEREST, ENCUMBRANCE, LIEN (STATUTORY OR OTHERWISE) OR CHARGE OF ANY KIND (INCLUDING ANY AGREEMENT TO GIVE ANY OF THE FOREGOING, ANY CONDITIONAL SALE OR OTHER TITLE RETENTION AGREEMENT, ANY LEASE IN THE NATURE THEREOF, AND THE FILING OF OR AGREEMENT TO GIVE ANY FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE OF ANY JURISDICTION) OR ANY OTHER TYPE OF PREFERENTIAL ARRANGEMENT FOR THE PURPOSE, OR HAVING THE EFFECT, OF PROTECTING A CREDITOR AGAINST LOSS OR SECURING THE PAYMENT OR PERFORMANCE OF AN OBLIGATION.

     "MEMORANDUM" SHALL HAVE THE MEANING SPECIFIED IN PARAGRAPH 8B.

     "MULTIEMPLOYER PLAN" SHALL MEAN ANY PLAN WHICH IS A "MULTIEMPLOYER PLAN" AS SUCH TERM IS DEFINED IN SECTION 4001(a)(3) OF ERISA.

     "NASDAQ" SHALL MEAN THE NATIONAL ASSOCIATION OF SECURITIES DEALERS AUTOMATED QUOTATION SYSTEM.

     "NOTES" SHALL HAVE THE MEANING SPECIFIED IN PARAGRAPH 1.

     "OFFICER'S CERTIFICATE" SHALL MEAN A CERTIFICATE SIGNED IN THE NAME OF THE COMPANY BY A RESPONSIBLE OFFICER.

     "OFFSET SHARING AGREEMENT" SHALL MEAN THE OFFSET SHARING AGREEMENT DATED AS OF JUNE 21, 1994, AMONG THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, LASALLE NATIONAL BANK, BANK HAPOALIM AND THE OTHER LENDERS NAMED AS PARTIES THERETO (AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME) AS WELL AS ANY SIMILAR AGREEMENT WHICH HEREAFTER MAY BE ENTERED INTO BY THE HOLDERS OF THE NOTES AND OTHER LENDERS TO THE COMPANY.

     "PBGC" SHALL MEAN THE PENSION BENEFIT GUARANTY CORPORATION OR ANY OTHER GOVERNMENTAL AUTHORITY SUCCEEDING TO ANY OF ITS FUNCTIONS.

     "PERCENTAGE(S) OF EARNINGS CAPACITY TRANSFERRED" SHALL MEAN, WITH RESPECT TO EACH ASSET TRANSFERRED PURSUANT TO CLAUSE (iii) OF PARAGRAPH 6C(6), THE RATIO (EXPRESSED AS A PERCENTAGE) OF (i) CONSOLIDATED NET INCOME PRODUCED BY, OR ATTRIBUTABLE TO, SUCH ASSET DURING THE FOUR FISCAL QUARTER PERIOD MOST RECENTLY ENDED PRIOR TO THE EFFECTIVE DATE OF SUCH TRANSFER TO
(ii) AVERAGE CONSOLIDATED NET INCOME.

     "PERCENTAGE(S) OF TOTAL ASSETS TRANSFERRED" SHALL MEAN, WITH
RESPECT TO EACH ASSET TRANSFERRED PURSUANT TO CLAUSE (iii) OF PARAGRAPH 6C(6), THE RATIO (EXPRESSED AS A PERCENTAGE) OF (i) THE GREATER OF SUCH ASSET'S FAIR MARKET VALUE OR NET BOOK VALUE ON THE DATE OF TRANSFER TO (ii) THE BOOK VALUE OF THE CONSOLIDATED ASSETS OF THE COMPANY AND RESTRICTED SUBSIDIARIES AS OF THE LAST DAY OF THE FISCAL QUARTER IMMEDIATELY PRECEDING THE DAY OF TRANSFER.

     "PERSON" SHALL MEAN AND INCLUDE AN INDIVIDUAL, A PARTNERSHIP, A JOINT VENTURE, A CORPORATION, A TRUST, AN UNINCORPORATED ORGANIZATION AND A GOVERNMENT OR ANY DEPARTMENT OR AGENCY THEREOF.

     "PLAN" SHALL MEAN ANY EMPLOYEE PENSION BENEFIT PLAN (AS SUCH TERM IS DEFINED IN SECTION 3 OF ERISA) WHICH IS OR HAS BEEN ESTABLISHED OR MAINTAINED, OR TO WHICH CONTRIBUTIONS ARE OR HAVE BEEN MADE, BY THE COMPANY OR ANY ERISA AFFILIATE.

     "PRIORITY DEBT" SHALL MEAN, AS OF ANY TIME OF DETERMINATION THEREOF, (i) DEBT OF ANY RESTRICTED SUBSIDIARY, OTHER THAN DEBT OWED TO THE COMPANY OR A WHOLLY-OWNED RESTRICTED SUBSIDIARY AND (ii) DEBT OF THE COMPANY SECURED BY ANY LIEN.

     "PRIVATE SHELF AGREEMENT" SHALL MEAN THE PRIVATE SHELF AGREEMENT DATED AS OF JULY 25, 1995 BETWEEN THE COMPANY, ON THE ONE HAND, AND THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND EACH AFFILIATE THEREOF WHICH BECOMES A PARTY THERETO, ON THE OTHER HAND.

     "REGISTRATION STATEMENT" SHALL HAVE THE MEANING SPECIFIED IN PARAGRAPH
8B.

     "RELATED PERSON" SHALL MEAN ANY TRADE OR BUSINESS, WHETHER OR NOT INCORPORATED, WHICH, TOGETHER WITH THE COMPANY, WOULD BE TREATED AS A SINGLE EMPLOYER UNDER SECTION 414 OF THE CODE.

     "REQUIRED HOLDER(S)" SHALL MEAN THE HOLDER OR HOLDERS OF AT LEAST 66-2/3% IN AGGREGATE PRINCIPAL AMOUNT OF ALL THE NOTES AT THE TIME OUTSTANDING, PROVIDED THAT IF ANY HOLDER OF LESS THAN 10% IN AGGREGATE PRINCIPAL AMOUNT OF THE NOTES AT THE TIME OUTSTANDING IS A HOLDER AFFILIATE OF A SIGNIFICANT HOLDER, SUCH SIGNIFICANT HOLDER AND ALL OF ITS HOLDER AFFILIATES SHALL BE DEEMED TO BE A SINGLE HOLDER OF NOTES FOR THE PURPOSE OF THIS DEFINITION AND ANY CONSENT OR NOTICE EXECUTED BY SUCH SIGNIFICANT HOLDER OR ANY OF ITS HOLDER AFFILIATES SHALL BE DEEMED TO HAVE BEEN EXECUTED BY SUCH SIGNIFICANT HOLDER AND ALL OF ITS HOLDER AFFILIATES FOR THE PURPOSE OF DETERMINING WHETHER THE REQUIRED HOLDER(S) HAVE GIVEN SUCH CONSENT OR NOTICE.

     "RESPONSIBLE OFFICER" SHALL MEAN THE CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER, CHIEF FINANCIAL OFFICER OR CHIEF ACCOUNTING OFFICER OF THE COMPANY, GENERAL COUNSEL OF THE COMPANY OR ANY OTHER OFFICER OF THE COMPANY INVOLVED PRINCIPALLY IN ITS FINANCIAL ADMINISTRATION OR ITS CONTROLLERSHIP FUNCTION.

     "RESTRICTED SUBSIDIARY" SHALL MEAN ANY SUBSIDIARY ORGANIZED UNDER THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA, PUERTO RICO, CANADA, OR ANY PROVINCE OF CANADA, WHICH CONDUCTS SUBSTANTIALLY ALL OF ITS BUSINESS IN THE UNITED STATES OF AMERICA, PUERTO RICO OR CANADA, AND AT LEAST 80% OF THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF VOTING STOCK OF WHICH SHALL, AT THE TIME AS OF WHICH ANY DETERMINATION IS BEING MADE, BE OWNED BY THE COMPANY EITHER DIRECTLY OR THROUGH RESTRICTED SUBSIDIARIES, PROVIDED THAT NO SUCH SUBSIDIARY SHALL BE A RESTRICTED SUBSIDIARY UNLESS (i) IT IS LISTED AS A RESTRICTED SUBSIDIARY IN EXHIBIT E ATTACHED HERETO OR (ii) (a) THE BOARD OF DIRECTORS OF THE COMPANY HEREAFTER DESIGNATES SUCH SUBSIDIARY A RESTRICTED SUBSIDIARY, (b) NOTICE OF SUCH DESIGNATION IS GIVEN BY THE COMPANY TO THE HOLDERS OF THE NOTES WITH THE NEXT SUCCEEDING DELIVERY OF FINANCIAL STATEMENTS PURSUANT TO PARAGRAPH 5A, AND (c) ON THE DATE OF AND IMMEDIATELY AFTER GIVING EFFECT TO SUCH DESIGNATION, NO EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING.

     "REVOLVING CREDIT AGREEMENTS" SHALL MEAN THE SENIOR REVOLVING CREDIT AGREEMENT, TO BE DATED AS OF JUNE 21, 1991, BETWEEN THE COMPANY AND BARCLAYS BANK PLC, PROVIDING FOR REVOLVING CREDIT LOANS IN AGGREGATE PRINCIPAL
AMOUNT NOT IN EXCESS OF $15,000,000, SUBSTANTIALLY IN THE FORM OF THE FINAL DRAFT THEREOF DATED JUNE 21, 1991, AND THE SENIOR REVOLVING CREDIT AGREEMENT, TO BE DATED AS OF JUNE 21, 1991, BETWEEN THE COMPANY AND FIRST BANK NATIONAL ASSOCIATION, PROVIDING FOR REVOLVING CREDIT LOANS IN AGGREGATE PRINCIPAL AMOUNT NOT IN EXCESS OF $5,000,000, SUBSTANTIALLY IN THE FORM OF THE FINAL DRAFT THEREOF DATED JUNE 21, 1991.

     "REVOLVING CREDIT LOANS" SHALL MEAN LOANS MADE UNDER THE REVOLVING CREDIT AGREEMENTS.

     "SECURITIES ACT" SHALL MEAN THE SECURITIES ACT OF 1933, AS AMENDED.

     "SIGNIFICANT HOLDER" SHALL MEAN (i) EACH PURCHASER, SO LONG AS IT SHALL HOLD (OR BE COMMITTED UNDER THIS AGREEMENT TO PURCHASE) ANY NOTE AND SHALL NOT HAVE PREVIOUSLY SOLD OR DISPOSED OF ALL NOTES HELD BY IT, (ii) ANY OTHER INSTITUTIONAL INVESTOR WHICH SHALL HAVE ACQUIRED ALL OF THE NOTES HELD BY A SIGNIFICANT HOLDER AND BY ALL HOLDER AFFILIATES OF SUCH SIGNIFICANT HOLDER, SHALL AT THE TIME HOLD ANY NOTE, AND SHALL NOT HAVE PREVIOUSLY SOLD OR DISPOSED OF ALL NOTES HELD BY IT, AND (iii) ANY OTHER INSTITUTIONAL INVESTOR WHICH IS AT THE TIME A HOLDER OF AT LEAST 10% IN AGGREGATE PRINCIPAL AMOUNT OF THE NOTES AT THE TIME OUTSTANDING, PROVIDED THAT NO PURCHASER OR OTHER INSTITUTIONAL INVESTOR WHICH AT THE TIME HOLDS LESS THAN 10% IN AGGREGATE PRINCIPAL AMOUNT OF THE NOTES AT THE TIME OUTSTANDING SHALL BE A SIGNIFICANT HOLDER FOR THE PURPOSE OF DECLARING NOTES TO BE DUE AND PAYABLE PURSUANT TO CLAUSE (b) OF PARAGRAPH 7A UNLESS ALL HOLDER AFFILIATES OF SUCH SIGNIFICANT HOLDER JOIN IN SUCH DECLARATION.

     "SUBSIDIARY" SHALL MEAN ANY CORPORATION, ASSOCIATION OR OTHER BUSINESS ENTITY WHICH IS REQUIRED TO BE CONSOLIDATED IN THE FINANCIAL STATEMENTS OF THE COMPANY IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AS IN EFFECT FROM TIME TO TIME.

     "TANGIBLE NET WORTH" SHALL MEAN, AS OF ANY TIME OF DETERMINATION THEREOF, THE NET WORTH OF THE COMPANY AND ITS RESTRICTED SUBSIDIARIES DETERMINED ON A CONSOLIDATED BASIS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, PLUS THE AMOUNT OF THE CASH SURRENDER VALUE OF LIFE INSURANCE POLICIES MAINTAINED BY THE COMPANY ON THE LIVES OF EXECUTIVE OFFICERS PLUS THE AMOUNT OF DEBT PERMITTED BY THIS AGREEMENT WHICH IS SUBORDINATE IN RIGHT OF PAYMENT TO THE NOTES MINUS THE SUM OF (i) THE AMOUNT OF ANY GENERAL INTANGIBLES, (ii) AMOUNTS DUE FROM AFFILIATES AND (iii) THE AMOUNT OF INVESTMENTS IN UNRESTRICTED SUBSIDIARIES.

     "TOTAL DEBT" SHALL MEAN, AS OF ANY TIME OF DETERMINATION THEREOF, THE AGGREGATE AMOUNT OF (i) ALL FUNDED DEBT OF THE COMPANY AND RESTRICTED SUBSIDIARIES, PLUS (ii) THE AVERAGE OUTSTANDING DAILY BALANCE OF ALL CURRENT DEBT OF THE COMPANY AND RESTRICTED SUBSIDIARIES DURING THE TWELVE
CALENDAR MONTH PERIOD MOST RECENTLY ENDED AS OF ANY TIME OF DETERMINATION, MINUS (iii) DEBT OF RESTRICTED SUBSIDIARIES OWED TO THE COMPANY OR A WHOLLY-OWNED SUBSIDIARY, MINUS (iv) TO THE EXTENT THAT (a) THE CONVERTIBLE DEBENTURE OF THE COMPANY ORIGINALLY ISSUED DECEMBER 31, 1992 TO T. ROWE PRICE STRATEGIC PARTNERS II, L.P. REMAINS OUTSTANDING AND (b) THE PUBLIC MARKET PRICE OF THE COMPANY'S COMMON STOCK IS IN EXCESS OF THE CONVERSION PRICE SET FORTH IN SUCH CONVERTIBLE DEBENTURE, THE CONVERSION PRICE OF SUCH CONVERTIBLE DEBENTURE.

     "TRANSFER" SHALL MEAN, WITH RESPECT TO ANY ITEM, THE SALE, EXCHANGE, CONVEYANCE, LEASE, TRANSFER OR OTHER DISPOSITION OF SUCH ITEM.

     "TRANSFEREE" SHALL MEAN ANY DIRECT OR INDIRECT TRANSFEREE OF ALL OR ANY PART OF ANY NOTE PURCHASED BY ANY PURCHASER UNDER THIS AGREEMENT.

     "UNRESTRICTED SUBSIDIARY" SHALL MEAN ANY SUBSIDIARY OTHER THAN A RESTRICTED SUBSIDIARY. NO SUBSIDIARY WHICH IS OR BECOMES A RESTRICTED SUBSIDIARY SHALL AT ANY TIME THEREAFTER BECOME OR BE AN UNRESTRICTED SUBSIDIARY. NOTWITHSTANDING THE FOREGOING, SOLELY FOR THE PURPOSES OF CLAUSE
(iii) OF PARAGRAPH 5A, REGIS MEXICO, S.A. SHALL NOT BE DEEMED AN UNRESTRICTED SUBSIDIARY UNLESS AND UNTIL EITHER IT CONTRIBUTES GREATER THAN 5% OF THE CONSOLIDATED REVENUES OF THE COMPANY AND SUBSIDIARIES FOR ANY FISCAL YEAR OF THE COMPANY OR ITS ASSETS CONSTITUTE GREATER THAN 5% OF THE CONSOLIDATED ASSETS OF THE COMPANY AND SUBSIDIARIES AS AT THE END OF ANY FISCAL YEAR OF THE COMPANY.

     "VOTING STOCK" SHALL MEAN ANY SHARES OF STOCK (OR EQUIVALENT INTERESTS) OF THE COMPANY OR ANY SUBSIDIARY WHOSE HOLDERS ARE ENTITLED UNDER ORDINARY CIRCUMSTANCES TO VOTE FOR THE ELECTION OF DIRECTORS (OR PERSONS PERFORMING SIMILAR FUNCTIONS) OF THE COMPANY OR SUCH SUBSIDIARY (IRRESPECTIVE OF WHETHER AT THE TIME STOCK OF ANY OTHER CLASS OR CLASSES (OR EQUIVALENT INTERESTS) SHALL HAVE OR MIGHT HAVE VOTING POWER BY REASON OF THE HAPPENING OF ANY CONTINGENCY).

     "WHOLLY-OWNED RESTRICTED SUBSIDIARY" SHALL MEAN A RESTRICTED SUBSIDIARY ALL THE OUTSTANDING SHARES (OTHER THAN DIRECTORS' QUALIFYING SHARES, IF REQUIRED BY LAW) OF EVERY CLASS OF STOCK OF WHICH ARE AT THE TIME OWNED BY THE COMPANY OR BY ONE OR MORE WHOLLY-OWNED RESTRICTED SUBSIDIARIES.

     If you are in agreement with the foregoing, please execute the enclosed counterparts of this letter and return one such counterpart to each holder named below whereupon this letter will become a binding agreement between the Company and holders effective the date first appearing above.

     Certain letter amendments to the Note Agreement executed and delivered prior to the date hereof included consents or waivers to particular transactions or circumstances, and did not amend the language of the covenants of the Note Agreement. Any such letter amendments shall have no continuing effect from and after the date hereof. If and to the extent the transactions or circumstances that were the subject thereof are of continuing effect, such transactions or circumstances shall be subject to the covenents in the Note Agreement, as amended by this letter amendment.

                                       Very truly yours,

                                       THE PRUDENTIAL INSURANCE
                                        COMPANY OF AMERICA
                                         Percentage of Notes Held: 61.24%


                                       By: B Ross Smead
                                           ------------------------------
                                           Title: Second Vice President

                                       PRUCO LIFE INSURANCE COMPANY
                                         Percentage of Notes Held: 15.12%


                                       By: B Ross Smead
                                           ------------------------------
                                           Title: Assistant Vice President


                                       LIFE INSURANCE COMPANY
                                        OF GEORGIA

                                       By: INTERNATIONALE NEDERLANDEN
                                            NORTH AMERICA INVESTMENT
                                            CENTRE, INC.,
                                            its Agent
                                         Percentage of Notes Held: 9.09%


                                       By: /s/ Fred C. Smith
                                           ------------------------------
                                            Name: Fred C. Smith
                                           Title: S.V.P. and Managing Director

                                       SOUTHLAND LIFE INSURANCE
                                        COMPANY

                                       By: INTERNATIONALE NEDERLANDEN
                                             NORTH AMERICA INVESTMENT
                                             CENTRE, INC.,
                                             its Agent
                                         Percentage of Notes Held: 5.46%


                                       By: /s/ Fred C. Smith
                                           ------------------------------
                                            Name: Fred C. Smith
                                           Title: S.V.P. and Managing Director

                                       By: INTERNATIONALE NEDERLANDEN US
                                           INSURANCE HOLDINGS, INC.

                                         Percentage of Notes Held: 0.91%


                                       By:   Linda B. Emory
                                           ------------------------------
                                           Title: Secretary

                                       INCE & CO.

                                       By: LIFE INSURANCE COMPANY OF
                                           GEORGIA, as beneficial holder of the
                                           Note for which INCE & CO. is the
                                           registered holder as its nominee

                                         Percentage of Notes Held: 0.91%


                                       By: /s/ Fred C. Smith
                                           ------------------------------
                                            Name: Fred C. Smith
                                           Title: S.V.P. and Managing Director


                                       THE OHIO NATIONAL LIFE INSURANCE
                                        COMPANY
                                         Percentage of Notes Held: 7.27%


                                       By: /s/ Michael A. Boedeker
                                           ------------------------------
                                            Name: Michael A. Boedeker
                                           Title: Vice President, Fixed
                                                  Income Securities

Accepted and agreed to effective as of the date first appearing above. The Company hereby represents and warrants that (i) immediately prior to the execution and delivery of this letter amendment there exists, and immediately following the execution and delivery of the letter amendment there will exist, no Default or Event of Default, as defined in the Note Agreement, and
(ii) immediately following the execution and delivery of this letter amendment (but without giving effect to paragraph 5F of the Note Agreement, as amended), the Company will not be subject to any operational or financial covenent in any document evidencing or pertaining to Debt (as defined in the Note Agreement) of the Company which is more favorable to a lender or other beneficiary than those set forth in paragraph 6 of the Note Agreement (as amended).

                                       REGIS CORPORATION


                                       By: /s/ Paul D. Finkelstein
                                           ------------------------------
                                            Name: Paul D. Finkelstein
                                           Title: President

                              Exhibit 1A(ii)
                                   to
                   Amended and Restated Credit Agreement
                   -------------------------------------

                               Subsidiaries
                               ------------



        Legal Name                            Type                   Ownership
        ----------                            ----                   ---------

Hair Programming, Inc.                     Restricted                   100%
Regis Hairstylists, Ltd.                   Restricted                   100%
Supercuts, Inc.                            Restricted                   100%
Trade Secret, Inc.                         Restricted                   100%
Selatz de Mexico, S.A. de C.V.           Unrestricted                   100%
Seligman & Latz de Mexico, S.A. de C.V.  Unrestricted                   100%
S & L de Polanco, S.A. de C.V.           Unrestricted                   100%
Regis Europe, Ltd.                       Unrestricted                    99%*
Regis Mexico, S.A.                       Unrestricted                   100%
Regis Suisse, Ltd.                       Unrestricted                   100%














----------------------------

* Borrower owns 9,998 shares of the 10,000 shares which are outstanding. The two shares not controlled by Borrower are owned by two employees of Regis Europe, Ltd.

                                   EXHIBIT 3A
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                       REPLACEMENT REVOLVING CREDIT NOTE



$________________________                                 Chicago, Illinois
                                                          December 30, 1997


   FOR VALUE RECEIVED, on or before October 31, 1998 (or, if such day is not a Business Day, on the next following Business Day), the undersigned, REGIS CORPORATION, a Minnesota corporation (herein, together with its successors and assigns, called the "Borrower"), promises to pay to the order of ___________________, a ___________________ (herein, together with its succesors and assigns, called the "Bank"), the maximum principal sum of ______________________ DOLLARS ($___________), or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the undersigned pursuant to that certain Amended and Restated Credit Agreement dated as of December 30, 1997, between the Borrower, the Lenders signatory thereto from time to time, and LaSalle National Bank, as Agent for the Lenders (the "Agent") (herein, as the same may be further amended, modified or supplemented from time to time, called the "Credit Agreement"), as shown in the Bank's records.

   The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

   Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Agent's principal office at 135 South LaSalle Street, Chicago, Illinois 60603, for the benefit of the Bank pursuant to the Credit Agreement, or at such other place as may be designated by the Agent to the Borrower in writing.

   This Note is the one of the Revolving Credit Notes referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of the Credit Agreement, including, without limitation, the provisions in ARTICLES 2 AND 3 therein. The Credit Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

   In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

   This Note and the Replacement Revolving Credit Note of even date herewith payable to the order of _________________________ in the maximum principal amount of $__________________ replace in its entirety and are in substitution for but not in payment of that certain Substitute Revolving Note dated as of March 19, 1997 (the "Prior Note") made by Borrower in favor of LaSalle National Bank in the maximum principal amount available of $25,000,000, and does not and shall not be deemed to constitute a novation thereof. Such Prior Note shall be of no further force and effect upon the execution of this Note and the other Replacement Revolving Credit Note; PROVIDED, HOWEVER, that all outstanding indebtedness, including, without limitation, principal and interest, under the Prior Note as of the date of this Note is hereby deemed indebtedness evidenced by this Note and the other Replacement Revolving Credit Note and is incorporated herein by this reference.

   All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

   This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.


                                               REGIS CORPORATION



                                               By:_____________________________

                                                  Name:________________________

                                                  Title:_______________________

                                  EXHIBIT 3L(k)
                                       TO
                        AMENDED AND RESTATED CREDIT AGREEMENT

                             EXISTING LETTERS OF CREDIT


L/C NUMBER           AMOUNT            MATURITY DATE           BENEFICIARY
----------           ------            -------------           -----------

9200100572           $740,000.00          6/30/98        Employers Insurance of
                                                         Wausau

9200102007             $7,035.00         10/31/98        Union Bank of
                                                         Switzerland, Geneva

                           EXHIBIT 4B(1)(ii)(b)
                                    TO

                   AMENDED AND RESTATED CREDIT AGREEMENT

                   FORM OF OPINION OF BORROWER'S COUNSEL


                             December 30, 1997

Each of the Lenders under the
Credit Agreement referred to below

LaSalle National Bank, as Agent
for the Lenders under the
Credit Agreement referred to below
135 South LaSalle Street
Chicago, IL 60603

     RE: REGIS CORPORATION

Ladies and Gentlemen:

     I have acted as legal counsel to Regis Corporation (the "Borrower") in connection with the preparation, execution and delivery of an Amended and Restated Credit Agreement (the "Credit Agreement") dated as of December 30, 1997, by and between the Borrower, the Lenders signatory thereto from time to time, and LaSalle National Bank, as Agent for the Lenders (the "Agent"), and the Notes, dated December 30, 1997, payable to each of the Lenders (the "Notes")(the Credit Agreement and the Notes are collectively referred to herein as the "Loan Documents"). In connection with that representation, I have examined the Articles of Incorporation and Bylaws of the Borrower and its Subsidiaries, the corporation records of the meetings of the Board of Directors of said corporations, the Credit Agreement, the Notes and such other documents, records, instruments, laws and regulations, and have made such inquiries, as I have deemed appropriate for purposes of this opinion. Except for the signatures on behalf of the Borrower on the Credit Agreement and the Notes, I have assumed and not independently verified that all signatures on all signed documents are genuine. All defined terms used herein, except as otherwise defined herein, are used with the same meaning as defined in or used in the Credit Agreement.

December 30, 1997
Page 2


     Based on the foregoing, and relying thereon, I am of the opinion that under current law:

     I. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and is in good standing, duly licensed and qualified to transact business in all jurisdictions where the character of the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary. Each of the Borrower and its Subsidiaries has all requisite power and authority, corporate or otherwise, to conduct its business and to own its properties, and to execute, deliver and perform all of its obligations under the Credit Agreement.

     II. The execution, delivery and performance by the Borrower of the Loan Documents and all documents relating to the Loan Documents have been duly authorized by all necessary action and do not (i) require any consent or approval of the stockholders of any entity, or any consent or approval by any governmental entity, or any consent or approval of any party to any indenture, instrument or agreement known to me to which the Borrower or any of its Subsidiaries is a party or by which any of them or their property may be bound, (ii) violate any provision of any law, rule or regulation, order or decree presently in effect having applicability to the Borrower, (iii) to the best of my knowledge, conflict with, result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or their properties may be bound or affected, or (iv) result in or require the creating or imposition of any mortgage, deed or trust, pledge, lien, security interest, or other charge or encumbrance of any nature (other than in favor of the Lenders) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower and its Subsidiaries.

     III. The Credit Agreement constitutes the legal, valid and binding obligations of the Borrower and is enforceable against the Borrower in accordance with its terms, subject only to the application of bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights generally and to usual equity principles. Each of the Loan Documents has been duly executed and delivered by the Borrower.

     IV. To the best of my knowledge, there are no actions, suits or proceedings pending or threatened against the Borrower or any of its Subsidiaries before any court or governmental entity which, if determined adversely to the Borrower or any of its Subsidiaries, could have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Subsidiaries.

December 30, 1997
Page 3


     V. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or, to our knowledge, controlled by such a company.

     VI. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                        Very truly yours,



                                        Bert M. Gross

                              Exhibit 4B(1)(ii)(i)

                            OFFSET SHARING AGREEMENT

          AGREEMENT, dated as of June 21, 1994, among LaSalle National Bank ("LaSalle"), Bank Hapoalim ("Bank Hapoalim"), The Prudential Insurance Company of America, Pruco Life Insurance Company, Life Insurance Company of Georgia, Southland Life Insurance Company, Wisconsin National Life Insurance Company, Associated Doctors Health and Life Insurance Company and The Ohio Life Insurance Company (the "Institutional Investors", and together with LaSalle and Bank Hapoalim, the "Lenders").

          WHEREAS, Regis Corporation, a Minnesota corporation (the "Company"), has previously entered into a Note Agreement with the Institutional Investors, dated as of June 21, 1991 (the "Note Agreement") which provided for the issuance and sale to the Institutional Investors of Senior Notes due June 30, 1998 of the Company and in the aggregate principal amount of $55,000,000, which Notes are in the form of Exhibit A to the Institutional Investors Agreement (the "Institutional Investors Notes");

          WHEREAS, the Company has entered into a Credit Agreement of even date herewith with LaSalle, for itself and as agent, and Bank Hapoalim (the "Credit Agreement"), providing for revolving loans in the maximum aggregate amount available of $15,000,000, which loans shall be evidenced by a revolving note in favor of each of LaSalle and Bank Hapoalim in the form of
EXHIBIT 3.1 to the Credit Agreement (the Revolving Notes; the Institutional Investor Notes and the Revolving Notes are collectively referred to herein as the "Lender Notes"), which Credit Agreement and Revolving Notes shall replace the Revolving Credit Loans and Revolving Credit Agreement (as such terms are defined in the Note Agreement) originally in effect as of the date of the Note Agreement; and

          WHEREAS, pursuant to paragraph 6(C)(2) of the Note Agreement, LaSalle and Bank Hapoalim, along with the Institutional Investors, are required to execute this Offset Sharing Agreement in order for the Company to incur Debt (as defined in the Note Agreement) in the form of revolving credit loans by LaSalle and Bank Hapoalim (the Credit Agreement and the Note Agreement are collectively referred to herein as the "Loan Documents").

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is hereby agreed as follows:

          1. The Lenders agree among themselves that if any Lender shall obtain payment on the indebtedness under the Lender Notes held by it through the exercise of a right of set-off or banker's lien, or through the exercise of any similar rights, such Lender will promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Lender Notes held by each of the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that each Lender shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal, interest and premium, if any, on the Lender Notes held by each Lender, PROVIDED that if all or any portion of such payment is thereafter rescinded or must otherwise be restored (including, without limitation, by reason of the insolvency, bankruptcy or reorganization of the Company), the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) so that the Lender which shall have shared the benefit of such rescinded or restored payment (or portion of payment) shall not suffer a loss by reason of sharing such benefit. The treatment as secured claims, in a bankruptcy, reorganization or similar proceeding of the Company, of the indebtedness under any Lender Notes because (i) any funds of the Company shall have been on deposit in any of the Lenders or (ii) other amounts shall have been payable to the Company by any of the Lenders or (iii) other assets of the Company shall have been in the possession of any of the Lenders, which treatment results in payments or distributions to any of such Lenders on account of such indebtedness in amount or value proportionately greater than payments or distributions on account of unsecured claims, shall be deemed for purposes of this Agreement to be the obtaining of payment on such indebtedness held by such Lenders through the exercise of a right of set-off or banker's lien or through the exercise of similar rights, to the extent of the extra amount or value received by such Lenders. Nothing in this Agreement shall be deemed to apply to any payment, funds or other amounts obtained by LaSalle as reimbursement for indebtedness owed to LaSalle as a result of its functioning as a depositary bank for the Company, PROVIDED that if the amount so obtained at any time exceeds $100,000 or is applied to indebtedness which has been outstanding for more than five days, the Company will promptly notify each of the Lenders other than LaSalle and Bank Hapoalim (collectively, the "Revolving Lenders") if such reimbursement and, if not later than ten days after receiving such notification any Lender shall request LaSalle, on behalf of the Revolving Lenders, in writing to share such amount under this Agreement, the amount of such reimbursement so obtained shall be deemed for purposes of section 1 of this Agreement to be a payment obtained by the Revolving Lenders on the indebtedness under the Revolving Notes issued by the Company in favor of the Revolving Lenders through the exercise of a right of set-off. So long as LaSalle has not been notified or is otherwise unaware that a default or an Event of Default (as defined by the Note Agreement or the Credit Agreement) has occurred and is continuing under the Note Agreement or the Credit Agreement, the restrictions on the Revolving Lenders made by the proviso to the preceding sentence shall not apply to automatic debits made by LaSalle, as agent for the Revolving Lenders, under Paragraph 4A(2) of the Credit Agreement (in the form attached hereto as Exhibit A) and the Revolving Lenders shall not be required to share the amount so debited.

          2. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          3. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and will constitute a binding agreement when executed by each of the parties hereto. It shall not be necessary that each counterpart hereof be signed by all the parties hereto, and in making proof of this Agreement it shall not be necessary to produce or account for more than sufficient counterparts hereof to evidence execution by all the parties hereto.

          4. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, including any transferees of the Lender Notes, PROVIDED that any transferee of Lender Notes shall be entitled to the benefits of this Agreement only if it or the Company shall have given notice to any other Lender obligated hereunder that such transferee has become a holder of Lender Notes, such notice to be given in accordance with the notice provisions of the respective Loan Agreements.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first above written.

                                     LASALLE NATIONAL BANK

                                     By: /s/ [ILLEGIBLE]
                                        ----------------------------------------
                                     Title: Commercial Loan Officer
                                           -------------------------------------

                                     BANK HAPOALIM

                                     By: /s/ John M. Orpen  /s/ Michael J. Byrne
                                        ----------------------------------------
                                     Title: VICE PRESIDENT           V.P.
                                           -------------------------------------

                                     THE PRUDENTIAL INSURANCE COMPANY OF
                                       AMERICA

                                     By: /s/ P. Scott von Fischer
                                        ----------------------------------------
                                     Title: Vice President
                                           -------------------------------------

                                     PRUCO LIFE INSURANCE COMPANY

                                     By: /s/ P. Scott von Fischer
                                        ----------------------------------------
                                     Title: Vice President
                                           -------------------------------------

                                     LIFE INSURANCE COMPANY OF GEORGIA
                                     By THE INVESTMENT CENTRE, INC., its Agent

                                     By: /s/ Fred C. Smith
                                        ----------------------------------------
                                     Title: SENIOR VICE PRESIDENT AND
                                              MANAGING DIRECTOR
                                           -------------------------------------

                        SOUTHLAND LIFE INSURANCE COMPANY
                        By: Internationale Nederlanden North America Investment Centre, Inc., its Agent

                        By: /s/ Fred C. Smith
                            ------------------------------------------------
                        Title: Senior Vice President and Managing Director
                               ------------------------------------------------

                        INTERNATIONALE NEDERLANDEN US INSURANCE
                        HOLDINGS, INC.
                        By: Internationale Nederlanden North America Investment Centre, Inc., its Agent

                        By: /s/ Fred C. Smith
                            ------------------------------------------------
                        Title: Senior Vice President and Managing Director
                               ------------------------------------------------

                        ASSOCIATED DOCTORS HEALTH AND LIFE
                        INSURANCE COMPANY
                        By: Internationale Nederlanden North America Investment Centre, Inc., its Agent

                        By: /s/ Fred C. Smith
                            ------------------------------------------------
                        Title: Senior Vice President and Managing Director
                               ------------------------------------------------

                        THE OHIO NATIONAL LIFE INSURANCE COMPANY

                        By:
                            ------------------------------------------------
                        Title:
                               ------------------------------------------------

          The undersigned hereby acknowledges and consents to the terms of the Offset Sharing Agreement; agrees that by executing this acknowledgement and consent, the undersigned is bound by the terms of the Offset Sharing Agreement as they effect and determine the relative rights of the Lenders; and the undersigned further agrees that the terms of the Offset Sharing Agreement and the performance of such terms by the parties thereto shall not give the undersigned any additional rights vis-a-vis any of the Lenders. The undersigned agrees to give the notifications referred to in the proviso to the next to last sentence of Section 1 of the Offset Sharing Agreement.

                        REGIS CORPORATION

                        By: /s/ [ILLEGIBLE]
                            ------------------------------------------------
                        Title: [ILLEGIBLE]
                              -----------------------------------------------

                                   EXHIBIT A

                    Paragraph 4A(2) of the Credit Agreement


          4A(2) AUTOMATIC DEBIT. In order to cause timely payment to be made to Agent in accordance with PARAGRAPH 4A(1) above, for the account of the Banks, of all Borrower's Liabilities as and when due, Borrower hereby authorizes and directs Agent, at Agent's option, to debit the amount of such Borrower's Liabilities to any ordinary deposit account of Borrower or by increasing the principal balance due under the Loans.

                             EXHIBIT 5A
                                TO
                AMENDED AND RESTATED CREDIT AGREEMENT

                    REPLACEMENT TERM LOAN A NOTE

$10,000,000                                                  Chicago, Illinois
                                                             December 30, 1997

    FOR VALUE RECEIVED, the undersigned, REGIS CORPORATION, a Minnesota corporation (herein, together with its successors and assigns, called the "Borrower"), promises to pay to the order of LaSALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank"), the principal sum of TEN MILLION DOLLARS ($10,000,000), together with interest on the unpaid principal amount of this Note outstanding from time to time.

    This Note is the Term Loan A Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Amended and Restated Credit Agreement dated as of December 30, 1997, between the Borrower, the Lenders signatory thereto from time to time, and LaSalle National Bank, as Agent for the Lenders (the "Agent") (herein, as the same may be further amended, modified or supplemented from time to time, called the "Credit Agreement"), including, without limitation, the provisions in
ARTICLE 5 therein. The Credit Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Term Loan A Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

    The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

    The principal amount of the indebtedness evidenced hereby shall be payable in installments in the amounts and on the dates specified in the Credit Agreement and, if not sooner paid in full, on July 1, 2000.

    Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Bank's principal office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as may be designated by the Bank to the Borrower in writing.

    In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

    This Note replaces in its entirety and is in substitution for but not in payment of that certain Term Note dated as of October 28, 1996 (the "Prior Note") made by Borrower in favor of the Bank in the principal amount of $10,000,000, and does not and shall not be deemed to constitute a novation thereof. Such Prior Note shall be of no further force and effect upon the execution of this Note; PROVIDED, HOWEVER, that all outstanding indebtedness, including, without limitation, principal and interest, under the Prior Note as of the date of this Note is hereby deemed indebtedness evidenced by this Note and is incorporated herein by this reference.

    All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

    This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

                                         REGIS CORPORATION


                                         By:
                                            --------------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------

                              EXHIBIT 6A
                                  TO
                AMENDED AND RESTATED CREDIT AGREEMENT

                   REPLACEMENT TERM LOAN B NOTE

$___________________                                         Chicago, Illinois
                                                             December 30, 1997


    FOR VALUE RECEIVED, the undersigned, REGIS CORPORATION, a Minnesota corporation (herein, together with its successors and assigns, called the "Borrower"), promises to pay to the order of _________________________, a ______________________ (herein, together with its successors and assigns, called the "Bank"), the principal sum of __________________________________
DOLLARS ($_________), or such lesser principal amount as may be outstanding pursuant to the Credit Agreement (as hereinafter defined) with respect to Term Loan B (as defined in the Credit Agreement) made by the Bank to the undersigned pursuant to the Credit Agreement, together with interest on the unpaid principal amount of this Note outstanding from time to time.

    This Note is one of the Term Loan B Notes referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Amended and Restated Credit Agreement dated as of December 30, 1997, between the Borrower, the Lenders signatory thereto from time to time, and LaSalle National Bank, as Agent for the Lenders (the "Agent") (herein, as the same may be further amended, modified or supplemented from time to time, called the "Credit Agreement"), including, without limitation, the provisions in ARTICLE 6 therein. The Credit Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Term Loan B Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

    The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

    The principal amount of the indebtedness evidence hereby shall be payable in the amounts and on the dates specified in the Credit Agreement and, if not sooner paid in full, on December 31, 1998.

    Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Agent's principal office at 135 South LaSalle Street, Chicago, Illinois
60603, for the benefit of the Bank pursuant to the Credit Agreement, or at such other place as may be designated by the Agent to the Borrower in writing.

    In addition to, and not in limitation of, the foregoing and the provisions of the Credit Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

    This Note and the Replacement Term Loan B Note of even date herewith payable to the order of ____________________ in the maximum principal amount available of $____________ replace entirely and are in substitution for but not in payment of that certain Term B Note dated July 11, 1997 (the "Prior Note") made by Borrower in favor of LaSalle National Bank in the maximum principal amount of Fifteen Million Dollars ($15,000,000), and does not and shall not be deemed to constitute a novation thereof. Such Prior Note shall be of no further force and effect upon the execution of this Note and the other Replacement Term Loan B Note; PROVIDED, HOWEVER, all outstanding indebtedness, including, without limitation, principal and interest, under the Prior Note as of the date of this Note is hereby deemed indebtedness evidenced by this Note and the other Replacement Term Loan B Note and is incorporated herein by this reference.

    All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

    This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.


                                        REGIS CORPORATION


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:
                                                 -------------------------

                                EXHIBIT 9B
                                   TO
                  AMENDED AND RESTATED CREDIT AGREEMENT

          CONTINGENT OR OTHER OBLIGATIONS, LEASES AND COMMITMENTS
                  NOT REFLECTED ON FINANCIAL STATEMENTS




                                  NONE

                                  EXHIBIT 9D
                                      TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     DEBT


                                                       Balance at
                                                          9/30/97
                                                          -------

REGIS - DOMESTIC

    Senior Term Note                                  $14,000,000
    Prudential Private Shelf Agreement                 30,000,000
    LaSalle Term Note                                  10,000,000
    National Hair Care Acquisition Debt                 1,530,000
    Capital Lease Obligations                             461,000
    Non Compete Agreements                                165,000
    Deferred Compensation Note                            212,000


REGIS - TRADE SECRET

    Shareholder Notes                                  $2,106,000
    Leda Note                                             246,000
    Trade Name Note                                       529,000
    Non Compete and Deferred Purchase Price Notes         300,000


REGIS - SUPERCUTS

    Prudential Private Shelf Agreement                $22,000,000
    Prime Leasing Term Loan                             3,858,000
    Gary Grace Debenture                                1,050,000
    Capital Lease Obligations                           4,767,000
    Acquisition Notes                                   1,291,000
                                                        ---------

           Total Debt                                 $92,015,000
                                                      -----------
                                                      -----------

                                EXHIBIT 90
                                    TO
                   AMENDED AND RESTATED CREDIT AGREEMENT

                          AFFILIATES OF BORROWER


The following sets forth the nature and terms of all continuing transactions or agreements between the Borrower and each Restricted Subsidiary or any Affiliate other than a Subsidiary.

Affiliate Name        Description
--------------        -----------

Curtis Squire, Inc.   ARTWORK RENTAL: The company annually rents artwork from
                      Curtis Squire, Inc. which is housed and displayed in the corporate home office. The annual rental charge is approximately $120,000 which is believed to be a fair market rental. The proceeds from the rental charge are used to pay for the accounting service fee charged by Regis (see discussion below).

                      ACCOUNTING SERVICE FEE: The company annually charges Curtis Squire, Inc. a fee for the performance of certain accounting services provided by Regis Corporation employees. The fee of approximately $132,000 is believed to be a fair market charge. As discussed above, the charge is essentially offset by the artwork rental.

                                 EXHIBIT 9V
                                     TO
                   AMENDED AND RESTATED CREDIT AGREEMENT

                                  INSURANCE


The attached sets forth a complete and accurate description of all policies of insurance in effect as of the date of this Agreement, as required pursuant to Paragraph 5J(i) of the Note Agreement.

In satisfaction of Paragraph 5J(ii) of the Note Agreement, the following sets forth certain life insurance policies of the Borrower in effect as of the date of this Agreement with the Borrower as owner and named beneficiary:


Insured Name          Insurance Death Benefit       Premium Loans and Interest
------------          -----------------------       --------------------------

Myron D. Kunin                $3,843,722                       $718,897

Paul D. Finkelstein           $2,851,179                       $0

                             SCHEDULE OF INSURANCE
                                AS OF:  8/01/97


                  INSURED: Regis Corporation
                           7201 Metro Boulevard
                           Minneapolis, Minnesota 55439-2103

                                                                                    EFF.      EXP.
COVERAGE DESCRIPTION                    COMPANY                  POLICY NUMBER      DATE      DATE
--------------------                    -------                  -------------     -------   -------

Commercial Property Coverage            ROYAL INDEMNITY          RHT307268         7/01/97   7/01/98
Boiler and Machinery Coverage           FEDERAL                  78360070          7/01/97   7/01/98
Collateral Bond                         U.S. FIRE                6102175401        6/12/97   6/12/98
Sales Tax Bond                          WAUSAU INS. CO.          035021130651      8/04/97   8/04/98
Sales Tax Bond                          WAUSAU INS. CO.          035022130651      9/22/97   8/22/98
Sales Tax Bond                          WAUSAU INS. CO.          055008100348      6/09/97   6/09/98
Utility Payment Bond                    WAUSAU INS. CO.          055005100348      2/01/97   2/01/98
Utility Payment Bond                    WAUSAU INS. CO.          035009130651      8/15/97   8/15/98
Utility Payment Bond                    WAUSAU INS. CO.          035008130651      8/16/97   8/16/98
Utility Payment Bond                    WAUSAU INS. CO.          035010130651      9/01/97   9/01/98
Utility Payment Bond                    WAUSAU INS. CO.          035013130651      9/01/97   9/01/98
Utility Payment Bond                    WAUSAU INS. CO.          035023130651      9/27/97   9/27/98
Utility Payment Bond                    WAUSAU INS. CO.          035014130651      9/29/97   9/29/98
Utility Payment Bond                    WAUSAU INS. CO.          035024130651      10/04/97  10/04/98
Utility Payment Bond                    WAUSAU INS. CO.          035015130651      11/01/97  11/01/98
Utility Payment Bond                    WAUSAU INS. CO.          035025130651      11/16/97  11/16/98
Utility Payment Bond                    WAUSAU INS. CO.          035016130651      12/29/97  12/29/98
Utility Payment Bond                    WAUSAU INS. CO.          055007100348      6/01/97   6/01/98
Utility Payment Bond                    WAUSAU INS. CO.          055006100348      6/07/97   6/07/98
Utility Payment Bond                    WAUSAU INS. CO.          035020130651      7/06/97   7/06/98
Utility Payment Bond                    WAUSAU INS. CO.          035006130651      7/26/97   7/26/98
Executive Risk Package                  FEDERAL                  81389654          8/15/97   8/15/98
Directors & Officers Liability          FEDERAL                  81389654          8/15/97   8/15/98
Outside Directorship Liability          FEDERAL                  81389654          8/15/97   8/15/98
Fiduciary Liability                     FEDERAL                  81389654          8/15/97   8/15/98
Executive Risk Insurance                FEDERAL                  81389654          8/15/97   8/15/98
Commercial Crime Coverage               FEDERAL                  81389654          8/15/97   8/15/98
Business Auto Coverage                  WAUSAU INS. CO.          052702100821      7/01/97   7/01/98
Business Auto Coverage                  WAUSAU INS. CO.          052703100821      7/01/97   7/01/98
Business Auto Coverage                  WAUSAU INS. CO.          052704100821      7/01/97   7/01/98
Business Auto Coverage                  WAUSAU INS. CO.          272700021903      7/01/97   7/01/98
Commercial General Liability            ATLANTIC MUTUAL INS.     299500859         7/01/97   7/01/98
Commercial General Liability            CENTENNIAL INS.          96002010          7/01/97   7/01/98

Foreign Property Coverage               SEGUROS COMMERCIAL AMER  NX101725          7/01/97   7/01/98
Foreign Property Coverage               SEGUROS COMMERCIAL AMER  LX100551          7/01/97   7/01/98
Foreign Property Coverage               INS. CO ST OF PA         08002633423       9/01/97   9/01/98
Workers Compensation Coverage           Wausau Insurance Co.     051702100821      7/01/97   7/01/98
Workers Compensation Coverage           Wausau Insurance Co.     051700100821      7/01/97   7/01/98
Employers Liability Coverage            Wausau Insurance Co.     271700021903      7/01/97   7/01/98
Aggregate Stop Loss                     Wausau Insurance Co.     052700100821      7/01/97   7/01/98
Statutory Disability Coverage                                    TDIH10365         11/01/97  99/99/99
Statutory Disability Coverage           ZURICH American Ins.     1595143001        1/01/97   99/99/99
Commercial Umbrella Cov. (Simp)         FEDERAL                  9779738148        7/01/97   7/01/98
Excess Umbrella Coverage                CRUM & FORSTER           5520041685        7/01/97   7/01/98
Excess Umbrella Coverage                FIREMAN'S FUND-UMB POL   XXK82786708       7/01/97   7/01/98

                                   EXHIBIT 9W
                                       TO
                    AMENDED AND RESTATED CREDIT AGREEMENT

                     ASSUMED CORPORATE NAMES OF BORROWER






                                     NONE